AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 2013

REGISTRATION NO. 333-184998

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPERFUND GREEN, L.P.

(Exact name of registrant as specified in its charter)

Delaware	6221
(State of Organization)	(Primary Standard Industrial Classification Code Number)

98-0375395
(I.R.S. Employer Identification Number)

Superfund Office Building P.O. Box 1479 Grand Anse St. George’s, Grenada West Indies (473) 439- 2418	Martin Schneider Superfund Office Building P.O. Box 1479 Grand Anse St. George’s, Grenada West Indies (473) 439-2418
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James B. Biery

Daniel F. Spies

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-4167

Approximate Date Of Commencement Of Proposed Sale To The Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities being Registered	Proposed Maximum Aggregate Offering Price	Amount of Additional Registration Fee(1)*
Series A Limited Partnership Units	$201,733,991	$0
Series B Limited Partnership Units	$304,970,060	$0

(1)	Pursuant to Rule 457(o).
*	As of the date hereof, Registrant registers pursuant to this Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-184998) $201,733,991 of Series A Units and $304,970,060 of Series B Units. Upon the filing of this Amendment No. 1 to the Registration Statement on Form S-1, Registrant carries forward and registers, pursuant to Rule 415(a)(6), $201,733,991 of registered but unsold Series A Units and $304,970,060 of registered but unsold Series B Units from Registrant’s previous Registration Statement on Form S-1 (Registration No. 333-162132) for which Registrant has paid $21,533.54 and $24,731.64 in registration fees to the Securities and Exchange Commission, respectively.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

SUPERFUND GREEN, L.P.

$201,733,991 SERIES A

$304,970,060 SERIES B

UNITS OF LIMITED PARTNERSHIP INTEREST

The Offering

Superfund Green, L.P., a Delaware limited partnership (the “Fund”), is offering two separate series of limited partnership units (“Units”), designated Series A and Series B (the “Series”), in an aggregate offering amount of up to $506,704,051 for both Series A and Series B together. The two Series are traded and managed the same way except for the degree of leverage. The assets of each Series are segregated from the other Series and each Series is offered separately.

Superfund USA, LLC and additional selling agents, which serve as underwriters, are offering the Series’ Units on the last day of each month at a price of month-end net asset value per Unit. As of February 28, 2013, the net asset value of a Series A Unit was $1,182.75 and the net asset value of a Series B Unit was $1,230.76. No up-front underwriting discount or commissions apply. The selling agents will use their best efforts to sell the Units offered. The offering will be conducted on a continuous basis until all Units have been sold. This offering is scheduled to terminate on May [    ], 2016 provided, however, that it may terminate earlier if all of the Units registered pursuant to the registration statement of which this Prospectus is part have been sold and it may be extended for up to six months beyond May [    ], 2016 pursuant to the rules of the Securities Act of 1933. Subscription proceeds are held in escrow at HSBC Bank USA until released to the Series. There is no minimum number of Units that must be sold for Units to be issued at the end of each month. Regardless of the net asset value at which Units are issued, the initial aggregate net asset value of an investor’s Units will equal the dollar amount of the investor’s subscription, and no up-front underwriting discount or commission will be taken, although, as described herein, certain Units will pay an installment selling commission of up to 10% of the gross offering proceeds of the Units in monthly installments of 1/12 of 4.0% of the month-end net asset value of such Units.

The Risks

These are speculative securities. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER “THE RISKS YOU FACE” ON PAGE 11.

•	The Fund is speculative and highly leveraged. The Series will acquire positions with face amounts substantially greater than their total equity. Leverage magnifies the impact of both gains and losses.

•	Performance can be volatile and the net asset value per Unit may fluctuate significantly in a single month.

•	You could lose all or substantially all of your investment in each Series.

•	Superfund Capital Management, Inc. has total trading authority over each Series. The use of a single advisor could mean lack of diversification and, consequently, higher risk.

•

There is no secondary market for the Units, and none is expected to develop. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. See “Distributions and Redemptions.”

•

Transfers of interest in the Units are subject to limitations, such as 30 days’ advance written notice of any intent to transfer. Also, Superfund Capital Management, Inc. may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for a Series. See “Superfund Green, L.P. Sixth Amended and Restated Limited Partnership Agreement.”

•	Substantial expenses must be offset by trading profits and interest income for each Series to be profitable.

•	No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

To invest, you will be required to represent and warrant, among other things, that you have received a copy of this Prospectus and that you satisfy the minimum net worth and income requirements for residents of your state to invest in a Series. You are encouraged to discuss your investment decision with your individual financial, tax and legal advisors.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

SUPERFUND CAPITAL MANAGEMENT, INC.

General Partner

Prospectus dated [                    ]

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 4 THROUGH 8 AND 46 THROUGH 49 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 6, 7 AND 8.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 11.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN SUPERFUND GREEN, L.P.’S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE

REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN WASHINGTON, D.C. SUPERFUND GREEN, L.P. FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITY AT 100 F STREET, N.E., WASHINGTON, D.C. 20549. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION. SUPERFUND GREEN, L.P.’S FILINGS WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

SUPERFUND CAPITAL MANAGEMENT, INC.

General Partner

SUPERFUND OFFICE BUILDING

PO BOX 1479

GRAND ANSE

ST. GEORGE’S, GRENADA

WEST INDIES

(473) 439-2418

i

EXHIBIT A: Superfund Green, L.P. Form of Sixth Amended and Restated Limited Partnership Agreement	A-1

An electronic version of this Prospectus and the subscription materials are available on a dedicated web site (http://www.superfund.net) being maintained by Superfund USA, LLC

v

SUMMARY

General

Superfund Green, L.P. (the “Fund”), is offering two separate series of limited partnership units (“Units”): Superfund Green, L.P. Series A and Superfund Green, L.P. Series B (each, a “Series”). Each Series trades speculatively in the U.S. and international futures and cash foreign currency markets. Specifically, each Series trades in a portfolio of more than 120 futures and forward contracts using fully automated, proprietary, computerized trading systems. The Superfund trading systems are licensed to Superfund Capital Management, Inc., the Fund’s general partner and a Grenada corporation (“Superfund Capital Management”) on a non-exclusive basis. These systems automatically initiate buy and sell trading signals and monitor relevant technical indicators on over 120 contracts traded in the United States, Canada, Europe and Asia. Each Series’ strategy is based on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) systematic, primarily trend-following, trading models, and (iv) money management. Superfund Capital Management may also formulate new approaches to carry out the overall investment objective of each Series. Superfund Capital Management reserves the right to trade other pools and/or funds.

The leverage and trading methodology employed with respect to Series A is the same as that for Superfund Q-AG, a private non-U.S. fund managed by Superfund Trading Management, Inc., an affiliate of Superfund Capital Management. The leverage and trading methodology employed with respect to Series B is the same as that for Superfund GCT, a private non-U.S. fund managed by Superfund Asset Management GmbH, an affiliate of Superfund Capital Management. Series B is leveraged approximately 1.5 times Series A. Performance information for each Series is shown beginning on page 21 and for these private, non-U.S. funds beginning on page 121 of the Prospectus.

Each Series trades in more than 120 futures and forward contracts globally, including both commodity and financial futures. The primary sectors that each Series may trade are: currencies, interest rates, bonds, stock indices, metals, energy, grains and agricultural markets. Each Series will emphasize instruments with low correlation to each other and high liquidity for order execution. Notwithstanding each Series’ philosophy of diversification among markets traded, a majority of each Series’ market exposure may be concentrated in only one or two market sectors from time to time.

The proprietary software technology embodied in Superfund’s trading systems examines a broad array of investments around the world to identify possible opportunities that fit within a narrow selection criteria. This methodology primarily uses trend-following technical trading strategies. The holding period for positions can vary from less than one day to months. The technology is designed to isolate market patterns that offer high reward to risk potential based on historical data. Once potential trades are identified, the systems apply additional filters such as overall risk capital and portfolio volatility prior to generating definite buy or sell signals. All transactions are then executed using a fully automated computerized system.

Superfund Capital Management integrates a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks trading opportunities arising out of short term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund.

The following summary provides a review in outline form of certain important aspects of an investment in each Series.

How to Subscribe for Units

•

Investors must submit subscriptions at least five business days prior to the applicable month-end closing date. Approved subscriptions will be accepted once payments are received and cleared at the applicable month-end net asset value for the respective Series. Pursuant to an addendum to the Subscription Agreement, investors may subscribe for Units and receive them, and pay for them in equal installments, over a period of time to achieve an average price for the Units acquired; provided, however, that no Units will be issued until such Units have been fully paid for by the investor.

•

Each Series will accept subscriptions throughout the continuing offering period, which can be terminated by Superfund Capital Management at any time. The offering is scheduled to terminate on May [    ], 2016, provided, however, that it may terminate earlier if all of the Units registered pursuant to the registration statement of which this Prospectus is part have been sold and it may be extended for up to six months beyond May [    ], 2016 pursuant to the rules of the Securities Act of 1933. Additional registration statements may also be filed in the future offering additional Units for sale to the public.

•

The selling agents serve as underwriters and will use their best efforts to sell the Units offered, without any firm underwriting commitment. Superfund Capital Management is also offering Units, through Superfund USA, LLC (“Superfund USA”), which also serves as an underwriter, to potential investors by distributing this Prospectus and making it available on a dedicated internet website (http://www.superfund.net). Superfund Capital Management intends to engage in marketing efforts through media including but not limited to third-party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events. Investors are required to make representations and warranties regarding their suitability to purchase the Units in the Subscription Agreement. Read the Subscription Agreement, which accompanies this Prospectus, as well as this Prospectus carefully before you decide whether to invest.

Minimum Investment in Each Series

The minimum initial investment is $10,000 per Series. Persons that become limited partners by holding Units in a particular Series may make additional investments in that same Series of at least $1,000.

Is Superfund Green, L.P. a Suitable Investment for You?

The primary objective of the Units is to achieve substantial capital appreciation over time. An investment in the Units may fit within your portfolio allocation strategy if you are interested in the Units’ potential to produce returns that are generally unrelated to traditional securities investments. An investment in each Series is speculative and involves a high degree of risk. Each Series is not a complete investment program. Superfund Capital Management offers each Series as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in each Series should only be a limited portion of the investor’s portfolio. You must, at a minimum, have:

(1) a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or

(2) a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000.

A number of jurisdictions in which the Units are offered impose higher minimum suitability standards on prospective investors. More information regarding these minimum suitability standards is found in the subscription materials, which accompany this Prospectus. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the Units is suitable for you. YOU MAY NOT INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN THE FUND.

Risk Factors You Should Consider Before Investing in Either Series

•

Each Series is a highly volatile and speculative investment. There can be no assurance that each Series will achieve its objectives or avoid substantial losses. You must be prepared to lose all or substantially all of your investment.

•

For every gain made in a futures, forward or swap transaction, the opposing side of that transaction will have an equal and offsetting loss. Each Series has from time to time in the past experienced drawdowns. Investments managed by Superfund Capital Management, including the Series, will likely experience drawdowns in the future.

•

Each Series trades in futures and forward contracts and may trade swap contracts. Therefore, each Series is a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to each Series.

•	There is no secondary market for Units of each Series and it is not anticipated that any such market will develop.

•	Each Series is subject to numerous conflicts of interest including the following:

(1) Superfund Capital Management is both the general partner and trading advisor of each Series and its fees and services have not been negotiated at arm’s length. Superfund Capital Management has a disincentive to replace itself as trading advisor, even if doing so may be in the best interests of each Series;

(2) Superfund Capital Management, each Series’ clearing brokers and their respective principals and affiliates, may trade in the futures, forward and swaps markets for their own accounts and may take positions opposite or ahead of those taken for each Series; and

(3) Superfund Capital Management’s principals are not obligated to devote any minimum amount of time to the Fund.

•

Owners of Units (“Limited Partners”) take no part in the management of each Series, and the past performance of Superfund Capital Management or each Series is not necessarily indicative of future results of a Series.

•

Superfund Capital Management will be paid a monthly management fee of 1/12 of 1.85% of the monthly net asset value (1.85% annually) for each Series, regardless of profitability. Superfund Capital Management will also be paid monthly performance fees equal to 25% of aggregate cumulative net appreciation (if any) of each Series above its previous highest value, excluding interest income.

•	Each Series is a single-advisor fund which may be inherently more volatile than multi-advisor managed futures products.

•

Although each Series is liquid compared to other “alternative” investments such as real estate or venture capital, liquidity is restricted, as the Units may only be redeemed on a monthly basis, upon five business days’ written notice. You may transfer or assign your Units after 30 days’ advance notice, and only with the consent of Superfund Capital Management which may not be given if such transfer may result in adverse legal or tax consequences for a Series.

•

Even though Superfund Capital Management does not presently intend to make distributions from either Series, you will be liable for taxes on your share of trading profits and other income of the Series in which you invest.

•

Each Series must experience certain levels of trading profits in order for you to break even on your investment. Based on an initial investment of $10,000 (and assuming no changes in net asset value and interest income of 0.02%), the break even points for each Series are as follows: Series A — 8.98% ($898.00); Series A not subject to selling commissions — 4.98% ($498.00); Series B — 9.98% ($998.00); Series B not subject to selling commissions — 5.98% ($598.00). A more detailed break even analysis begins at page 6.

Investment Factors You Should Consider Before Investing in Either Series

•	Each Series is a leveraged investment fund managed by an experienced, professional trading advisor and it trades in a wide range of futures and forward markets.

•	Superfund Capital Management utilizes proprietary, systematic trading systems for each Series.

•

Each Series has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility (a primary measure of risk) of a portfolio. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that either Series will outperform other sectors of an investor’s portfolio or not produce losses. Each Series’ profitability also depends on the success of Superfund Capital Management’s trading techniques. If a Series is unprofitable, then the Series will not increase the return on an investor’s portfolio or achieve its diversification objectives.

•	Investors in each Series get the advantage of limited liability in highly leveraged trading.

Superfund Capital Management

Superfund Capital Management, the general partner and trading advisor for each Series, is responsible for the administration and trading of each Series. Superfund Capital Management serves as the general partner and trading adviser for other investment funds with a similar strategy to that of each Series. Moreover, affiliates of Superfund Capital Management manage various offshore investment funds with strategies substantially similar to that of each Series.

Charges to Each Series

Each Series’ charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of each Series’ assets.

Superfund Capital Management

•	1.85% annual management fee (1/12 of 1.85% payable monthly) for each Series.

•	25% of new appreciation (if any) in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions.

•

Up to 1% of net assets in each Series per year (up to 1/12 of 1% payable monthly) for ongoing offering expenses (including the costs of updating this Prospectus and registering additional Units for sale to the public), such as legal, auditing, administration, printing and postage costs, not to exceed the amount of actual expenses incurred. Ongoing offering expenses will not exceed 0.1479% of the gross offering proceeds of the Units registered pursuant to the registration statement of which this Prospectus is part. Superfund Capital Management will assume liability for ongoing offering expenses in excess of 1% of average month-end net assets per year of each Series.

•

Up to 0.15% of net assets in each Series per year (1/12 of 0.15% payable monthly) for operating expenses such as legal, auditing, administration, printing and postage, not to exceed the amount of actual expense incurred.

Selling Agents and Others

•

An annual selling commission will be paid to Superfund USA, an affiliate of Superfund Capital Management. The Units pay a commission of 4% of the month-end net asset value per Unit (1/12 of 4% per month) in the initial year after purchase. The Units pay additional selling commissions of 4% per annum of the month-end net asset value per Unit thereafter. Each Series and Superfund USA may retain additional selling agents to assist with the placement of the Units. Superfund USA will pay all or a portion of the selling commission described above which it receives in respect of the Units sold by the additional selling agents to the additional selling agents effecting the sales. If the selling commission paid in the initial year after purchase is less than 4% of proceeds due to a decrease in the net asset value per Unit, the maximum additional selling commissions paid will exceed 6% of the proceeds. If the selling commission paid in the initial year after purchase is more than 4% of the proceeds due to an increase in the net asset value per Unit, the maximum additional selling commissions paid will be less than 6% of the proceeds. In either case, the maximum cumulative selling commission per Unit sold pursuant to this Prospectus is 10% of the gross offering proceeds price for such Unit (which is equal to $50,670,405 out of the $506,704,051 in Units offered pursuant to this Prospectus).

•

If you participate in a registered investment adviser’s asset-based fee or fixed fee advisory program and your investment adviser recommends a portfolio allocation to the Fund or if the Units are purchased by commodity pools operated by commodity pool operators registered as such with the Commodity Futures Trading Commission (“CFTC”), your Units purchased through Superfund USA will not be subject to the selling commissions described above.

•

$9.00 brokerage commission per round-turn transaction plus applicable regulatory and exchange fees, where brokerage commissions are charged in U.S. dollars, a portion of which will be paid to the clearing brokers for execution and clearing costs and the balance of which will be paid to Superfund Capital Management for providing services akin to those provided by an introducing broker. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first day of each calendar month to the foreign currency equivalent of $9.00 based on the then current U.S. dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $9.00.

•	There are no penalties or charges applied upon the redemption of Units.

Breakeven Analysis

The following tables show the fees and expenses that an investor would incur on an initial investment of $10,000 in each Series and the amount that such investment must earn to break even after one year.

Series A

Routine Expenses	Percentage Return Required Initial Twelve Months of Investment	Dollar Return Required ($10,000 Initial Investment) Initial Twelve Months of Investment
Management Fees	1.85%	$185.00
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	4.00%	$400.00
Ongoing Offering Expenses(3)	1.00%	$100.00
Operating Expenses(3)	0.15%	$15.00
Brokerage Fees(4)	2.00%	$200.00
Less Interest Income(5)	0.02%	$2.00
TWELVE-MONTH BREAKEVEN	8.98%	$898.00

Series A for Investors Not Subject to Selling Commissions(6)

Routine Expenses	Percentage Return Required Initial Twelve Months of Investment	Dollar Return Required ($10,000 Initial Investment) Initial Twelve Months of Investment
Management Fees	1.85%	$185.00
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	0.00%	$0.00
Ongoing Offering Expenses(3)	1.00%	$100.00
Operating Expenses(3)	0.15%	$15.00
Brokerage Fees(4)	2.00%	$200.00
Less Interest Income(5)	0.02%	$2.00
TWELVE-MONTH BREAKEVEN	4.98%	$498.00

Series B

Routine Expenses	Percentage Return Required Initial Twelve Months of Investment	Dollar Return Required ($10,000 Initial Investment) Initial Twelve Months of Investment
Management Fees	1.85%	$185.00
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	4.00%	$400.00
Ongoing Offering Expenses(3)	1.00%	$100.00
Operating Expenses(3)	0.15%	$15.00
Brokerage Fees(4)	3.00%	$300.00
Less Interest Income(5)	0.02%	$2.00
TWELVE-MONTH BREAKEVEN	9.98%	$998.00

Series B for Investors Not Subject to Selling Commissions(6)

Routine Expenses	Percentage Return Required Initial Twelve Months of Investment	Dollar Return Required ($10,000 Initial Investment) Initial Twelve Months of Investment
Management Fees	1.85%	$185.00
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	0.00%	$0.00
Ongoing Offering Expenses(3)	1.00%	$100.00
Operating Expenses(3)	0.15%	$15.00
Brokerage Fees(4)	3.00%	$300.00
Less Interest Income(5)	0.02%	$2.00
TWELVE-MONTH BREAKEVEN	5.98%	$598.00

(1)	No performance fees will be charged until breakeven costs are met. However, because Superfund Capital Management’s performance fee is payable monthly, it is possible for Superfund Capital Management to earn a performance fee during a break-even or losing year if, after payment of a performance fee, a Series incurs losses resulting in a break-even or losing year. It is impossible to predict what performance fee, if any, could be paid during a break-even or losing year, thus none is shown.
(2)	The maximum cumulative selling commission per Unit sold pursuant to this Prospectus is 10% of the gross offering proceeds for such Unit.
(3)	Not to exceed the amount of actual expenses incurred.

(4)	Assumes 1,720 round-turn transactions for Series A and 2,585 round-turn transactions for Series B per million dollars per year at a rate of $9 per round-turn transaction.* These assumptions are based on the average number of round-turn transactions per million dollars per year over the last three years traded on behalf of the Series. The Superfund Green, L.P. Sixth Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”) provides that brokerage commission costs borne by the Fund shall not exceed 5% (Series A) and 7% (Series B) annually of average annual net assets of the Series.
(5)	Estimated. Interest income includes the assumed interest rate of 0.04% per annum based on current cash market information and the fact that less than half of the Fund’s assets are currently held in interest bearing accounts.

The twelve-month break-even points shown are dependent on interest income of 0.02% per annum. If interest income earned is less, the Series will have to earn trading profits greater than the amounts shown to cover their costs. Actual interest to be earned by the Fund will be at the prevailing rates for the period being measured which may be less than or greater than 0.02% over any twelve month period.

(6)	Certain Units are not subject to selling commissions: (i) Units purchased through Superfund USA by investors that participate in a registered investment adviser’s asset-based fee or fixed fee advisory program; (ii) Units purchased through Superfund USA by investors who are commodity pools operated by commodity pool operators registered as such with the National Futures Association (“NFA”); and (iii) Units for which the investor has paid the maximum cumulative selling commissions of 10% of the original purchase price.
*	In no instance will the total of all fees computed on a net asset basis exceed 20% per annum for either Series A or Series B.

Distributions and Redemptions

Each Series is intended to be a medium-to long-term, i.e., 3- to 5-year, investment. Units are transferable, but no market exists for their sale and none is expected to develop. Monthly redemptions are permitted upon five business days’ written notice to Superfund Capital Management; provided, however, that the payment of redemption proceeds may be delayed in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks, or other persons or entities. If the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period. Superfund Capital Management may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for either Series but not a redemption request submitted in good form and in a timely manner. Superfund Capital Management does not intend to make any distributions from either Series. Upon written request, an investment in either Series may be exchanged for an investment in the other Series by a simultaneous redemption and subscription at the then applicable respective net asset values of each Series.

Federal Income Tax Aspects

The Fund will be classified as a partnership for federal income tax purposes. As such, you will be taxed each year on your share of the Fund’s income whether or not you redeem Units or receive distributions from the Fund.

To the extent the Fund invests in futures and other commodity contracts, gain or loss on such investments will, depending on the contracts traded, consist of a mixture of: (1) ordinary income or loss; and/or (2) capital gain or loss. Forty percent (40%) of trading profits, if any, on U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates and the remaining sixty percent (60%) are taxed as long-term capital gains at a lower maximum rate for non-corporate investors. Trading gains or losses from other contracts will be primarily short-term capital gains or losses, and interest income is taxed at ordinary income rates.

Capital losses on the Units may be deducted against capital gains but may only be deducted by non-corporate investors against ordinary income to the extent of $3,000 per year. Therefore, you could pay tax on your share of the Fund’s interest income even though your overall investment in the Fund has been unprofitable.

Reports

Within 30 calendar days after the end of each month, Superfund Capital Management will distribute to investors a monthly report of the Fund. Superfund Capital Management will also distribute an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year and will provide investors with federal income tax information for the Fund before April 15 of each year.

CFTC rules require that this Prospectus be accompanied by summary financial information, which may be a recent monthly report of the Fund, current within 60 calendar days.

Organizational Chart

The organizational chart below illustrates the relationships among the various service providers of this offering. Superfund Capital Management is both the general partner and trading advisor for each Series. The selling agents (other than Superfund USA) and clearing brokers are not affiliated with Superfund Capital Management or each Series.

(1)	Superfund Capital Management will maintain an investment in each Series of at least 1% of the net asset value of each such Series including Superfund Capital Management, Inc.’s investment. As of February 28, 2013, the value of Superfund Capital Management’s investment in Series A was $457,487 and in Series B was $670,672.

Descriptions of the dealings between Superfund Capital Management and its affiliates and the Fund are set forth below under “Conflicts of Interest” and “Charges to Each Series.”

THE RISKS YOU FACE

Market Risks

Possible Total Loss of an Investment in Each Series

Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in each Series.

Each Series Will Be Highly Leveraged

Because the amount of margin funds necessary to be deposited with a clearing broker in order to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, each Series will be able to hold positions with face values equal to several times each Series’ net assets. Over the long term, for periods of several years, the average ratio of margin to equity for Series A is targeted to be approximately 20% and approximately 30% for Series B, but over shorter time periods the average ratio of margin to equity for each Series can range from 0% to more than 50% due to factors such as market volatility and changes in margin requirements, and there can be no assurance that targeted margin to equity ratios will be met. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Superfund Capital Management will monitor the leverage of each Series regularly but is not limited by the amount of leverage it may employ, except that Series A will be leveraged less than Series B.

The Performance of the Fund Is Expected To Be Volatile; Volatile Performances Can Result in Sudden Large Losses

Superfund Capital Management expects the performance of each Series to be volatile. Futures and forward contract prices have a high degree of variability and are subject to occasional rapid and substantial changes, and the value of the Units may suffer substantial loss from time to time. The net asset value per Unit may change substantially between the date on which you subscribe for Units and the date on which your Units are issued or the date on which you request a redemption and the month-end redemption date. Since its inception in October 2002 through February 2013, monthly returns have ranged from up 19.45% to down 20.12% for Series A Units and from up 27.33% to down 29.11% for Series B Units.

Various factors may influence the price movements of commodity interests, such as: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs and policies of governments; United States and foreign political and economic events and policies; changes in national and international interest rates and rates of inflation; currency devaluations and revaluations; and emotions of the marketplace. None of these factors can be controlled by Superfund Capital Management and no assurance can be given that Superfund Capital Management’s advice will result in profitable trades for a participating customer or that a customer will not incur substantial losses.

Illiquidity of Your Investment

There is no secondary market for the Units. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. If a large number of redemption requests were to be received at one time, each Series might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect each Series and consequently your investment. Transfers of the Units are subject to limitations, such as 30 days’ advance written notice of any intent to transfer. Also, Superfund Capital Management may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for each Series. Because Units cannot be readily liquidated, it will not be possible for you to limit losses or realize accrued profits, if any, except at a month-end in accordance with the Fund’s redemption provisions. See “Superfund Green, L.P. Sixth Amended and Restated Limited Partnership Agreement — Dispositions.”

Market Illiquidity

In illiquid markets, the Fund could be unable to close out positions to limit losses or to take positions in order to execute the trading strategies employed by the Fund. There are too many different factors that can contribute to market illiquidity to predict when or where illiquid markets may occur.

Unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging market currencies. There can be no assurance that the same will not happen in the markets traded by the Fund. In addition, the large size of the positions the Fund may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

United States commodity exchanges impose limits on the amount the price of some, but not all, futures contracts may change on a single day. Once a futures contract has reached its daily limit, it may be impossible for the Fund to liquidate a position in that contract, if the market has moved adversely to the Fund, until the limit is either raised by the exchange or the contract begins to trade away from the limit price.

The Fund Trades Extensively in Foreign Markets Which May Not Be Subject to the Same Level of Regulatory Oversight as Trading in Domestic Markets

A substantial portion of the Fund’s trades take place on markets or exchanges outside the United States. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. In addition, some foreign exchanges are “principals’ markets” in which performance is the responsibility only of the individual exchange member counterparty, not of the exchange or a clearing facility. In such cases, the Fund will be subject to the risk that the member with whom the Fund has traded is unable or unwilling to perform its obligations under the transaction.

Trading on foreign exchanges also presents the risk of loss due to the possible imposition of exchange controls (making it difficult or impossible for the Fund to repatriate some or all of the Series’ assets held by foreign counterparties), government expropriation of assets, taxation, government intervention in markets, limited rights in the event of bankruptcy of a foreign counterparty or exchange and variances in foreign exchange rates between the time a position is entered and the time it is exited.

The Fund’s Forward Transactions are Subject to Credit Risk

Each Series, as an eligible contract participant, trades forward contracts in foreign currencies. Forward contracts are typically traded through the over-the-counter dealer market which is dominated by major money center banks. Each Series faces the risk of non-performance by the counterparties to the forward contracts and such non-performance may cause some or all of your gain to be unrealized.

The interbank currency markets have recently become subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”), a development which may entail increased costs and result in burdensome reporting requirements. The imposition of credit controls by governmental authorities or the implementation of regulations pursuant to the Reform Act might limit such forward trading to less than that which Superfund Capital Management would otherwise recommend, to the possible detriment of the Fund. In its forward trading, the Fund will be subject to the risk of the failure of, or the inability or refusal to perform with respect to its forward contracts by, the principals with which the Fund trades. Assets on deposit with such principals will also generally not be protected by the same segregation requirements imposed on CFTC-regulated commodity brokers in respect of customer funds on deposit with them. Accordingly, the insolvency or bankruptcy of such parties could also subject the Fund to the risk of loss.

Foreign Currency Trading

Price movements in currency forward markets are caused by many unpredictable factors including general economic and financial conditions, governmental policies, national and international political and economic events, and changes in interest rates. Such factors could expose each Series to significant losses which they might otherwise have avoided.

Currency forward positions can be established using less margin than is typical for futures contracts. Thus, a small movement in the price of the underlying currency can result in a substantial price movement relative to the margin deposit. In addition, cash foreign currencies are traded through a dealer market and not on an exchange. This presents the risks of both counterparty creditworthiness and possible default or bankruptcy by the counterparty.

Non-Correlated, Not Negatively Correlated, Performance Objective

Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, each Series cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures, forward and swap markets are fundamentally different from the securities markets in that for every gain made in a futures, forward or swap transaction, the opposing side of that transaction will have an equal and off-setting loss. If a Series does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units of such Series and such Series may have no gains to offset your losses from other investments.

Trading Risks

Superfund Capital Management Analyzes Only Technical Market Data, Not Any Economic Factors External to Market Prices

The trading systems used by Superfund Capital Management for each Series are primarily technical, trend-following methods involving instruments that are not historically correlated with each other. The profitability of trading under these systems generally depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends in certain markets. The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Superfund Capital Management’s historic price analysis could establish positions on the wrong side of the price movements caused by such events.

Superfund Capital Management’s Trading Methodology is Subject to Change Over Time

Superfund Capital Management may periodically modify its trading methodology without approval by or notice to Limited Partners, provided, however, that Limited Partners will be notified of any material changes in Superfund Capital Management’s trading methodology in accordance with applicable regulations. Modifications may include changes in or substitution of technical trading systems, risk control overlays, money management principles and markets traded as well as the incorporation of non-trend-following systems within Superfund Capital Management’s primary trend-following methodology and the inclusion of non-technical methods of analysis.

Speculative Position Limits May Alter Trading Decisions for Each Series

The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. In November 2011, the CFTC adopted a new position limits regime for 28 so-called “exempt” (i.e. metals and energy) and agricultural futures and options contracts and their economically equivalent swap contracts. These position limits are not yet effective and there is considerable uncertainty surrounding their application. All accounts controlled by Superfund Capital Management, including the account of each Series, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Superfund Capital Management’s trading decisions for each Series or force liquidation of certain futures positions, possibly resulting in losses.

Increase in Assets Under Management May Affect Trading Decisions

The more assets Superfund Capital Management manages, the more difficult it may be for Superfund Capital Management to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Superfund Capital Management to modify its trading decisions for each Series which could have a detrimental effect on your investment.

Each Series’ Trading is Not Transparent

Superfund Capital Management makes each Series’ trading decisions. While Superfund Capital Management receives daily trade confirmations from the clearing brokers, only a Series’ net trading results are reported to Limited Partners and only on a monthly basis. Accordingly, an investment in each Series does not offer Limited Partners the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.

Superfund Capital Management Will Rarely Enter Positions at Target Prices

It will rarely be possible for Superfund Capital Management to buy or sell futures and forward contracts at the target prices specified by the trading systems it uses. Numerous factors impede Superfund Capital Management’s ability to trade at the target price in any market. Such factors include, for example, the total number of positions the systems are taking at a given time, the extent to which there are buyers or sellers ready and willing to take the opposite sides of these positions (and the trading strategies of these buyers and sellers), and the inherent volatility of the market at the time of trading due to other known and unknown circumstances. Moreover, new factors that can impede the ability of Superfund Capital Management to trade at target prices may appear from time to time and Superfund Capital Management may not be aware of the new factors when it trades. Although Superfund Capital Management and its affiliates will act in good faith to attempt to execute orders to buy and sell futures and forward contracts at or close to the target prices, they will not necessarily be able to do so. Managing order execution to attempt to address any one factor is likely to increase each Series’ exposure to risks associated with other factors. There can be no assurance that the inability of Superfund Capital Management or its affiliates to execute orders for the purchase or sale of futures and forward contracts at the prices desired by the trading systems will not, in fact, result in losses for the Fund.

Tax Risks

Investors are Taxed Based on Their Share of Fund Profits

Investors are taxed each year on their share of Fund profits, if any, irrespective of whether they redeem any Units or receive any cash distributions from the Fund. All performance information included in this Prospectus is presented on a pre-tax basis; investors who experience such performance may have to redeem Units or pay the related taxes from other sources.

Tax Could Be Due From Investors on Their Share of the Fund’s Ordinary Income Despite Overall Losses

Investors may be required to pay tax on their allocable share of the Fund’s ordinary income, which in the case of the Fund is the Fund’s interest income and gain on some foreign futures contracts, even though the Fund incurs overall losses. Capital losses can be used only to offset capital gains and up to $3,000 of ordinary income each year for non-corporate investors. Consequently, if a non-corporate investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss carry forward could be used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.

Deductibility of Management and Performance Fees

Although the Fund treats the management fees and performance fees paid and other expenses of the Fund as ordinary and necessary business expenses, upon audit the Fund may be required to treat such fees as “investment advisory fees” if the Fund’s trading activities were determined to not constitute a trade or business for tax purposes. If the expenses were determined to be investment advisory fees, a Limited Partner’s tax liability would likely increase. In addition, upon audit, a portion of the management and performance fees might be treated as a non-deductible syndication cost or might be treated as a reduction in the Fund’s capital gain or as an increase in the Fund’s capital loss. If the management and performance fees were so treated, a Limited Partner’s tax liability would likely increase.

Accounting for Uncertainty in Income Taxes May Have Effects on the Periodic Calculations of Net Asset Value

Accounting Standards Codification Topic No. 740, “Income Taxes” (in part formerly known as “FIN 48”) (“ASC 740”), provides guidance on the recognition of uncertain tax positions. ASC 740 prescribes the minimum recognition threshold that a tax position is required to meet before being recognized in an entity’s financial statements. It also provides guidance on recognition, measurement, classification and interest and penalties with respect to tax positions. A prospective investor should be aware that, among other things, ASC 740 could have a material adverse effect on the periodic calculations of the Net Asset Value of the Fund, including reducing the Net Asset Value of the Fund to reflect reserves for income taxes, such as foreign withholding taxes, that may be payable by the Fund. This could cause benefits or detriments to certain investors, depending upon the timing of their entry and exit from the Fund.

Other Risks

Fees and Commissions are Charged Regardless of Profitability

Each Series is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on each Series’ profitability. Included in these charges are management, ongoing offering, and brokerage fees and operating expenses. On each Series’ forward and swap trading, “bid-ask” spreads are incorporated into the pricing of each Series’ forward and swap contracts by the counterparties in addition to the brokerage fees paid by each Series. It is not possible to quantify the “bid-ask” spreads paid by each Series because each Series cannot determine the profit its counterparty is making on its forward and swap transactions. Such spreads can at times represent significant profits to the counterparty.

Failure of Brokerage Firms; Disciplinary History of Clearing Brokers

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If any of the clearing brokers fails to do so, the assets of each Series might not be fully protected in the event of the bankruptcy of the clearing broker. Furthermore, in the event of a clearing broker’s bankruptcy, each Series could be limited to recovering only a pro rata share, which may be zero, of all available funds segregated on behalf of any such clearing broker’s combined customer accounts, even though certain property specifically traceable to each Series (for example, Treasury Bills deposited by each Series with the clearing broker as margin) was held by the clearing broker. The clearing brokers have been the subject of certain regulatory and private causes of action in the past and may be again in the future. Such actions could affect the ability of a clearing firm to conduct its business. See “The Clearing Brokers.” Furthermore, dealers in forward and swap contracts are not currently obligated to segregate customer assets in respect of uncleared swaps and forward transactions (including forward currency contracts). As a result, you do not have such basic protections in such forward and swap contracts.

Investors Must Not Rely on Past Performance of the Series or Superfund Capital Management in Deciding Whether to Buy Units

The future performance of each Series is not predictable, and no assurance can be given that each Series will perform successfully in the future. Past performance of a trading program is not necessarily indicative of future results.

Conflicts of Interest

The Fund is subject to numerous actual and potential conflicts of interest, including: (1) Superfund Capital Management will not select any other trading advisor for the Fund even if doing so would be beneficial to the Fund; (2) the commission sharing arrangements between Superfund Capital Management and the Fund’s clearing brokers creates an incentive for Superfund Capital Management to trade more frequently than it otherwise might; (3) the proprietary trading of Superfund Capital Management or its principals or of the Fund’s clearing brokers and their affiliates and personnel may increase competition for positions sought to be entered by the Fund making it more difficult for the Fund to enter positions at favorable prices; and (4) the compensation that the selling agents, including Superfund USA, receive gives them an incentive to promote the sale of Units as well as to discourage redemptions. See “Conflicts of Interest.”

Because Superfund Capital Management has not established any formal procedures for resolving conflicts of interest and because there is no independent control over how conflicts of interest are resolved, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. Superfund Capital Management cannot assure that conflicts of interest will not result in losses for the Fund.

Lack of Independent Experts Representing Investors

Superfund Capital Management has consulted with counsel, accountants and other experts regarding the formation and operation of each Series. No counsel has been appointed to represent the Limited Partners in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in each Series.

Reliance on Superfund Capital Management

Each Series is structured as a single-advisor managed futures fund. Many managed futures funds are structured as multi-advisor funds to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, the Series may have greater volatility and a higher risk of loss than investment vehicles employing multiple advisors, but may also have increased performance volatility and a higher risk of loss. Superfund Capital Management may retain additional trading advisors on behalf of each Series in the future.

The incapacity of one or more of Superfund Capital Management’s principals could have a material and adverse effect on its ability to discharge its obligations under the Partnership Agreement. Additionally, Superfund Capital Management may withdraw as general partner with respect to a Series, or the Fund as a whole, upon 120 days’ notice, which would cause such Series, or the Fund, to terminate unless a substitute general partner was obtained. Neither Superfund Capital Management nor its principals are under any obligation to devote a minimum amount of time to the operation of the Fund.

Possibility of Termination of Each Series Before Expiration of its Stated Term

As general partner, Superfund Capital Management may withdraw from each Series upon 120 days’ notice, which would cause each Series to terminate unless a substitute general partner were obtained. Other events, such as a long-term substantial loss suffered by each Series, could also cause each Series to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of Superfund Capital Management or the clearing brokers were revoked or suspended, such entity would no longer be able to provide services to each Series.

Each Series is Not a Regulated Investment Company

Although Superfund Capital Management is subject to regulation by the CFTC, each Series is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, require investment companies to have a majority of disinterested directors and regulate the relationship between the adviser and the investment company.

A Bankruptcy Court Could Find the Assets of One Series to be Available to Offset the Liabilities of the Other Series

The Fund is organized as a series limited partnership pursuant to Section 17-218 (“Section 17-218”) of the Delaware Revised Uniform Limited Partnership Act (the “Act”), with separate series of limited partnership interests and assets. Section 17-218 provides that, if certain conditions (as set forth in Section 17-218) are met, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series will be enforceable only against the assets of such series and not against the assets of the limited partnership generally or any other series. Accordingly, the assets of one Series of the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Series, including, without limitation, funds delivered to the Fund for the purchase of Units in that Series. However, the limitations on inter-series liability provided by Section 17-218 have never been tested in court. Thus there is a risk that a court, and in particular, a Bankruptcy Court, could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Fund generally where the assets of such other Series or of the Fund generally are insufficient to meet its liabilities.

Proposed Regulatory Change is Impossible to Predict

The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the “derivatives” markets in general. The effect of any future regulatory change on each Series is impossible to predict, but could be substantial and adverse.

Forwards, Swaps, Hybrids and Other Derivatives are Subject to Varying CFTC Regulation

Each Series may trade foreign exchange contracts in the interbank market. In addition to swaps, each Series may also trade hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. Currently, there is no exchange and there is a limited usage of clearinghouses for these contracts and traders must generally rely on the creditworthiness of the counterparty to fulfill the obligations of the transaction.

The Reform Act includes provisions that comprehensively regulate the over-the-counter derivatives markets for the first time. The Reform Act mandates a substantial portion of over-the-counter derivatives to be executed in regulated markets and submitted for clearing to regulated clearinghouses. The mandates imposed by the Reform Act may result in the Fund bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

Options on Futures are Speculative and Highly Leveraged

In the future, options on futures contracts may be used by each Series to generate premium income or capital gains. Futures options involve risks similar to futures in that options are speculative and highly leveraged. The buyer of an option risks losing the entire purchase price (the premium) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted.

Money Committed to Margin

Each Series may commit up to 60% of its assets as margin for positions held by the clearing brokers. Because such commitment typically represents only a small percentage of the total value of such positions, adverse price movements can cause losses in excess of such commitment and potentially in excess of the total assets of a Series.

A Computer System’s Failure Could Result in Losses or Delays in Reporting

Superfund Capital Management’s strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to third-party failures upon which such systems are dependent or the failure of Superfund Capital Management’s hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Such failures may result from events including “acts of God” and domestic or international terrorism. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause the Fund to experience significant trading losses or to miss opportunities for profitable trading. Lastly, any such failures could cause a temporary delay in reports to investors.

SUPERFUND CAPITAL MANAGEMENT

Description

Superfund Capital Management is the general partner and commodity trading advisor of each Series. It is a Grenada corporation with offices located at Superfund Office Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada West Indies, and its telephone number is (473) 439-2418. The firm’s books and records are maintained at this location and are available there for inspection. Its sole business is the trading and management of discretionary futures accounts, including commodity pools. It has been registered with the CFTC as a commodity pool operator since May 9, 2001, and has been a member of the NFA in that capacity since January 7, 2003. As of February 28, 2013, Superfund Capital Management and its affiliates had approximately $660 million in assets under management in the futures and forward markets. Christian Baha owns 100% of Superfund Capital Management and its affiliates, Superfund USA Holdings, Inc. and Superfund Trading Management, Inc.

The principals of Superfund Capital Management are Nigel James, Martin Schneider, Gizela Benedek, and Christian Baha. As discussed below, Mr. James is responsible for the firm’s trading decisions through the implementation of proprietary, computerized trading systems. The principals of Superfund Capital Management have not purchased and do not intend to purchase Units. Superfund Capital Management has agreed that its capital account as general partner of each Series at all times will equal at least 1% of the net aggregate capital contributions of all Limited Partners in each such Series. There have never been any material administrative, civil or criminal proceedings brought against Superfund Capital Management or its principals, whether pending, on appeal or concluded. The firm maintains any required past performance information for itself and its trading principals at the address shown above in this section.

Nigel James, age 32, was appointed as President of Superfund Capital Management on July 13, 2006, and was listed as a principal and registered as an associated person with Superfund Capital Management on November 28, 2006 and May 23, 2007, respectively. Mr. James has been an employee of various members of the Superfund group of affiliated companies since July 2003 when he became a software developer for Superfund Trading Management, Inc., an affiliate of Superfund Capital Management that acts as a commodity trading advisor to non-U.S. funds. In May 2005, he was promoted to the role of Intellectual Technology Project Manager for Superfund Trading Management, Inc. where he managed a team focused on conceptual analysis and design of trading software. Mr. James graduated from the University of the West Indies in Barbados with a Bachelor’s Degree in Computer Science and Management in May 2003 and began his employment in July 2003. Mr. James is a citizen of Grenada.

Martin Schneider, age 46, was appointed Vice President, Principal Financial Officer, Principal Accounting Officer and sole Director of Superfund Capital Management on July 28, 2010. Mr. Schneider was listed as a principal of Superfund Capital Management on August 19, 2010. From May 1997 to June 2001, Mr. Schneider served as Sales Director for Nike, Inc., an international retailer, in the company’s European divisions. From July 2001 to July 2002, Mr. Schneider held the position of Commercial Director for FC Tirol Innsbruck, a former Austrian football club. In this position, Mr. Schneider was responsible for the promotional activities of the organization. Mr. Schneider spent August 2002 preparing for his transition to the Superfund group of financial companies. From September 2002 to March 2005, Mr. Schneider functioned as the sports marketing director for Quadriga Asset Management GmbH, a financial services company, and as the Executive Vice President of the successor company, Superfund Marketing and Sports Sponsoring Inc., a marketing services company. In April 2005, Mr. Schneider assumed the role of Operating Manager for Superfund Group Monaco, a financial services company, a position he held until his appointment to Superfund Capital Management in June 2010. In the position of Operating Manager, Mr. Schneider conducted internal operational and financial audits of members of the Superfund group of affiliated financial companies. Mr. Schneider is a graduate of TGM Technical School in Vienna, Austria, with a degree in mechanical engineering. Mr. Schneider is a citizen of Austria.

Gizela Benedek, age 34, was appointed Treasurer of Superfund Capital Management on July 28, 2010. Ms. Benedek will also serve as Audit Committee Financial Expert for the Fund. Ms. Benedek was listed as a principal of Superfund Capital Management on September 10, 2010. From June 2000 to September 2005, Ms. Benedek served as an Associate of PricewaterhouseCoopers, an international accounting firm, in its tax consulting group in Vienna, Austria. In this position, Ms. Benedek provided tax consulting services to investment companies. From October 2005 to December 2005, Ms. Benedek conducted intensive research in connection with her master thesis. From January 2006 to July 2008, Ms. Benedek held the position of Auditing Associate in the auditing group of RSM Exacta Wirtschaftsprufung AG, an Austrian auditing and tax consultancy firm. In this position, Ms. Benedek provided auditing services to private foundations and mid-market companies. From August 2008 through August 2009, she was granted educational leave sponsored by the Austrian government to study for the U.S. CPA exam. Since September 2009, Ms. Benedek has held the role of Financial Counsel for Superfund Distribution and Investment, Inc., a financial services company located in Grenada, West Indies. In this role, Ms. Benedek engages in various internal accounting and auditing functions. Ms. Benedek is a graduate of The University of Economics and Business Administration in Vienna, Austria and is a certified public accountant. Ms. Benedek is a citizen of Austria.

Christian Baha, age 44, is Superfund Capital Management’s founder and sole owner. By December 1991, Mr. Baha began working independently to develop software for the technical analysis of financial data in Austria. In January 1995, Mr. Baha founded the first members of the Superfund group of affiliated companies specializing in managed futures funds and began to develop a worldwide distribution network. With profit sharing rights certificates, Mr. Baha launched an alternative investment vehicle for private investors. Launched on March 8, 1996, this product is called the Superfund Unternehmens-Beteiligungs-Aktiengesellschaft (Superfund Q-AG), and was formerly known as Quadriga Beteiligungs & Vermögens AG (Quadriga AG). In March 2003, a new generation of managed futures funds was internationally launched under the brand name “Superfund” and previously existing products have since been re-branded under this name. Simultaneously with the development of the Quadriga/Superfund group of affiliated companies, Mr. Baha founded the software company TeleTrader AG, which has been listed on the Vienna Stock Exchange since March 2001. He was listed as a principal of Superfund Advisors, Inc., a CFTC registered commodity pool operator, on November 20, 2009, however, such listing was withdrawn as of November 26, 2011. He was registered as an associated person and listed as a principal of Superfund Asset Management, Inc., a CFTC registered introducing broker, effective as of July 23, 1999 and June 24, 1997, respectively, until it withdrew its registration on July 12, 2012. He is registered as an associated person and listed as a principal of Superfund Asset Management LLC, a CFTC registered introducing broker, positions which he has held since June 11, 2012 and April 26, 2012. He has also been listed as a principal of Superfund Capital Management since May 9, 2001. He was registered as an associated person of Superfund Capital Management on May 9, 2001 as well, however, such registration was subsequently withdrawn on February 17, 2009. Mr. Baha is listed as a principal of Superfund Capital Management because he is its sole owner. Mr. Baha was also listed as a principal of Superfund USA, Inc., a former broker dealer that was previously registered as a commodity pool operator with the CFTC from August 14, 2009 through September 4, 2010, from August 13, 2009 through September 4, 2010 because he is the sole owner of the foregoing entity. He is a graduate of the police academy in Vienna, Austria and studied at the Business University of Vienna, Austria. Mr. Baha is a citizen of Austria.

The Trading Advisor

Pursuant to the Partnership Agreement, Superfund Capital Management has the sole authority and responsibility for managing the Fund and for directing the investment and reinvestment of each Series’ assets. Although Superfund Capital Management currently serves as the sole trading advisor of each Series, it may, in the future, retain other trading advisors to manage a portion of the assets of each Series. Limited Partners will receive prior notice, in the monthly report from each Series or otherwise, in the event that additional trading advisors are to be retained on behalf of each Series.

Trading Strategy

Superfund Capital Management makes each Series’ trading decisions using proprietary, fully-automated computerized trading systems, which trade in more than 120 futures and forward contracts, which automatically generate buy and sell signals, and constantly monitor relevant technical indicators on the traded futures markets in the U.S., Canada, Europe and Asia and on the off-exchange foreign currency markets. By using fully-automated trading systems, human emotions are removed from the capital management process.

Superfund Capital Management and its affiliates trade in more than 120 futures and forward contracts globally, although not in all markets at all times and in only a few markets from time to time, including both commodity and financial futures and foreign currencies. The primary sectors that each Series may trade are: currencies, interest rates, bonds, stock indices, metals, energy, grains and agriculture markets. Superfund’s proprietary trading systems emphasize instruments with low correlation to each other and high liquidity for order execution.

Superfund Capital Management’s strategy is based primarily on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) systematic, primarily trend-following, trading systems, and (iv) money management. The Superfund trading systems scan more than 120 different futures and forward contracts worldwide on a daily basis and make the following decisions: whether to establish new positions (long or short), whether to adjust or place stop orders, whether to make a change in position size based on volatility or change in correlation between markets, and whether to exit open positions. The decision to establish new positions is generally based on a proprietary algorithm that seeks to identify market trends at an early stage of formation. These trends can last from days to months. Trend identification is done by analyzing technical indicators and parameters such as moving averages, Bollinger Bands, which are technical channel indicators calculated as multiples of the standard deviation above and below a moving average and other technical indicators. Once potential trades are identified, the systems apply additional filters at the trade level with respect to trend and volatility analysis and, before generating definite buy or sell signals, taking into consideration macro variables such as overall risk capital available for trading and portfolio volatility.

Superfund Capital Management also integrates a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks to capitalize on short-term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund. Trading decisions are based on proprietary algorithms that seek to identify short-term trading opportunities, whether within a larger market trend or other market pattern or otherwise, through an analysis of technical indicators, and are generated on a fully automated basis without human emotional bias.

With respect to money management, before entering new positions the Superfund trading systems define the maximum open risk per position based on market correlation and market volatility. This money management filter is applied after positions have been established on a daily basis per market and adjusts existing stop order levels or reduces position size if proprietary pre-defined risk measures are met or exceeded due to market volatility or changes in market correlation. Finally, positions are exited either by being stopped out or adjusted as a result of the changes in volatility or market correlation. Once finally determined, Superfund Capital Management causes the trade instructions to be executed through the Fund’s executing and clearing brokers.

The trading method, systems, and money management techniques employed by Superfund Capital Management are proprietary and confidential. The foregoing description is general and is not intended to be complete. There can be no assurance that Superfund Capital Management’s trading systems will successfully identify trades that the Fund can capitalize on or produce results similar to those produced in the past for other funds managed by Superfund Capital Management or its affiliates.

PAST PERFORMANCE OF SUPERFUND GREEN, L.P.

Set forth below and on the following page are the performance records of the Fund for the period January 2008 through February 2013. Effective July 1, 2010, Superfund Capital Management integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks trading opportunities arising out of short term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool	Superfund Green, L.P. — Series A
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
General Partner	Superfund Capital Management
Inception of Trading	November 2002
Aggregate Subscriptions as of February 28, 2013	$129,120,769
Net Asset Value as of February 28, 2013	$16,507,181
Worst Monthly % Drawdown (May 2010)	(13.14%)
Worst Peak-to-Valley % Drawdown (June 2008 to November 2012)	(43.04%)

HISTORICAL PERFORMANCE

2008		2009		2010		2011		2012		2013
Jan	(2.73%)	Jan	0.35%	Jan	(9.38%)	Jan	(4.22%)	Jan	(0.20%)	Jan	3.56%
Feb	17.93%	Feb	0.04%	Feb	1.49%	Feb	4.10%	Feb	0.95%	Feb	1.03%
Mar	2.29%	Mar	(2.23%)	Mar	14.41%	Mar	(0.60%)	Mar	(7.77%)	Mar
Apr	(1.57%)	Apr	(6.92%)	Apr	4.59%	Apr	9.30%	Apr	(0.76%)	Apr
May	5.21%	May	(12.03%)	May	(13.14%)	May	(8.84%)	May	15.78%	May
Jun	7.73%	Jun	(2.39%)	Jun	(0.33%)	Jun	(2.01%)	Jun	(9.42%)	Jun
Jul	(9.65%)	Jul	(7.86%)	Jul	(2.55%)	Jul	5.55%	Jul	2.54%	Jul
Aug	(4.64%)	Aug	3.52%	Aug	4.15%	Aug	(0.09%)	Aug	(2.19%)	Aug
Sep	(0.07%)	Sep	2.81%	Sep	4.55%	Sep	(2.81%)	Sep	(4.31%)	Sep
Oct	12.19%	Oct	(11.60%)	Oct	5.70%	Oct	(7.83%)	Oct	(3.85%)	Oct
Nov	1.47%	Nov	13.93%	Nov	(2.71%)	Nov	(3.04%)	Nov	(4.95%)	Nov
Dec	1.32%	Dec	(9.43%)	Dec	10.13%	Dec	(4.94%)	Dec	1.99%	Dec
Annual	30.00%	Annual	(29.90%)	Annual	14.49%	Annual	(15.75%)	Annual	(13.47%)	Annual	4.62%
											(2 mos. )

Aggregate Subscriptions

Total gross capital subscriptions made to a pool or account from inception through the date indicated.

Drawdown

Losses experienced by a pool or account over a specified period.

Worst Peak-to-Valley % Drawdown

Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Net Asset Value

Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Pool	Superfund Green, L.P. — Series B
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
General Partner	Superfund Capital Management, Inc.
Inception of Trading	November 2002
Aggregate Subscriptions as of February 28, 2013	$148,458,749
Net Asset Value as of February 28, 2013	$18,464,095
Worst Monthly % Drawdown (May 2010)	(20.23%)
Worst Peak-to-Valley % Drawdown (February 2009 to November 2012)	(58.40%)

HISTORICAL PERFORMANCE

2008		2009		2010		2011		2012		2013
Jan	(3.61%)	Jan	1.01%	Jan	(14.51%)	Jan	(5.22%)	Jan	(0.21%)	Jan	5.99%
Feb	24.60%	Feb	0.68%	Feb	2.60%	Feb	7.17%	Feb	1.46%	Feb	1.98%
Mar	1.95%	Mar	(4.49%)	Mar	22.85%	Mar	(0.81%)	Mar	(9.99%)	Mar
Apr	(1.20%)	Apr	(10.83%)	Apr	7.04%	Apr	14.09%	Apr	(0.70%)	Apr
May	7.33%	May	(19.31%)	May	(20.23%)	May	(13.28%)	May	23.63%	May
Jun	12.54%	Jun	(3.52%)	Jun	(0.36%)	Jun	(2.79%)	Jun	(14.25%)	Jun
Jul	(15.00%)	Jul	(12.24%)	Jul	(3.74%)	Jul	8.49%	Jul	3.40%	Jul
Aug	(7.28%)	Aug	5.62%	Aug	6.43%	Aug	0.16%	Aug	(3.08%)	Aug
Sep	0.46%	Sep	4.58%	Sep	7.45%	Sep	(4.59%)	Sep	(6.15%)	Sep
Oct	20.14%	Oct	(18.34%)	Oct	8.34%	Oct	(11.69%)	Oct	(5.71%)	Oct
Nov	2.78%	Nov	22.10%	Nov	(3.24%)	Nov	(4.76%)	Nov	(7.05%)	Nov
Dec	2.60%	Dec	(14.18%)	Dec	15.25%	Dec	(7.15%)	Dec	3.48%	Dec
Annual	46.56%	Annual	(44.07%)	Annual	21.92%	Annual	(21.54%)	Annual	(18.17%)	Annual	8.09%
											(2 mos. )

Aggregate Subscriptions

Total gross capital subscriptions made to a pool or account from inception through the date indicated.

Drawdown

Losses experienced by a pool or account over a specified period.

Worst Peak-to-Valley % Drawdown

Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Net Asset Value

Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Introduction

The Fund commenced the offering of its Units on October 22, 2002. The initial offering terminated on October 31, 2002 and the Fund commenced operations on November 5, 2002. The continuing offering period commenced at the termination of the initial offering period and is ongoing. The Fund changed its name from “Quadriga Superfund, L.P.” to “Superfund Green, L.P.” effective December 1, 2009. From inception through the period ended February 28, 2013, subscriptions totaling $229,921,295 have been accepted and redemptions over the same period totaled $277,057,610.

Liquidity

Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the Fund’s ability to initiate new positions or close existing ones or may prevent it from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.

Trading in forward contracts introduces a possible further impact on liquidity. Because such contracts are executed “off exchange” between private parties, the time required to offset or “unwind” these positions may be greater than that for regulated instruments. This potential delay could be exacerbated to the extent a counterparty is not a U.S. person.

Other than these limitations on liquidity, which are inherent in the Fund’s futures and forward trading operations, the Fund’s assets are expected to be highly liquid.

Capital Resources

The Fund will raise additional capital only through the sale of Units offered pursuant to the continuing offering and does not intend to raise any capital through borrowings. Due to the nature of the Fund’s business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.

Results of Operations

2012

Series A

Net results for the year ended December 31, 2012 were a loss of 13.4% in net asset value compared to the preceding year. In this period, Series A experienced a net decrease in net assets from operations of $3,138,973. The 2012 results consisted of interest income of $5,629, other income of $675, trading losses of $950,156 and total expenses of $2,195,121. Expenses included $455,240 in management fees, $246,076 in ongoing offering expenses, $36,912 in operating expenses, $984,302 in selling commissions, $501,855 in brokerage commissions and $12,253 in other expenses. At December 31, 2012 and December 31, 2011, the net asset value per Unit of Series A was $1,130.49 and $1,306.48, respectively.

Series B

Net results for the year ended December 31, 2012 were a loss of 18.2% in net asset value compared to the preceding year. In this period, Series B experienced a net decrease in net assets from operations of $4,814,078. The 2012 results consisted of interest income of $5,647, other income of $1,199, trading losses of $2,154,966 and total expenses of $2,665,958. Expenses included $486,724 in management fees, $263,093 in ongoing offering expenses, $39,464 in operating expenses, $1,052,374 in selling commissions, $778,655 in brokerage commissions and $12,548 in other expenses. At December 31, 2012 and December 31, 2011, the net asset value per Unit of Series B was $1,138.65 and $1,391.44, respectively.

Fund results for the 4th Quarter 2012:

In December, the Fund’s strategies ended 2012 on a positive note with gains despite the uncertainty resulting from U.S. budgetary negotiations. As the year-end deadline approached, U.S. political leaders struggled to avert the so-called fiscal cliff, a term used to describe the deadlock over $607 billion in tax increases and cuts to government spending. Meanwhile the U.S. Federal Reserve (the “Fed”) announced $45 billion in monthly treasury purchases while also linking its key interest rate to unemployment and inflation for the first time. U.S. equities finished nearly unchanged despite optimistic economic data while European and Asian stocks gained ground. Japanese stocks and commodities were lifted by the plummeting yen as newly elected Prime Minister Shinzo Abe pushed for bold monetary easing. Gold and silver fell below 200-day moving averages while base metals and energies fluctuated on fiscal cliff related demand prospects. The Fund’s short-term strategies produced mixed returns with gains in stocks and metals and losses in energies. The Fund’s models generated positive returns in global equity indices in December as tensions over European finances eased. The DAX gained ground on encouraging factory orders and inflation-free consumer price index and producer price index figures while the IBEX35 and MIB40 climbed in-spite of economic weakness. The Japanese Nikkei soared as the tumbling yen boosted export demand expectation while Chinese H-Shares profited on strong industrial production and retail sales data. In the U.S., the Dow Jones Industrial Average (the “Dow”) and the Standard & Poor’s 500 index (“S&P 500”) declined on the fiscal cliff deadlock before reaching positive territory on the last day of trading as political parties closed in on a budgetary resolution. The Nasdaq Stock Market (the “Nasdaq”) fell as shares of the influential Apple Inc. continued to come under pressure. The Fund’s positions in the bond sector resulted in loss in December as U.S. fiscal cliff negotiations continued to drive market movement. Fiscal cliff uncertainty, expectations for poor U.S. employment data, and downbeat euro-zone forecasts drove global yields lower at the start of December. The addition of 146,000 jobs and the Fed’s expansion of the third round of quantitative easing (“QE3”) reversed the trend as investors turned to risk. Renewed optimism for a budget resolution pushed U.S. 10-year Treasury yields to a 7-week high of 1.85% before investment turned to safety once again. German bund yields approached record lows on expectations for a rate cut by the European Central Bank (“ECB”) before Greece reached a deal to repurchase some of its sovereign securities and the ECB left rates unchanged, diminishing demand for Europe’s safest asset. The Fund’s allocations to currency markets profited in December as trends in the euro and yen persisted. The U.S. dollar was lower against major currencies due to the increasing threat of fiscal cliff tax increases and spending cuts. The euro remained relatively strong as the ECB again held the line on interest rates and the recent recovery in equity markets boosted confidence. The British pound also gained despite the relative weakness of the United Kingdom (“U.K.”) economy. The U.S. dollar lost value against most South American currencies including the Columbian peso and Brazilian real. The Japanese yen fell drastically, reaching a 28-month low, as the Bank of Japan (“BOJ”) continued its attempts to weaken its currency. The Australian dollar was modestly weaker in the face of soft commodity demand. The Fund’s grain positions generated losses in December after China canceled U.S. soybean purchases and favorable weather in South America increased harvest expectations. Soybeans and soybean by-products initially climbed to a one-month high, aided by solid exports and crush data. Soybean markets were then abruptly sent lower as China canceled purchases totaling 840,000 metric tons. Soybeans fell to a one-month low of $13.97  3/4 before settling down just 1.6%.

In November, the Fund’s strategies produced disappointing results as U.S. budgetary negotiations injected headline risk and volatility across market sectors. World indices fell dramatically following the U.S. presidential election as congressional leaders grappled with how to avert the so-called fiscal cliff. Fears that such drastic measures would send the U.S., and potentially the world economy, back into recession drove investment towards safety. Concern turned to optimism later in the month as lawmakers seemed to make progress, lifting U.S., European and Asian equities. Energies, supported by tensions in the Middle East, also benefited from the hopes for budgetary resolution. Base metals gained ground, aided by signs that the Chinese economy is once again accelerating. The Fund’s short-term strategies yielded positive returns in interest rates and equities while underperforming in energies. The Fund’s allocation to long-term interest rates generated positive results in November as U.S. budgetary concerns lifted bond prices. Immediately following the U.S. presidential election, focus turned to the fiscal cliff as politicians publicly debated the merits of their positions, leading to reactionary market movement. Fiscal cliff anxieties drove U.S. 30-year Treasury bonds to all-time highs, settling up 1.2%. German bunds, Europe’s preeminent safe-haven instrument, also reached all-time highs. Japanese 10-yr bonds reached a 9  1/2 year high amid expectations for aggressive easing after the country’s December election. The Fund’s allocation to currencies produced positive returns in November as U.S. dollar weakness continued with the Fed intent on keeping interest rates extremely low. The euro fell versus the U.S. dollar before rebounding late as the ECB kept rates unchanged and European equities strengthened. Steady support for the euro from regional leaders and the ECB stabilized fears of an eminent euro-zone breakup. The Japanese yen (-3.2%) fell sharply as the BOJ provided more signals that easing is on the horizon. The Australian dollar (+0.7%) rose as its economy continued to avoid the problems affecting the rest of the globe. The Canadian dollar (+0.8%) also strengthened against the U.S. dollar while the Mexican Peso (+1.4%) gained on positive industrial production and retail sales. The Fund’s positions in metals resulted in loss in November as bearish trends reversed on hopes for additional fiscal stimulus, alternative investment demand and accelerating growth in China. Gold and silver fell sharply to start November after better-than-expected U.S. unemployment figures were seen as alleviating pressure on the Fed to implement additional stimulus measures. The dip was short-lived as post-election optimism grew for a resolution to the U.S. budget impasse. After falling to an 8-week low on November 2, COMEX silver climbed a robust 7.6% to close 2.8% higher. Base metals copper and aluminum, after falling 13.4% and 9.7% respectively since mid-September, both climbed steadily on prospects for increased demand from China. The Fund’s energies positions produced negative results in November, as crude prices edged up after the breakout of hostilities between Israel and Hamas and ongoing political tensions in Syria and Iran injected risk premium into energies. NYMEX crude (+3.1%) rose sharply in reaction to the conflict while IPE Brent crude (+2.3%) was modestly higher. Lack of global economic growth, increasing production rates and high levels of inventories kept West Texas Intermediate (“WTI”) prices contained. Reformulated Blendstock for Oxygenate Blending (“RBOB”) gasoline (+4.1%) gained significant ground as inventories slipped after two straight gains. After climbing as much as 5.6%, natural gas plummeted late on an unexpected gain in U.S. stockpiles due to unusually mild winter weather in the northern hemisphere. Natural gas finished down 6.8% in volatile trade.

In October, the Fund’s strategies produced disappointing results as encouraging economic data supported equities while commodity demand remained tepid. Investors looking for signs of additional economic stimulus were let down as central bankers were generally quiet. In China, direct foreign investment fell for the 10th time in 11 months, contrasting with improvements in exports and retail sales. U.S. housing starts hit a 4-year high and unemployment unexpectedly fell below 8.0%, lifting stocks and pressuring safe-haven debt instruments. Moody’s maintained Spain’s credit rating at investment grade, citing the ECB’s willingness to buy sovereign debt. Growing stockpiles of crude oil and distillate fuels met head-on with diminishing demand. RBOB gasoline fell for nine straight sessions, its longest slump in 25 years. The Fund’s short-term strategies yielded mixed returns with gains in currencies and losses in metals and interest rates. The Fund’s equity index positions generated mixed results in October. While economic conditions remained challenging across Europe, equities finished modestly higher on improved economic data. The Italian MIB (+1.9%) and French CAC40 (+2.2%) both finished with gains as industrial production improved. The London FTSE (+0.9%) rose modestly as gross domestic product (“GDP”) growth beat forecasts while the German DAX (+0.5%) was slightly higher despite declining factory orders. Equities in the east were mixed as uncertainty drove investor sentiment. Chinese H-Shares (+7.6%) rose as GDP and retail sales surpassed expectations. The South Korean Kospi (-5.2%) fell as growth remained sluggish while the Nikkei (+0.5%) rose on anticipated government stimulus. Weakness in the U.S. technology sector sent the Nasdaq down 5.4%. The Fund’s allocations to long-term interest rates underperformed in October as European peripheral woes created a risk-on, risk-off environment, while economic data in the U.S. pressured treasury futures. German bunds dropped 0.7% after Moody’s affirmed Spain’s investment grade credit rating at just above junk. Moody’s subsequently lowered the ratings of five Spanish regional economies. The localized downgrades along with an 11% tumble in Spanish retail sales drove assets back into the safety of bunds. Bund yields climbed as high as 1.66% before falling back to 1.46%. U.S. bonds experienced consistent declines, influenced by a drastic dip in the unemployment rate and significant increases in new housing starts. The Fund’s positions in the metals sector underperformed in October as prospects for additional stimulus measures diminished and the U.S. dollar firmed.

Expectations for another round of growth initiatives in China receded as September exports climbed 9.9% and industrial production accelerated. The Fed avoided addressing the approaching expiration of their Operation Twist program, reducing demand for gold and silver as inflation hedges. COMEX copper and LME aluminum declined 6.4% and 9.8% respectively as the debt crisis continued to weigh on world economies. The Fund’s energy portfolio underperformed in October as markets gave back recent gains. Crude oil fell another 7% as the global economy remained weak. North American crude output swelled to a 17-year high while consumption fell to a 4-year low. Earning misses by economic heavyweights Microsoft and General Electric signaled further demand reduction while Chinese imports remained depressed. European benchmark Brent crude (-3.3%) held up well relative to the WTI contract as the spread between the two widened to as much $24.87. Natural gas (+2.2%) rose to a 2012 high ($3.97 per million British thermal units (“btu”)) as storage levels were unchanged even though production rates remain high. The Fund’s allocations to foreign exchange markets generated moderate gains as the U.S. dollar fluctuated relative to world currencies. The British pound was steady against the U.S. dollar as GDP rose 1.0%, taking the U.K. out of recessionary territory. The Euro (+0.7%) rose modestly as the ECB took no action, citing elevated but acceptable levels of inflation. The Australian dollar weakened as the Reserve Bank of Australia (“RBA”) unexpectedly cut rates by 25 bps to 3.25% before a sharp climb in consumer prices (+1.4%) dampened expectations for further easing. The Canadian dollar (-1.6%) fell as a Bank of Canada (“BOC”) governor’s discouraging economic outlook doused expectations of near-term tightening.

For the fourth quarter of 2012, the most profitable market group overall was the currencies sector while the greatest losses were attributable to positions in the metals sector.

Fund results for the 3rd Quarter 2012:

In September, the Fund’s trading strategies produced negative results as the expansion of accommodative policies by central bankers led investors to add risk. Optimism that followed the ECB’s decision to buy Spanish and Italian bonds was amplified by the Fed’s announcement of QE3, lifting equities worldwide. The Fed revealed an open-ended plan to buy mortgage-backed securities while holding the federal funds rate near zero through at least mid-2015. The BOJ’s move to add 10 trillion yen to their asset purchase program and China’s openness to stimulus further supported stocks. Base metals climbed on hopes for increased demand while gold and silver benefited as inflation hedges. NY crude topped $100/bbl before growing stockpiles and the end of the summer driving season helped to reverse the trend. Natural gas rallied to a 2012 high on below normal gains in inventory ahead of the winter heating season. The Fund’s short-term strategies posted mixed results with gains in metals and losses in currencies. The Fund’s bond positions produced moderate losses in September as central bank intervention drove market movement. German bund yields climbed sharply as the ECB’s plan to purchase Italian and Spanish debt reduced safe-haven demand. Bund futures reached 3-month lows before concern over austerity measures within Spain’s 2013 budget and its ability to cooperate with the ECB sparked anxieties and reversed the move. After dipping 1.5%, U.S. 10-year note futures recovered to nearly unchanged on higher than expected U.S. jobless claims. The BOJ also eased, adding 10 trillion yen to its existing asset purchase program, suppressing Japanese Government Bonds (“JGB”) yields. The Fund’s allocation to currencies underperformed in September as the U.S. dollar lost ground against all major currencies in response to the Fed stimulus. Market expectations for QE3 proved to be correct as a weak employment data prompted further injections of liquidity. The Fed moved its focus to the mortgage market, announcing open-ended monthly purchases of $40 billion in mortgage backed securities. The ECB implemented a broad bond purchase program but stopped short of lowering interest rates. These moves prompted a decline in the U.S. dollar versus the euro (+2.2%) and the British pound versus the U.S. dollar (+1.6%). The Canadian dollar (+0.3%) strengthened versus the U.S. dollar as jobs data was better-than-expected. In Japan, the expansion of the BOJ’s bond purchase program led to volatile month for the yen (+0.5% versus the U.S. dollar). The Fund’s positions in the metals sector generated positive results in September as plans for open-ended asset purchases by U.S. and European central bankers and new infrastructure spending in China lifted both precious and base metal alike. Disappointing U.S. jobs data fueled growing expectations for monetary stimulus while China’s approval of new infrastructure spending supported metals early. Metals spiked higher following the announcement of QE3 with London Metal Exchange (“LME”) Aluminum (+11.3%) posting 11 consecutive gains, its longest rally in 25 years. LME and COMEX copper gained 7.7% and 8.7% respectively on anticipated raw material demand. Labor unrest in South Africa forced the closure of mines owned by Anglo American Platinum, the world’s top producer. Platinum was up 19.2% since August 16. The Fund’s allocations to the energies sector yielded disappointing results in September as the 30% climb in crude since June abruptly reversed on demand concerns and a build in supplies.

Saudi Arabia’s commitment to increase production, concern over a Spanish bailout and a reduced profit outlook from economic bellwether Fedex sent prices lower. The September 19 inventory report showed a build of +8.53M bbl, culminating in a 4.4% decline for crude. Gasoline strengthened against crude, climbing 1.2%, as refining capacity remained constrained. Heating oil also gained as the winter heating season draws near. Natural gas (+12.1%) finished at 2012 highs on news that stockpiles will fall short of capacity prior to winter.

In August, apart from its perpetual long gold position, the Fund’s strategies produced moderately disappointing results as guidance from central bankers increased investor appetite for risk. ECB president Mario Draghi’s late July statement that the he would do “whatever it takes” to preserve the euro proved to be the driving force behind a rally in European equity markets. German Chancellor Angela Merkel reaffirmed her country’s support for the ECB’s approach, increasing expectations for monetary stimulus. U.S. equities rallied in tandem with Europe, aided by a series of positive economic data, with the S&P 500 reaching a four-year high. Fed minutes released in advance of the highly anticipated Jackson Hole symposium revealed the Federal Open Market Committee’s (“FOMC”) intention to implement QE3 unless the strength and pace of economic recovery improves soon. Energy markets rallied markedly, lifted by U.S. and euro-zone optimism, heightened tensions in the Middle East, and the falling U.S. dollar. The drought gripping the U.S. Midwest drove corn and soybean to all-time highs. The Fund’s short-term strategies underperformed with losses in equities, energies and currencies. The Fund’s positions in equities underperformed in August as European leaders worked to improve the region’s fiscal position, reducing anxiety over euro-zone debt issues. Yields in Spain and Italy fell back on increasing expectations that the ECB will take action to avoid default. Equities in the U.K. (+1.8%), Italy (+8.9%) and Spain (+10.5%) all finished with gains in spite of weak economic data. France (+3.6%) and Germany (+2.7%) managed to avoid recession during the second quarter, outperforming their neighbors in the European Union (the “EU”). In the U.S., the S&P 500 (+2.2%) also gained, posting a four-year high. Asian equities in Japan (+1.6%) and Taiwan (+3.3%) finished on the plus side while stocks in China (-4.3%) fell as exports slowed. The Fund’s bond positions posted disappointing results in August as U.S. treasuries sold off steadily throughout the first half of the month in response to positive economic data and euro-zone optimism. Retail sales rose for the first time in four months while an encouraging 1.8% gain in housing prices signaled a strengthening economy. Reduced demand for safe-haven assets lifted U.S. 10-year note yields to an intraday three-month high of 1.86% before falling after Fed minutes alluded to the possible need for further stimulus. Positive economic news in Europe also contributed to risk appetite with better-than-expected GDP data from Germany (+0.3%) and France (unchanged), pressuring German bunds. The Fund’s positions in the energies sector benefited in August as the uptrend in the crude oil complex that began in July continued. Stronger employment data in the U.S. and an easing of European economic fears boosted the crude market early on expectations for increased demand. Inventory reports showed both crude and heating oil shrunk with heating oil inventories falling to a seasonally adjusted 4-year low. Tensions in the Middle East showed no signs of abating as hostilities continued to escalate in Syria. Crude prices climbed 9.6% while heating oil rose 11.5%. Natural gas prices fell back sharply, -12.8% to $2.799 per million btu, as the supply glut rose still further and temperatures moderated. The Fund’s allocation to currencies produced negative results in August. High expectations on the latest ECB meeting went unmet as little new information was revealed and rates were left unchanged. Germany’s firm support of the euro and Greece’s reaffirmed dedication to meeting bailout targets, bolstered confidence. As a result, both the euro (+2.2%) and British pound (+1.3%) gained ground versus the U.S. dollar. The U.S. dollar (-1.8%) was mostly weaker as the slow pace of U.S. growth prompted the FOMC to suggest that additional stimulus might be necessary to spur a sustainable recovery. The Australian dollar (-1.5%) fell as weakening Chinese demand threatened to dampen exports. The Japanese yen (-0.3%) lost ground early on weak economic data but quickly rebounded.

In July, the Fund’s trading strategies returned to positive territory as capital preservation was the primary goal for investors. Unsustainable debt in Spain had government officials considering all options including bailout, default, or even leaving the euro while Greece’s troika of creditors found the country to be falling short of budgetary targets required for their 240 billion euro rescue package. China’s growth slowed to 7.6%, a three-year low, prompting two rate cuts so far this year. Investors seeking refuge redirected cash into safe haven debt instruments, pushing yields to record lows. In the U.S., the Great Plains growing region is facing the worst drought since 1956. Less than one-third of the U.S. corn and soybean crop is in good condition, propelling both markets to all-time highs. The Fund’s short-term strategies produced mixed results with gains in interest rates and losses in metals. The Fund’s equity positions underperformed in July. Volatility persisted as the overhang of European economic difficulties and slowing global growth continued to weigh on markets. Spain’s Ibex35 (-4.0%) fell to its lowest point since 2003 while the Italian Mib40 (-3.0%) reached an all-time low, prompting regulators to reinstitute short-sale bans in both countries. In the U.S., the Dow (+1.1%) was supported by a drop in jobless claims and encouraging durable goods data. In China (+1.1%), slowing growth prompted a second cut to its key lending rate while Japanese stocks (-3.7%) lost ground, pressured by the yen’s appreciation. The Fund’s bond positions were profitable in July as investors poured money into safe-haven debt instruments despite record low yields. Spain remains at the center of Europe’s economic woes with 10-year bond yields reaching 7.75%, a euro-era record. In response, investment into German bunds increased, which twice touched a record low yield of 1.127%. British Long Gilts (+2.3%) also benefited from safe-haven inflows as Bank of England officials announced another 50 billion pounds in quantitative easing. Robust demand for the safety of U.S. debt drove 10-year and 30-year yields to record lows as well, at 1.379% and 2.4405% respectively. The Fund’s allocation to short-term interest rates generated positive returns in July as markets welcomed action from the ECB while looking to the Fed to follow suit. The ECB cut its benchmark lending rate to a record low of 0.75% and its overnight deposit rate to 0% in an effort to stave off recession. Speculation for further cuts drove the Euribor rate to a record low of 0.401%. Markets expected that the Fed may reconsider cutting the IOER (interest on excess reserves) from 0.25% in order to incentivize banks to reallocate reserves away from the Fed and into higher yielding areas. Anticipation for an IOER cut, coordinated with additional Fed tools, lifted Eurodollar futures. The Fund’s allocation to currencies produced moderate gains in July as global economic uncertainly drove money flows into safe-haven sovereign currencies at the expense of the euro. A permanent solution to the debt issues that plague southern Europe remained elusive, pushing the euro to a two-year low versus the U.S. dollar ($1.2043/euro). The yen maintained its favored status, up 7.2% since mid-March, while the Aussie dollar (+2.9%) also remained strong. The Canadian dollar (+1.5%) approached parity with its U.S. counterpart on relative economic outperformance. The Fund’s strategies produced strong returns in grains in July as the U.S. Midwest is experiencing its worst drought in nearly six decades. As of July 30th, only 25% of the crop was in good condition, the lowest since 1988. The U.S. Department of Agriculture (“USDA”) lowered yield estimates 12% to and was expected to make another significant cut in August. December corn gained 27% in July and is 59% higher since mid-June. It is likely that later maturing soybeans will be equally affected by the drought. The most active corn and soybean contracts posted all-time highs of $8.20  1/2 and 16.91  1/2 a bushel respectively. The Fund’s positions in the metals sector underperformed in July as COMEX gold continued to trade in a narrow range and global instability hurt base metal demand. LME warehouse zinc (-1.9%) supplies surpassed one million metric tons for the first time in 17 years while copper imports to China fell to a 10-month low. COMEX copper declined 2.1%, closing at $341.75/lb. Gold was confined to a 4.6% range as traders awaited signals from central bankers towards easing policies. The Fund’s allocation to the energy sector yielded disappointing results in July as crude oil mounted a rally from the dramatic decline over the last several months. Short-covering helped to start prices moving up early in the month as speculators sought to lock in gains. Rising political tensions between Israel and Iran helped to reinforce the rally with unrest in Syria increasing the likelihood of a near-term supply disruption. RBOB gasoline (+6.9%) and heating oil (+5.4%) moved up sharply in step with crude, in spite of ample supplies. Natural gas (+13.6%) rebounded further from lows as hot weather drove up cooling demand from utilities.

For the third quarter of 2012, the most profitable market group overall was the money market sector while the greatest losses were attributable to positions in the currencies sector.

Fund results for 2nd Quarter 2012:

In June, the Fund’s trading strategies yielded disappointing results as market sensitivity to European debt crisis news led to choppy market conditions. Investor focus remained on troubled European economies, with eyes turned to faltering Spain. Moody’s downgrade of Spanish sovereign debt was followed by rating reductions for numerous Spanish lenders. Depressed European indices reacted positively to EU summit agreements to reduce funding costs for Spain and Italy. U.S. stocks rallied in anticipation of QE3 but were disappointed as the Fed offered only an extension of the Operation Twist program. Commodity demand remains weak as supplies build in base metals and energies. U.S. crude inventories are at their highest since 1990 as growth in consumption is met with greater gains in production. The Fund’s short-term trading strategies also underperformed. The Fund’s allocation to equities underperformed in June due to volatile and directionless trading as European economic conditions weighed on global markets. Uncertainty over Greek elections eased as pro-EU moderates prevailed while business confidence in Germany hit a two-year low. European equities rose at the end of the month, as EU summit leaders eased repayment terms for Spanish banks. In the U.S., the Dow rose 3.4% but gains were tempered by poor unemployment and weak consumer confidence. China reacted to slowing growth by cutting its key interest rate. The Australian SPI fell 0.4% despite surprise gains in GDP and employment, while the Japanese Nikkei climbed 5.6% on expectations for further stimulus. The Fund’s bond portfolio experienced losses in June as the recent rally stagnated due to a lack of substantial central bank stimulus. Investors hoping for new asset purchases from the Fed were disappointed as they chose only to expand their Operation Twist program by $267 billion. Europe’s bond rally also retreated as area-wide interest rates climbed in response to the increasingly insolvent Spanish banking sector. While bond rallies in the U.S. and Europe cooled, Japanese 10-year bond futures continued higher with yields reaching 0.79%, the lowest since 2003. The Fund’s allocation to currencies produced negative results in June as the U.S. dollar declined versus major currencies. The euro (+2.4% against the U.S. dollar) finished in positive territory while remaining under pressure due to the unresolved debt crisis. Spanish bank insolvency and unsustainable sovereign debt had sent the euro to 23-month low before regaining ground. The Swiss franc (+2.5%) gained against the dollar while holding steady against the euro. The British pound (+1.7%) rose versus the dollar after May’s sharp decline while also gaining favor versus the euro. The Fund’s grain allocations generated moderate losses in June as hot and dry conditions in the U.S. threatened to damage the largest projected corn crop since 1937. December corn surged 21.6% as the market digested rapidly deteriorating crop conditions. Soybeans (+12.4%) trailed corn higher, tempered by hopes that the later developing crop still has time to recover. The Fund’s positions in the metals sector generated moderately negative results in June as gains in short base metal positions were offset by losses in range-bound COMEX gold (-0.4%). Demand for base metals has suffered as Chinese growth has slowed and the broader world economy has failed to show significant signs of recovery. After spending nearly the entire month in negative territory, however, base metals took part in a global rally spurred by European leaders’ agreement on short-term measures to assist Spanish banks. The Fund’s allocation to the energy sector produced gains in June as weak demand and ample supplies pushed prices lower. Global economic weakness continues to be the key driver of prices near-term as slowing global growth has hurt overall energy demand. Crude oil touched an eight-month low of $77.28/bbl with supplies reaching 22-year highs. Gasoline (-3.5%) fell as U.S. supplies rose more than expected and demand remains soft. Heating oil (-0.4%) also suffered from a rise in inventories and warm temperatures.

In May, the Fund’s trading strategies produced strong results as uncertainty and eroding optimism dominated market sentiment, sending investors on a broad-based flight to safety. Falling business confidence in Germany, rising euro-zone unemployment, and a shrinking manufacturing sector led to dramatic risk reduction across all sectors. The euro decreased to a nearly two-year low as investors sought the safety of the U.S. dollar, pressuring commodities. The S&P GSCI index of 24 commodities plunged 13%, its worst month since the recession of 2008. Demand for capital preservation drove yields of safe-haven debt instruments to all-time lows. The Fund’s short-term models enhanced monthly gains with profitable positions in CME Australian dollar, COMEX gold and CBT U.S. T-Bonds. The Fund’s equity positions excelled in May as markets fell sharply on weakening economic conditions. European economies continued to soften with negative quarterly GDP and falling indices in the U.K. (-7.5%), Italy (-10.4%), Spain (-11.8%), and Greece (-30.6%). Even though Germany managed to show slight positive GDP growth of .5%, Dax futures fell 7.9%. The possibility of a Greek departure from the euro-zone increased as economic and political pressures mount. In the U.S., the Dow slipped 5.3% as factory orders fell 1.5% and leading indicators slipped 0.1%, leaving only modest growth expectations for the near-term. The U.S. added 115,000 jobs in April, the fewest since October, 2011. Shares across Asia were decidedly weak with the Hang Seng (-11.5%), Nikkei (-10.2%), and MSCI Taiwan (-3.5%) sinking on weakening export demand. The Fund’s bond exposure returned substantial profits in May as the risk-off trade prevailed in response to the unresolved debt crisis in Europe. Elevated fears that Greece may leave the euro-zone and an increasingly troubled Spanish banking sector combined to lift borrowing costs for at-risk sovereigns. Fear-driven investment poured into safe-haven assets in Germany, the U.S., and Australia. German 10-year bund futures (+3.5%) rose to all-time highs. In the U.S., strong demand for safety pushed the benchmark 10-year note to a record low of 1.5309% with 30-year yields approaching their 2008 bottom. The Fund’s allocations to currencies yielded strong results in May as the U.S. dollar advanced sharply in a general flight to safety. Heightened European instability and slowing global growth hurt equity markets while driving the Dollar Index to a 5.4% gain and a 21-month high. The euro slid 6.6% against the U.S. dollar as regional unemployment hit 10.9%, a 15-year high. U.K. retail sales dropped the most over two years, pushing the British pound 5.0% lower versus the U.S. dollar. The Australian dollar fell 6.2% as the RBA unexpectedly cut its key lending rate 50 basis points to 3.75%. Only the Japanese yen (+1.8%) managed to rise against the U.S. dollar in relatively quiet trade. The Fund’s positions in the metals sector generated significant gains in May. Precious and industrial metals fell as a risk-off mentality began to permeate futures markets once again on renewed fears of a global economic recession. Euro-zone service and manufacturing sector data showed contraction for the ninth consecutive month, adding to concerns about the health of the global economy. Manufacturing data in China continued to reveal slowing growth, pushing down industrial metal. LME and COMEX copper fell for four consecutive weeks while LME aluminum slumped 5.9%. All base metals, with the exception of zinc, established new lows for 2012 in May, as did COMEX gold (-6.1%) and silver (-10.3%). The Fund’s allocation to the energy sector produced robust gains, benefitting from the sharp decline in the petroleum complex as ample supply and slack demand pressured prices. After several months of consolidation in crude, technical breaks below support levels led to a significant decline in both NYMEX and Brent futures, dropping 17.5% and 14.7% respectively. In natural gas, the well-established down-trend was finally broken as multi-year lows spurred buying interest. Mild spring weather and warm near-term forecasts helped support prices on increased cooling needs. Also during this time, an active market developed for MF Global claims similar to the Fund’s. The Fund closed on the sale of its MF Global claims in the amount of $940,087 for Series A and $1,736,710 for Series B on June 11, 2012, recognized prior to closing the Fund’s books effective May 31, 2012. Because the sale price did not match the amount of the Fund’s assets on deposit at MF Global as reduced by the reserve, each Series recognized a change in value as of May 31, 2012 as a result of the sale.

In April, the Fund’s trading strategies produced mixed results as markets digested signs of moderating growth and concerns over European sovereign debt. Minutes from a meeting of the Fed revealed the U.S. central bank will refrain from additional stimulus unless the economy wavers, sparking concern over growth and demand for raw materials. Upticks in weekly jobless claims and weak sales of previously-owned homes added to bearish sentiment. Chinese GDP grew 8.1%, the slowest pace in nearly three years as the country seeks to rebalance its economy away from exports and towards domestic consumption. Tenuous optimism in Europe gave way to increasing instability as austerity measures and ECB efforts to spur growth have yet to solve the regions debt woes, punctuated by S&P’s downgrade of Spanish debt. Investment flowed into safe-haven debt instruments of the U.S., Germany, and Australia in response to the weakness. The Fund’s bond exposure produced robust returns in April as investment poured into safe-haven assets on renewed euro-zone weakness and concerns over slowing growth. Spain’s soaring unemployment (24.4%), contracting GDP (-0.3%), and alarming spike in non-performing loans led to poor debt auctions as their 10-year yield climbed back above 6%. Resurging peripheral debt woes sent investors flocking to the security of German bunds (+1.9%). British Long Gilts also benefited from safe-haven inflows but performance was muted due to negative GDP growth in the U.K. Despite mixed economic signals and signs of stagnation, the U.S. maintained its favored position relative to struggling European economies, driving demand for U.S. debt. Australian debt yields fell to record lows as easing inflation data is widely expected to prompt a rate cut from the RBA at its next meeting. The Fund’s allocation to foreign exchange markets underperformed in April as markets ended little changed in volatile trade. Concerns over sovereign debt and slowing economic growth left European currencies seeking solid direction. The euro (-0.7%) fell modestly as economic indicators softened and Spain’s debt was downgraded. The Swiss franc (-0.5%) fell against the U.S. dollar after reversing early month gains. The British pound (+1.5%) gained against the U.S. dollar and the euro (+2.2%) on expectations the Bank of England will not pursue further stimulus. The Australian dollar (+1.0%) continued its position as a favored currency with the RBA keeping rates unchanged as their economy sustains growth. The Canadian dollar (1.1%) also appreciated as unemployment there fell to 7.2%. The Japanese yen (+3.8%) regained ground from its recent decline as the Bank of Japan remains focused on easing in an effort to strengthen growth prospects. The Mexican peso (-1.5%) fell back on worries global growth concerns will dampen exports. The Fund’s positions in the metals sector generated moderate losses in April due to sharp reversals in the LME and COMEX copper markets. Poor U.S. monthly payroll and industrial production figures, slowing Chinese growth and heightened euro-zone debt concerns drove copper 6.6% lower to 3-month lows before being turned markedly higher on falling inventories. LME copper stockpiles dropped to 241,550 tons, the lowest level since November of 2008 and down 30% since January as miners struggle to keep pace with consumption. COMEX copper posted five consecutive gains at month’s end, its longest rally since August, to close nearly unchanged. Short positions in COMEX silver (-4.7%) helped to offset losses while COMEX gold (-0.3%) had its smallest monthly change since March of 2010 as traders waited for clarity on global economic conditions. The Fund’s allocation to the energy sector yielded losses in April as encouraging U.S. manufacturing and consumer spending supported energy markets despite reduced geopolitical risk, slowing growth in China, and renewed recession fears in Europe. NYMEX crude posted its least volatile month in 17 years, trading in a 4.8% range, tightly bound by its 100 and 50-day moving averages. Weekly inventories (373 million barrels) reached an 11-month high as Chinese manufacturing contracted for the sixth straight month. Brent crude’s premium over WTI shrunk to as little as $13.61, the smallest margin since January, as Spain and the U.K. slid back into recession and negotiations with Iran showed promise.

For the second quarter of 2012, the most profitable market group overall was the bonds sector while the greatest losses were attributable to positions in the grains sector.

Fund results for 1st Quarter 2012:

In March, the Fund’s trading strategies produced disappointing returns as rapidly shifting macroeconomic factors led to trendless and choppy market conditions. The U.S. economy sustained momentum, adding another 227,000 jobs for its best six-month streak since May of 2006. Retail sales climbed 1.1%, the most in five months, reflecting consumer confidence despite rising gas prices. In contrast, commodity-driven economies such as Australia felt the effects of reduced base-metal demand, while euro-zone GDP unexpectedly contracted as the region struggled to contain its debt crisis. Crude oil declined as the impact of Iranian tensions receded when compared to slowing global demand and ample supplies. The Fund’s short-term strategies produced mixed to slightly negative results. The Fund’s allocation to currency markets yielded poor results in March. The U.S. dollar (+0.5%) advanced early as improvements in the U.S. economy and positive investor sentiment drove up equities and sent interest rates modestly higher. Later in the month Chairman Bernanke of the Fed reiterated his commitment to low interest rates, pressuring the U.S. dollar and erasing previous gains. The ECB continued to hold the line on interest rates, keeping its discount rate at 1%. The euro and British pound finished unchanged versus the U.S. dollar after declines of 2%. The Australian dollar (-4.4%) fell on weak GDP, an unexpected rise in unemployment, as well as softening commodity exports. The Fund’s bond exposure experienced losses during a turbulent March as U.S. and European bonds sold off precipitously only to rebound later in the month. JGB came under pressure as the BOJ resisted calls to increase asset purchases beyond the 30 trillion yen committed at their February meeting. JGB yields rose to 1.056%, the highest since December 2011. The Fund experienced negative results in the global equity markets in March. European stocks fell sharply on euro-zone GDP contraction (-0.3%) before optimistic U.S. data helped lift futures to 8-month highs. Markets quickly reversed on China’s shrinking economy and the possible need for further Greek debt restructuring. The FTSE (-2.1%), Amsterdam EOE Index (-1.2%), and Euro Stoxx (-4.5%) all finished lower. The Dow (+1.2%) and the S&P 500 (+2.5%) rose to four-year highs. Asian shares were mostly lower, pressured by the slowdown in China. China’s H-Shares (-10.9%) sank on weaker-than-expected housing and auto data with stocks in Singapore (-1.1%), Taiwan (-2.5%) and India (-2.3%) also lower. The Nikkei (+1.5%) managed to gain as the BOJ continued to ease in an effort to boost growth and weaken the yen. The Fund’s grains positions experienced moderate losses for the month. Directionless trading led to losses in corn and wheat while trending soybeans benefited long soybean meal positions. The Fund’s exposure to the metals sectors generated moderate losses as precious metals declined on increasingly positive sentiment surrounding the stability of the global economy. The Fund’s allocation to money market futures also produced negative results. Short-rate price movement closely mirrored the volatility seen in longer-term maturities as central banks continued to hold overnight lending rates between 0 and 25 basis points. Although targeted rates are expected to remain near zero for an extended period, the strength of the equity rally precipitated a decline in global short-rate prices, negatively impacting the Fund’s long positions.

In February, the Fund’s trading strategies generated solid returns as geopolitical and economic forces pushed energies and equities decidedly higher. Intensifying tensions with Iran over their nuclear program injected risk premium into oil markets, driving crude prices to multi-month highs. Meanwhile, a wave of hopeful economic data and the long-awaited second Greek bailout lifted stocks. U.S. unemployment fell for a fifth straight month, adding 234,000 jobs while U.S. consumer confidence posted its longest streak of gains since 1997. The Nasdaq hit 11-year highs and the Dow closed above 13,000 for the first time since 2008. The BOJ revealed plans to inject 10 trillion yen into the Japanese economy in an effort to suppress deflation while the ECB sought to stabilize euro-zone banks and stimulate the economy by issuing €529.5 billion of low interest loans. Chicago Board of Trade corn slid sideways awaiting spring plantings, while soybeans soared on expected crop damage in Brazil. Short-term strategies enhanced overall performance with gains in currencies, stocks, metals, and energies. The Fund’s allocation to the energy sector produced significant returns in February as economic optimism, escalating Iranian tensions, and reduced refinery capacity led to robust returns for long energy positions. Extreme cold in Europe in the midst of heavy refinery maintenance drove IPE gas oil (+6.3%) to a nine-month high. New York heating oil (+6.0%), also used in home heating, was pulled higher on anticipated demand shift to the U.S. Brent crude gained 10.9%, its best month since May of 2009, while NY crude (+8.6%) reached a nine-month high. Despite poor U.S. gasoline demand, RBOB futures extended an impressive rally, gaining 5.4%, aided by permanent, unplanned, and seasonal refinery closures. Promising U.S. employment data and the Greek bailout approval lifted energies universally on hopes of economic growth. The Fund experienced positive results in global equity markets as stocks rose on continued economic improvement. While Europe worked its way towards the second bailout of Greece, equity markets across the continent were higher as fears of an imminent euro-zone collapse subsided. The ECB eased monetary policy significantly in an effort to support markets, stepping away from its traditional mandate of inflation stability. Markets responded with the CAC40 (+4.5%), FTSE (+3.7%) and DAX (+6.0%) all finishing the month higher. Only the Greek index finished lower with a 9.1% loss. Investor optimism drove up markets across Asia with the Nikkei (+10.2%) climbing sharply as the yen fell. Improvements in the outlook for exports also boosted shares in Hong Kong (+6.6%), Korea (+3.5%) and Taiwan (+7.6%). The U.S. markets rose as unemployment fell to 8.3%, jobless claims hit a four-year low, and modest growth was seen in manufacturing and housing. The S&P 500 (+4.3%) is off to its best start in 21 years. The Fund’s allocation to currencies generated moderate losses due to the sharp reversal in the Japanese yen. The U.S. dollar was weaker against most global currencies as the Fed reiterated its highly accommodative stance in spite of improving economic conditions. The BOJ, which has struggled with deflation for more than a decade, announced it would target a 1% annual inflation rate, adding 10 trillion yen to the economy in the process. Traders took the news seriously and sent the yen (-6.2%) to a seven-month low. The euro (+1.9%) strengthened against the U.S. dollar as fears over a Greek debt disaster abated and expectations rose for increased lending activity. The Swiss franc (+1.8%) and British pound (+1.1%) also gained while better-than-expected economic data in Australia drove the AUD/USD rate to a six-month high (1.0795 $/AUD). South American currencies continued to climb with the Mexican peso (+1.4%), Colombian peso (+2.4%), and the Brazilian real (+1.7%) all gaining. The Fund’s bond portfolio produced negative results in February. U.S. bond prices retreated slightly from January highs as positive economic data continued to foster the strongest equity rally in two decades. U.S. unemployment dropped to 8.3%, returning to a level not seen since February 2009. U.S. 10-year notes retreated on the news and ended the month down 0.8%. The ECB implemented phase two of their long term refinancing operation liquidity program on February 27, injecting 530 billion euros of short-term liquidity into the region. The 1% loan offering was taken up by 800 euro-zone banks. The monetary infusion is expected to make its way into longer-term maturities as seen by the resulting rally in bunds and 10-year Swap Notes. The Fund’s strategies underperformed in the metals sector after bullish trends in precious metals radically corrected as Fed Chairman Bernanke quelled hopes for QE3. Immediately prior to the plunge, gold and silver each hit multi-month highs as investors placed hedges against rising consumer prices and a weakening U.S. dollar. Following Mr. Bernanke’s testimony, gold (-1.7%) and silver (-6.9%) decreased significantly. Fears of reduced euro-zone base metal demand abated as leaders came to agreement on a second aid package for Greece. LME aluminum (+4.0%), assisted by record canceled warrants (orders to withdraw stockpiles), reversed early losses in the broad-based rally. Rising confidence levels on both sides of the Atlantic and falling inventories worked in tandem to elevate COMEX (+2.1%) and LME copper (+2.2%).

In January, the Fund’s strategies produced mixed results as optimism toward a European debt resolution and positive economic growth indicators led investors to add risk. The U.S. dollar declined against major currencies as the “safety trade” unwound, accelerated by the Fed’s stated willingness to purchase additional bonds. Gold benefited from the dollar’s decline, posting a +10% gain, climbing solidly back above its 200-day moving average while base-metals surged on production cutbacks and anticipated Chinese demand. EU negotiations with Greece, initially promising, weighed on equity markets towards month-end as leaders debated terms of a second rescue package worth 500 billion euro. NYMEX gasoline trended higher throughout the month as supply concerns intensified due to multiple refinery closures while natural gas plummeted to a 10-year low on unseasonably warm winter temperatures and overabundant supply. The Fund’s short-term strategies contributed positively to performance with gains in bonds, stocks, and metals, while the Fund’s perpetual long gold position produced significant gains for the month. The Fund’s allocation to money market futures yielded robust returns as central banks universally maintained accommodative monetary policies. In the United States, minutes from the FOMC revealed the Fed’s commitment to maintain interest rates at or near zero through 2014. The ECB, having cut rates twice in the last three months, maintained rates at a record low of 1%, citing signs of stabilization. In the U.K., the Bank of England also maintained a record low benchmark of 0.5%. The Fund’s allocation to currency markets yielded negative returns as the U.S. dollar reversed its recent uptrend as global economic concerns began to subside. What had been a flight to safety in the U.S. dollar in late 2011 reversed as investors chose risk exposure and yield over conservation. The euro reached a 17-month low before recovering on perceived EU debt negotiation progress. The Australian dollar sustained its climb on relative economic outperformance, attractive interest rates, and strength in commodity prices. South American currencies, which lost significant ground in 2011, advanced considerably against the U.S. dollar. The Japanese yen rallied sharply late, closing at a three-month high, as investors flocked to the currency given the short-term U.S. interest rate outlook. The Fund’s grain positions experienced moderate losses for the month. Lingering concerns over South American corn and soybean yields drove grains to multi-week highs before surprisingly bearish USDA figures abruptly reversed trends. The highly anticipated January USDA report caused significant declines mid-month on unexpected increases in corn production and inventories, resulting in losses for the Fund’s corn positions. Wheat traded in tandem with corn, pressured by weak exports, ample supply, and favorable winter crop conditions. The Fund’s exposure to the energy sector generated positive returns, led by long gasoline and short natural gas positions. Gasoline ended up (+7.3%) for the month, while an unusually warm winter and continued supply glut pushed natural gas to $2.231/btu, a 10-year low. The Fund experienced losses in NYMEX crude oil amid a directionless trade as prices were range-bound between $98 and $103 per barrel.

For the first quarter of 2012, the most profitable market group overall was the energy sector while the greatest losses were attributable to positions in the currency sector.

2011

Series A

Net results for the year ended December 31, 2011 were a loss of 15.7% in net asset value compared to the preceding year. In this period, Series A experienced a net decrease in net assets from operations of $6,022,225. This net decrease consisted of interest income of $20,663, trading losses of $2,517,097 and total expenses of $3,525,791. Expenses included $693,659 in management fees, $374,951 in ongoing offering expenses, $56,243 in operating expenses, $1,499,588 in selling commissions, $544,421 in brokerage commissions, $337,063 attributable to the MF Global reserve and $19,866 in other expenses. At December 31, 2011 and December 31, 2010, the net asset value per Unit of Series A was $1,306.48 and $1,550.72, respectively.

Series B

Net results for the year ended December 31, 2011 were a loss of 21.5% in net asset value compared to the preceding year. In this period, Series B experienced a net decrease in net assets from operations of $9,410,149. This net increase consisted of interest income of $23,699, trading losses of $4,389,015 and total expenses of $5,044,833. Expenses included $904,883 in management fees, $489,121 in ongoing offering expenses, $73,370 in operating expenses, $1,956,503 in selling commissions, $1,060,080 in brokerage commissions, $529,613 attributable to the MF Global reserve and $31,263 in other expenses. At December 31, 2011 and December 31, 2010, the net asset value per Unit of Series B was $1,391.44 and $1,773.52, respectively.

Fund results for 4th Quarter 2011:

In December, the Fund’s trading strategies posted disappointing results as macroeconomic factors continued to shake markets, resulting in another volatile month of trading. Equities finished the year on a small upswing as positive economic news from the U.S. elevated markets from their intra-month lows despite the European debt crisis continuing to weigh heavily on global markets. The U.S. dollar trended higher to the detriment of gold, with gold futures trading below the 200-day moving average. Grains rallied as reduced yields for soybeans and corn drove prices higher while soft commodities’ values remained suppressed on steady output. Meanwhile, base metals lagged as stockpiles of aluminum increased to record highs while demand for copper decreased. Crude oil experienced a volatile trade with growing tensions between the U.S. and Iran threatening to disrupt the oil supply. The Fund’s allocation to the energy sector yielded losses in December as conflicting macroeconomic factors injected volatility into the markets. A modest improvement in U.S. economic data, including positive job reports, supported energy prices and helped sustain crude to just above the $100 per barrel. These increases, however, were reversed as proposed EU summit resolutions were viewed as insufficient to produce significant growth in Europe, resulting in multi-week lows. Calls for sanctions against Iran and the potential interruption to Middle Eastern supplies abruptly halted the slide and sent crude markets higher at the end of the month. For the month, natural gas (-16.5%) remained heavily bearish as a result of above-normal temperatures across the upper Midwest and East Coast and reported inventories significantly above the five-year average. The Fund experienced negative results in the metals markets in December as gains made in base metals were offset by losses in gold. The European debt crisis and related demand concerns significantly impacted metals prices over the second half of the year. Short positions in aluminum (-4.27%) prospered as fears of a recession in the euro-zone weakened demand for the base metal and as aluminum inventories increased to record levels. Copper also suffered from similar demand concerns as data out of China, the world’s largest user of the metal, indicated stockpiles increased while industrial output slowed. Silver (-14.9%) hit a four-month low after a sell-off spurred by Euro concerns. Meanwhile, gold (-10.5%) dropped below its 200-day moving average mid-month for the first time in over two years. The Fund’s money market positions yielded negative returns in December. Short-term interest rates remained on the decline as investors continued to favor the safety of money markets. Rates rose slightly from their lows throughout December as the ECB continued attempting to add liquidity to the markets by increasing access to its lending facilities. The U.S. also maintained its own easy monetary policy in order to boost liquidity and support economic recovery. The Fund’s money market positions declined slightly as money markets fell back near the end of the month. The Fund’s bond portfolio produced modest losses in December as external factors disrupted prices. While a mid-month auction of U.S. notes displayed its strongest demand since 1993, European political and central bank decisions drove prices lower. U.S. 10-year T-Note futures (+1.4%) gained on the month while 2-year T-Notes remained flat. In Europe, German bund prices dipped after the ECB’s decision to lend €489 billion to capitalize insolvent European banks. In Asia, Korean T-Bonds trended higher in December before dropping significantly after Kim Jong-Il’s death, ending nearly flat on the month.

In November, the Fund’s trading strategies underperformed as the continuing euro-zone debt crisis resulted in high market volatility and left investors searching for safe haven investments. Indices pared early heavy losses by month’s end as a coordinated effort by central banks in the euro-zone, the U.S., Canada, Switzerland, the U.K., and Japan to lower the cost of dollar funding gave much needed optimism to the markets. Bond yields rose significantly higher in Europe and Japan, with Germany unable to sell nearly a third of its bund offering and the Japanese benchmark 10-year Japanese Government Bond’s high yields making borrowing potentially unsustainable. The U.S. dollar resumed its status as a safe haven currency in November as investors reallocated from gold and the Swiss franc. Overall, the metals sector moved lower to the benefit of the Fund’s positions as global demand concerns from the euro-zone debt crisis along with slowing Chinese economic growth suppressed prices. Strong U.S. Thanksgiving retail sales and an increase in consumer confidence drove crude oil to over $100 per barrel. The Fund’s short-term strategies performed poorly as gains in energies were offset by losses in currencies and short rates. The Fund’s allocation to currencies experienced significant losses in November as the U.S. dollar reversed sharply as investors sought a safe haven currency in the face of global market turmoil. The U.S. dollar rose sharply against almost every global currency as uncertainty over the sovereign debt of some European nations continued to shake markets. The euro, Swiss franc, Canadian dollar and Brazilian real all finished with losses against the U.S. dollar with only the Japanese yen finishing with a modest gain as that currency drifted higher after last month’s late intervention. The Fund experienced strong gains in the global energy markets in November with long crude oil and short natural gas positions leading the way. Both NYMEX and Brent Crude rallied into month-end on record U.S. Thanksgiving retail sales, strong consumer confidence and a proposed ban on EU imports of Iranian oil. U.S. domestic crude stocks fell to 330.8 million barrels in November, the lowest level since January 2010, propelling crude 32% higher since early October while reaching $100 a barrel for the first time since July. The Fund’s bond portfolio produced losses in November as uncertainty over the euro-zone’s credit worthiness drove European yields to significant highs. Euro-zone uncertainty also lowered yields in the U.S. for most of November before a decision by central banks around the world to cut the U.S. dollar overnight index-swap rate reversed some of the U.S. 30-year note’s price increases in November. Japanese yields spiked at the end of November just days before a critical 2-year, 2.7 trillion Japanese yen offering. The Fund’s allocation to global equity markets yielded modest negative returns in November. Equity markets around the globe declined sharply early in the month as policy makers continued to search for solutions to growing economic tensions. Global markets moved up sharply late in the month, however, punctuated by news of a 6-nation coordinated central bank action aimed at easing strains within the banking system. As a result, significant early-month negative returns in Italy, Spain, Germany and Japan were pared, while the U.S. experienced positive returns for November despite large early-November losses.

In October, the Fund’s trading strategies posted disappointing results as renewed optimism precipitated a return to risk after September’s historic liquidation. Indices led the way higher, posting impressive gains as strong U.S. corporate earnings and GDP figures and a preliminary debt crisis agreement in Europe sent values higher. While central bank statements remained downbeat, bonds sold off as the bold action in Europe in dealing with the debt crisis inspired optimism. Crude oil and base metals also rallied as September’s losses appeared to have attracted renewed physical demand. Gold futures recovered from recent slides as weakening in the U.S. dollar and prospects for easy money in the U.S. and Europe for the foreseeable future supported values. Currencies reversed as yield- seeking investors redeployed capital after the euro-zone averted disaster, Japanese authorities intervened, and commodity currencies rose. Agricultural products finished mixed as a weaker U.S. dollar was offset by higher production. The Fund’s short-term strategies were unable to keep pace with the velocity of the change in direction as losses in bonds, currencies, energies and stocks offset gains in metals trading. The Fund experienced significant losses in bonds markets in October. Losses in bond markets arose as optimism over the economic outlook strengthened as the month progressed. U.S. bond and German bund yields rallied from their lows even as consumer confidence remained depressed as European policy makers tackled their sovereign debt issue in a comprehensive manner. The Fund’s allocation to currencies produced losses in October as the risk on/risk off dynamic that has prevailed in 2011 continued with a dramatic return to risk. September’s U.S. dollar liquidity operations and substantial progress between European sovereigns, banks and bond holders on a way forward out of the debt crisis combined to send the euro 3.7% higher. The late-month debt agreement prompted a temporary return to risk, sending capital flowing back into European regions such as Norway, Russia, Sweden and Poland. Commodity currencies also benefitted as macroeconomic risks receded with strong U.S. corporate earnings and a 2.5% rise in third quarter U.S. GDP. The Australian dollar, Canadian dollar and Brazilian real moved sharply higher in yet another extreme move. The Japanese government intervened for the fourth time in just over a year, sending the yen to intra-day declines of 4.7% after reaching post-war highs against the dollar earlier in the month. Allocations to stock and global energy markets also yielded negative returns in October. The Fund’s strategies in global equity markets suffered as markets reversed higher in volatile trade. U.S. equities led the way with the S&P 500 rising 11% for the month. Although consumer confidence and employment figures remained weak, investors gained confidence on impressive corporate earnings and U.S. GDP growth. In Europe, concerns over sovereign debt issues abated as the late-month summit finally yielded some tangible solutions to the crisis. The Fund’s allocations to global energy markets underperformed as encouraging economic news out of the U.S. and increasing optimism from European policy makers caused a sharp reversal from September’s liquidation. On October 31, 2011, MF Global, one of the Fund’s clearing brokers at the time, reported to the SEC and the CFTC possible deficiencies in customer segregated accounts held at the firm. As a result, the SEC and CFTC determined that a liquidation proceeding led by the Securities Investor Protection Corporation (“SIPC”) would be the safest and most prudent course of action to protect customer accounts and assets, and SIPC initiated the liquidation of MF Global under the Securities Investor Protection Act. On November 21, 2011, the SIPC liquidation Trustee announced that the shortfall in the customer segregated funds account could be as much as 22% or more. After consideration of the Fund’s exposure, Superfund Capital Management caused the Fund to take a reserve to account for the Fund’s estimated exposure to such 22% shortfall as of October 31, 2011. The reserve taken reduced the net asset value of Series A by approximately 0.95% and Series B by approximately 1.29%.

For the fourth quarter of 2011, the most profitable market group overall was the energy sector, while the greatest losses were attributable to positions in the currencies sector.

Fund results for 3rd Quarter 2011:

In September, the Fund’s trading strategies posted disappointing results as economic uncertainty spiked, precipitating a severe bout of commodity market liquidation and corresponding flight to the U.S. dollar and treasuries. Equities came under pressure early as poor U.S. unemployment data and growing dysfunction in European money markets prompted liquidation. Values remained under duress for the balance of the month as the International Monetary Fund (the “IMF”), the Fed and the ECB offered bearish assessments of downside risks to global growth. The U.S. dollar gained along with U.S. and European treasuries as investors flocked to safe haven assets while awaiting further clarity from European authorities. Gold and silver reversed August’s gains on a stronger U.S. dollar, increased margin requirements and collateral damage from commodity and equity market liquidation. Grains and soft commodities were hit particularly hard amid the fundamental reassessment of demand, a stronger U.S. dollar and improved production prospects. The Fund’s short-term strategies further detracted from overall performance as losses in currencies and energies offset gains in bonds, metals and stocks. The Fund experienced significant losses in grains and agricultural markets in September. Losses were seen in grain market trades amid global economic concerns, weakening demand, seasonal harvest pressure and a strong U.S. dollar. Positions in agricultural products underperformed as the combination of excellent production and the increasing likelihood of a global recession resulted in heavy liquidation. Allocations to currencies and money markets also yielded negative returns in September. Losses in currency markets resulted from a massive flight out of risk assets, including commodities, commodity currencies and emerging market equities, which propelled the U.S. dollar sharply higher against a global basket of currencies. Positions in global money markets lost ground in September as continued instability in financial markets led to choppy action at the top of the recent range. Pressure continued to mount on European officials as major bank shares fell amid reports of rising dysfunction in the inter-bank lending market. This prompted the major central banks to coordinate funding and stability to the system. The Fund’s models produced gains in metals and bonds in September. Metals markets saw positive results overall as the seemingly intractable European debt crisis escalated pessimism regarding industrial metal demand. The Fund’s bond portfolio continued to perform well during September as fear and central bank intervention drove major sovereign debt prices higher. As world commodity and equity prices fell, investors invested into the safe haven assets of medium and long-term sovereign debt. Other markets, relative to those discussed above, did not have a substantial impact on the month’s overall negative performance.

In August, the Fund’s trading strategies yielded mixed results as volatility continued to rise in conjunction with political and economic uncertainty. Global contagion fears escalated to new levels during the month following the downgrade of U.S. debt and heightened fears of a downgrade of French debt. The Fund’s trend following models produced gains in bonds and money markets as safe haven capital flooded to sovereign debt. The Fund’s short-term strategies also contributed positively to overall performance as gains in bonds, metals and energies offset losses in stocks and currencies. The Fund’s allocation to bond markets outperformed once again in August as the fear trade picked up momentum amid flagging consumer sentiment as governments continued to fail to address long-term deficit challenges. U.S. bonds increased over 7% as safe haven demand surged with the S&P downgrade of U.S. debt and subsequent heavy liquidation in global equity markets. The trading strategies also produced gains from short-term interest rate futures positions in August as the uptrend remained firmly entrenched. Short-term rate futures around the world spiked higher early in the month as equities sold off in response to uncertainty surrounding the debt of both sovereigns as well as major financial institutions. Somewhat paradoxically this led to a flight to safety to some of the very sovereigns that were coming under fire, most notably the U.S. Allocations to equities markets yielded negative results in August as global markets collapsed under the weight of fears surrounding the stability of major international banks. Equity market volatility increased as S&P’s downgrade of U.S. debt was followed by fears of a French downgrade due to exposure to Italy. Global growth expectations contracted quickly sending Italian (-15.7%), Spanish (-8.9%) and French (-11.4%) indices sharply lower, prompting regulators to establish short-selling bans. Short sellers responded by attacking Europe’s leading economy, sending Germany’s DAX to a loss of 19.4%. Asian markets also suffered amid global contagion fears, as Japan (-9%), Korea (-13%) and Singapore (-9.7%) witnessed declines. Late month news that Warren Buffet was investing $5 billion in embattled Bank of America shares along with a surprisingly strong U.S. durable goods number and a Greek bank merger restored some measure of confidence while limiting losses in the Dow to 4.1%. The Fund’s currencies positions also yielded negative returns in August as the euro and U.S. dollar settled into tight ranges while risk currencies reversed lower. Other market sectors, relative to those discussed above, did not have a substantial influence on the Fund’s relatively flat performance in the month of August.

In July, the Fund’s trading strategies bounced back to produce strong returns as global contagion fears resulted in strong moves for safe haven assets at the expense of risk. The Fund’s short-term strategies contributed positively to overall performance as gains in bonds and stocks offset small losses in currencies, metals and energies. The strongest performing sectors on the month were bonds, metals and currencies, with bonds having the most substantial returns. Meanwhile, stock indices and grains produced moderate losses. The Fund’s bond positions performed well in July on speculation that there was an increasing likelihood of a debt-related slowdown in Europe and the U.S. German bunds rallied on demand for safe haven assets as Consumer Price Index (“CPI”) figures remained muted despite factory orders and exports easily surpassing expectations. The health of major banks in Italy and Spain came into question forcing Spanish and Italian yield to soar amid increasing loan losses for private banks. In the U.S., the combination of a disappointing early month jobs report and debt ceiling related slowdown fears supported the steady trend higher. Allocations to metals produced positive results on the month as policy maker deadlocks in Europe and the U.S. drove investors to the perceived safety of gold and silver. December gold finished 8.4% higher, surpassing the $1,637 level, while September silver added 15.2% to finish just over the $40 mark. London copper added 4.5% due to strong U.S. corporate earnings and a 20% increase in Chinese refined copper imports following May’s domestic stocks drawdown. An early month Chinese rate hike and a somewhat disappointing GDP report did little to slow the advance. The Fund’s currency market positions yielded positive results in July as early U.S. dollar strength reversed mid-month, giving way to concern over the risks associated with a failure to raise the U.S. debt ceiling. The first half of the month saw significant euro weakness amid conflicting signals from various euro-zone officials as to the ultimate fate of their heavily indebted members and the monetary union itself. The U.S. dollar rallied over 2% while the euro gave up over 3% amid Greek default talk and heightening Italian solvency concerns. From there, the U.S. dollar reversed as global investors sought protection from a potential U.S. default as debt ceiling negotiations faltered. The Fund yielded slightly negative results in the stock indices sector in July as global markets continued to retrace from spring highs amid debt worries. Grain positions also experienced moderate losses in July on weather related yield uncertainty.

For the third quarter of 2011, the most profitable market group overall was the bonds sector, while the greatest losses were attributable to positions in the currencies sector.

Fund results for 2nd Quarter 2011:

In June, the Fund’s trading strategies yielded negative results as the correction in stocks and commodities that began in May continued, only to reverse late in the month. The Fund’s short-term strategies contributed positively to overall performance as gains in bonds, metals and stocks offset losses in currencies and energies. The Fund underperformed in equities futures trading in June as stagnating growth and European sovereign debt worries sent indices sharply lower. European equities plummeted as EU officials, private creditors and the Greek government struggled to find a workable solution to the crisis. Meanwhile, the Fund’s bond strategies outperformed across the board in June, responding in a classic inverse manner to the factors affecting equities. German bunds moved steadily higher early as uncertainty over the status of Greek debt intensified. Lower than expected German factory orders and industrial production supported values as well. Australian bonds rallied, due in part to the attractive yield differential versus the U.S., Europe and Japan. The Fund’s allocation to global energy markets produced losses as the recent correction continued in June, reflecting increasing pessimism for economic prospects. Energy markets and commodity currencies sold off while treasuries gained on safe haven flows as softening manufacturing data prompted the ECB and the Fed to lower their longer term inflation estimates. However, with a late month agreement on a new aid package, equities and other risk assets reversed higher, while treasuries gave back earlier gains. Late month losses in previous metals and choppy action in base metals led to negative performance in that sector. The Fund’s trading models also produced losses in grains in June as improving weather and declining demand prospects associated with macroeconomic concerns led to sharp reversals. Gold and silver finished lower on the inflation outlook while grains sold off as excellent weather and an uncertain demand outlook led to higher inventory estimates.

In May, the Fund’s medium to long term trading strategies underperformed as investors temporarily abandoned risk assets in favor of safe haven alternatives. The Fund’s short-term strategies also contributed negatively to overall performance as losses in equities, metals and currencies offset gains in bonds and energies. Equities reversed as declines in U.S. employment, housing and GDP combined with disappointing German factory orders to unnerve bullish investors. The Fund’s allocation to global stock indices underperformed despite a late recovery as the European debt crisis and a slowdown in manufacturing heightened fears of stagnant growth. The Fund’s bond strategies produced positive results across the board in May as safe haven assets pressed higher amid uncertainty concerning the sustainability of global economic growth. Treasuries rallied as bond yields in peripheral European states soared amid growing concern that a Greek default or restructuring was a real possibility. Allocations to currencies yielded poor results for the Fund in May as the U.S. dollar and euro reversed April’s action following the ECB’s unexpected removal of the “strong vigilance” on higher prices language from their May policy statement. The growing focus on the European sovereign debt situation prompted a flight out of risk assets and into the U.S. dollar and the Swiss franc, which established a new record high against the euro. Energies and base metals saw sharp declines as a bearish Goldman Sachs commodity call, along with heightened volatility in forex markets tied to the problems in Europe, spurred liquidation. The Fund’s performance in the metals sector reversed as gold futures opened the month retracing over 6% from all-time highs established on May 2nd. The weakness stemmed from massive liquidation in silver and receding inflation fears as European sovereign debt instability delayed near term prospects for an ECB rate hike. April gains turned into May losses for the Fund in energies as recent upward trends in crude oil, heating oil and gasoline gave way to significant declines. Grains endured more volatile action as extreme weather in the Northern Hemisphere continued to threaten production prospects. The Fund’s position in grains suffered due to continued volatility from broad based commodity selling, a reversal in the U.S. dollar and a surprise 8% upward revision in 2010-11 USDA corn ending stocks.

In April, the Fund’s allocation to global stock indices performed well in April as the uptrend in equities continued. The Dow rose 4.4%, reaching mid-2008 highs on excellent quarterly earnings. Late-month results from Apple and IBM easily offset the downgrade of the U.S. credit outlook by S&P. European equities generally ignored sovereign debt worries, finishing broadly higher as surging Germany factory orders and industrial production set a positive tone. However, Greece’s ASE-20 moved back to its lows as debt restructuring rumors rattled investors. Asian indices tracked steadily higher, continuing to capitalize on China’s dynamic growth. Japan’s Nikkei (+1.3%) broke higher late as disaster recovery efforts progressed. The Fund yielded negative results in global bond markets in April as a mid-month reversal produced losses. German bunds continued their recent trend lower early in the month as strong economic data at home combined with sovereign debt fears on the periphery to drive yields higher. Ongoing inflation fears ahead of the ECB’s 25 basis point rate hike also exerted pressure. Values then recovered somewhat before vaulting higher in conjunction with the downgrade of the U.S. credit outlook by S&P as investors received a sobering reminder of the potential long-term risks to global growth prospects. The Fund experienced minor gains from its allocation to short-term interest rate futures in April in mixed action. Eurodollar futures trended higher as the Fed officially reiterated its commitment to completing the second round of quantitative easing (“QE2”) after some doubts were expressed last month. Euribor futures finished mixed as the ECB maintained its vigilant stance on inflation by raising their discount rate 25 basis points as expected. Allocations to currency markets yielded strong results in April as recent trends extended amid accelerating U.S. dollar weakness. The euro surged to its highest level since December of 2009 as an S&P downgrade of the U.S. credit outlook prompted severe U.S. dollar weakness as the month came to a close. The Australian dollar marched 6.2% higher amid excellent export growth, while the New Zealand dollar rose by approximately the same percentage on a rising appetite for yield and risk as global investors sought to offset asset deterioration linked to inflation. The Colombian peso added another 5.5% amid heavy foreign direct investment flows into the oil and mining industries. Sweden’s krona and Brazil’s real also gained significantly as rate hikes attracted yield hungry investors. The Fund’s grain positions suffered losses in April amid heightened volatility as values fluctuated along with uncertain weather. Soybeans finished lower on the prospect of U.S. corn acres shifting to soybeans due to an excessively wet spring. A potentially record breaking South American crop led China to cancel U.S. purchases, while a bearish commodity call by Goldman Sachs pressured values as well. Wheat sold off late, losing 7% of its value as forecasts for badly needed rains in winter wheat areas offset the bullish effects of excessive moisture in spring wheat regions. Corn traded to all-time highs above $7.80 per bushel as poor planting progress threatened to exacerbate historically tight supplies. The Fund’s allocation to agricultural markets also resulted in losses for April as growing supplies offset the weaker U.S. dollar. June cattle (-6.2%) fell throughout the month after establishing record highs on April 4th as the USDA reported that commercial red-meat production reached a record high. June hogs also reversed to finish 8.4% lower after a reported 12% increase in frozen pork stocks versus last year. Cotton fell sharply on concern that China’s attempts to slow inflation using higher interest rates and reserve rate requirements would cut into demand. Meanwhile, July NY coffee established 14-year highs amid poor weather in South America. Allocations to metals outperformed in April as exceptional U.S. dollar weakness and rising inflation throughout the world propelled precious metals sharply higher. Gold saw an 8.1% gain, surpassing the $1,550 per ounce mark. July silver tacked on another 28%, pushing its year to date return to over 50% in frenzied action. Copper futures lost 3.4% as the U.S. credit downgrade and another reserve requirement hike in China dampened the growth outlook for the world’s two largest copper consumers.

For the second quarter of 2011, the most profitable market group overall was the bonds sector, while the greatest losses were attributable to positions in the energy sector.

Fund results for 1st Quarter 2011:

In March, the Fund’s allocation to global equity markets underperformed as a sharp countertrend reversal following the disaster in Japan produced losses for the Fund’s strategies. Equity markets opened the month moving sideways as the reemergence of sovereign debt and inflation worries in Europe offset steady expansion in global manufacturing. From there the Nikkei plunged 25.0% on panic-induced selling following the events of March 11th. Results for the Fund’s models experienced losses as most leading indices participated in the selloff as risk appetite abated. Equities quickly recovered as the focus shifted to the growth to be generated by rebuilding Japan. Nikkei futures finished only 7.7% lower on the month while shares in South Korea and Hong Kong finished 9.1% and 0.9% higher, respectively, on the belief that these markets are well positioned to fill the temporary void left by the decimated Japanese manufacturing sector. U.S. equity markets also experienced small gains as macroeconomic data continued on a positive trajectory. A mixture of long and short positions in equity markets led the Fund to an overall loss. The Fund’s positions in the bond sector experienced gains in March despite volatile market conditions as geopolitical instability in Libya and Japan and financial instability in Europe led investors to the relative safety of treasuries. Positions in 10-year Japanese Government Bonds experienced gains as the market opened the month near unchanged before rallying sharply in response to a nearly 20.0% washout in equities following the disaster. The Fund experienced losses in German bund futures as the market finished lower on news of improving employment, factory orders and retail sales. Meanwhile, the sovereign debt situation continued to evolve amid several debt downgrades of peripheral states, prompting investors to demand more yield to hold German debt even as EU leaders agreed to an expanded bailout package for troubled states. Results in U.S. bonds also experienced losses in turbulent trading activity as strong economic prospects offset geopolitical safe haven buying. A mixture of long and short bond positions led the Fund to an overall gain on the month. The Fund’s currency positions experienced gains in March as interest rate expectations and unsettling geopolitical developments dominated trading activity. June euro futures advanced 2.9% despite debt downgrades of Greece, Portugal and Spain as the ECB chairman continued to express the need for extreme vigilance with respect to the growing threat of inflation. The Swiss franc benefitted as investors sought shelter from the U.S.’s quantitative easing and Europe’s sovereign debt troubles. The yen rose over 4.0% following the catastrophic earthquake, amid expectations for a massive repatriation of capital to rebuild the stricken nation. However, in the first coordinated G7 intervention since the 2000 support for the euro, central bankers crushed the rally on March 18th, leading to a loss of 1.6% on the month. The Mexican peso outperformed as the oil producing nation saw slowing inflation complimented by expectations for continuing strong GDP growth. A mixture of long and short currency positions led the Fund to an overall gain on the month.

In February, the Fund’s allocation to equity markets performed well as major indices in the U.S. and Europe continued to press higher on improving economic conditions and strong corporate results. Late in the month, European and U.S. equities were shaken as the political unrest in Egypt spread to Libya and Bahrain, where protesters were met with force. The outbreak of violence triggered a spike in energy markets, which, when combined with uncertainty surrounding the severity of the crisis, prompted liquidation. Most major U.S. and European indices recovered late amid reassuring comments that the Saudis would cover any oil supply shortfalls. Asian shares struggled as inflation took a toll on growth prospects. Chinese H-shares lagged, finishing unchanged as inflation and consequent fiscal tightening dominated the action. Spillover pressure also affected shares in Singapore and Taiwan, which finished 5.9% and 5.6% lower, respectively. Japan’s Nikkei and Australia’s SPI finished 3.7% and 2.1% higher, respectively, in relatively quiet trading. A mixture of long and short positions in equity markets led the Fund to an overall gain in February. The Fund experienced losses in the bond sector in February as existing positions suffered amid a reversal in investors’ perception of the current risk environment. After breaking lower early in the month on strong corporate earnings and forward guidance, U.S. 30-year bond futures surged to January highs as growing unrest across the Middle East unnerved investors, prompting a general flight to safety. Germany’s bund futures opened the month under pressure as anecdotal evidence of exceptional demand from China offset disappointing December factory orders and retail sales data. However, the deteriorating geopolitical situation and local election losses by the majority ruling party in Germany spurred a reversal that led to losses for the Fund. Trade in Australian bond futures was particularly volatile, to the Fund’s detriment, as weakness associated with a strong early month employment report faded as the Reserve Bank of Australia chief indicated that the central bank was not considering a rate hike at the current time. A mixture of long and short bond positions led the Fund to an overall loss on the month. The Fund obtained gains in currencies in February as the U.S. dollar continued to trend lower, extending January’s losses by another 0.7%. The Swiss franc and Japanese yen finished 1.5% and 0.3% higher, respectively, amid safe haven buying as the situation deteriorated in the Middle East. The Fund experienced gains in the British pound, which finished the month 1.5% higher, after CPI readings showed that prices were increasing at a 4.0% annualized rate, the highest level since fall of 2008. Meanwhile, central bankers in Peru, Colombia, Indonesia and Russia raised rates as they continued to battle inflation while also attempting to fend off the negative effects that massive currency inflows are having on domestic currency appreciation. Colombia extended its dollar purchase program for another three months, hoping to cap currency gains to protect its export prospects. The Australian dollar finished 2.5% higher against the U.S. dollar as strong commodity markets supported full employment. A mixture of long and short positions in the currency sector led the Fund to an overall gain on the month. The Fund’s allocation to global energy markets yielded gains as growing instability in the Middle East and Northern Africa sent prices significantly higher. Short positions in WTI crude oil performed well early in the month, falling over 5.0% following the Egyptian president’s resignation and total U.S. fuel supplies moving to twenty year highs at the Cushing, Oklahoma delivery point. From there, the Fund experienced gains on long positions in April gasoline, heating oil and brent crude, which finished 9.8%, 7.6% and 10.9% higher, respectively, at the expense of the Fund’s WTI crude position as civil unrest spread to Bahrain, Libya and Oman. The markets gathered momentum as speculation surrounding the stability of the Saudi regime intensified. Short positions in April natural gas also performed well, falling 8.9% on the month as forecasts for mild weather contributed to a convincing breach of the $4 per million btu level. A mixture of long and short positions in the energy sector led the Fund to an overall gain on the month.

In January, the Fund’s allocation to global equities finished mixed as disappointing performances in several peripheral markets offset steady trends in major indices. In Europe, several past laggards, including Greece, Italy and Spain finished the month 13.9%, 9.2% and 10.2% higher, respectively, as heavy ECB participation in secondary market debt auctions and plans for a comprehensive debt relief structure reassured investors. Small gains on positions in Germany’s DAX, France’s CAC40 and the Amsterdam EOE Index, which finished 2.5%, 5.1% and 1.3% higher, respectively, offset losses in the sector as several core European economies improved. U.S. equities pressed higher as improving employment figures and solid consumer demand elevated corporate earnings. The Fund experienced early losses in Australia’s SPI as epic flooding cut into 2011 GDP prospects. Chinese H-Shares reversed lower late in the month to the Fund’s detriment as authorities continued to struggle with inflation. Overall, a mixture of long and short stock indices positions led the Fund to an overall loss. The Fund’s allocation to global bond markets underperformed in January as investors exited safe haven assets in response to improving global economic conditions. The Fund experienced losses in its Japanese government bond positions as large auctions and generally poor economic performance resulted in a ratings agency debt downgrade, encouraging investors to put money to work outside the country. In Europe, investors sold bund and bobl futures as Euro-zone industrial production readings easily surpassed expectations. Additionally, positive dialogue from various heads of state regarding a comprehensive crisis solution was backed up by aggressive ECB purchases of Italian, Portuguese and Spanish debt in secondary markets, ensuring successful auctions for the embattled countries. In the U.S., performance suffered in choppy countertrend action as bond and note futures moved sideways to slightly higher as QE2 persisted in spite of rising inflation concerns in the rest of the world. A mixture of long and short bond positions led the Fund to an overall loss on the month. The Fund experienced losses in the interest rates sector as European short rates reversed sharply from December’s strong close. While the ECB left rates unchanged in January, their policy minutes emphasized vigilance over price stability in the midst of rising commodity prices. Policy makers also noted that uncertainty remains elevated and some financial institutions still face the threat of balance sheet adjustments despite positive underlying momentum in the economy. They also stressed the need for Euro members to reduce debt-to-GDP ratios. Short rate futures in the U.S. finished near their highs as early weakness associated with a strong employment report was offset by staunchly accommodative Fed monetary policy. Their focus, in contrast to the ECB, continues to be focused on growth and full employment at the expense of inflation. Meanwhile, Australian short rate futures moved higher to the Fund’s benefit as epic flooding cut into 2011 GDP estimates, thereby reducing prospects for previously expected rate hikes. A mixture of long and short interest rate positions led the Fund to an overall loss on the month. The Fund’s allocation to currency markets underperformed in January as the euro and British pound finished 2.4% and 2.8% higher against the U.S. dollar, respectively, and euro-zone regionals reversed late 2010 losses. Early month news that Japan would buy distressed sovereign debt and strong ECB secondary market participation in Portuguese, Spanish and Italian bond auctions provided support to these economies. As confidence in the euro improved, investors moved out of the Swiss franc, which finished 0.9% lower against the U.S. dollar, and back into risk plays in Hungary and Poland, which finished 5.4% and 4.1% higher, respectively, resulting in losses for the Fund. The Australian dollar finished 2.1% lower against the U.S. dollar as flood damage triggered a one-time levy, which tempered 2011 growth estimates and rate hike expectations. The Fund experienced losses in the yen following a credit rating downgrade as Japan’s huge debt load and limited policy options unnerved investors. Gains in the Mexican peso, which finished 1.8% higher against the U.S. dollar offset some losses in the sector as the peso rallied on prospects for a sustained U.S. economic recovery. The Fund’s mixture of long and short currency positions led to an overall loss on the month. The Fund experienced losses in the metals sector in January as gold and silver futures traded sharply lower amid growing optimism that the global economic recovery is gaining momentum. April gold finished with a loss of 6.2% as strong early month U.S. employment figures and ebbing contagion fears in Europe limited investors’ appetite for the alternative asset. March silver finished the month 8.8% lower in correlated action. The Fund’s allocation to industrial metals also suffered. The Fund’s positions in March COMEX copper were stopped out after a 6.0% intra-month decline due to China raising its reserve requirement in response to elevated GDP and CPI reports. Fears that China would take more aggressive measures to limit growth led to losses in London aluminum, lead and zinc as several Chinese banks were forced to cease lending for the remainder of the month. A mixture of long and short metals positions led the Fund to an overall loss on the month. The Fund’s allocation to global energy markets produced positive returns in January as economic, logistical and geopolitical factors underpinned values. Strong U.S. employment figures and a pipeline shutdown in Alaska supported the Fund’s New York crude oil positions early in the month. However, elevated Chinese GDP and CPI readings precipitated another reserve requirement hike while increasing expectations for additional measures to slow their economy. This scenario, along with a bearish U.S. inventory report, contributed to losses for the Fund amid an 8.0% drop from intra-month highs. Long positions in brent crude finished 6.6% higher, surpassing $100 per barrel following a reversal in European demand expectations, an accident in the North Sea which idled 200,000 barrels of production and heightening unrest in Egypt. Front-month heating oil surged as well, adding 7.4% as exceptionally cold weather gripped the northern hemisphere, providing excellent returns for the Fund. A mixture of long and short energy positions led the Fund to an overall gain on the month.

For the first quarter of 2011, the most profitable market group overall was the energy sector, while the greatest losses were attributable to positions in the bonds sector.

Off-Balance Sheet Risk

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures positions of the Fund at the same time, and if Superfund Capital Management was unable to offset such positions, the Fund could experience substantial losses. Superfund Capital Management attempts to minimize market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio in all but extreme instances not greater than 50%.

In addition to market risk, in entering into futures and forward contracts, there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the U.S. and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

On October 31, 2011, MF Global reported to the SEC and the CFTC possible deficiencies in customer segregated accounts held at the firm. As a result, the SEC and CFTC determined that a liquidation proceeding led by SIPC would be the safest and most prudent course of action to protect customer accounts and assets, and SIPC initiated the liquidation of MF Global under the Securities Investor Protection Act. Superfund Capital Management closely monitored MF Global in the weeks prior to October 31, 2011 and began reducing the Fund’s exposure to MF Global. In October, total trading positions and assets of the Fund held at MF Global were reduced and steps were initiated to transfer all remaining positions and assets from MF Global to other clearing brokers prior to the bankruptcy filing. In the fourth quarter of 2011, the SIPC liquidation Trustee announced that the shortfall in the customer segregated funds account could be as much as 22% or more. After consideration of the Fund’s exposure, Superfund Capital Management caused the Fund to take a reserve to account for the Fund’s estimated exposure to such 22% shortfall. Series A recorded a reserve that reduced the net asset value by approximately $337,000 and Series B recorded a reserve that reduced the net asset value by approximately $529,000.

Since the Fund’s initial reserve was taken, an active market developed for MF Global claims similar to the Fund’s. As a result, Superfund Capital Management received bids from third parties for the purchase of the Fund’s MF Global claims. Following this process, Superfund Capital Management determined it was in the best interests of the Fund to sell its MF Global claims, and the Fund closed on the sale in the amount of $940,087 for Series A and $1,736,710 for Series B on June 11, 2012. Although the sale did not close until June 11, 2012, Superfund Capital Management recognized the change in reserve prior to closing the Fund’s books effective May 31, 2012. Because the sale price did not match the amount of the Fund’s assets on deposit at MF Global as reduced by the reserve, each Series recognized a change in value as of May 31, 2012 as a result of the sale. Such change in reserve is presented as “Gain/Loss on MF Global” on the Statements of Operations. Due to the manner in which each Series’ assets were held at MF Global, the sale price for Series A’s claim was slightly more than the carrying amount of Series A’s assets on deposit at MF Global (as reduced by the amount the reserve taken, as described above), while the sales price for Series B’s claim was slightly less than the carrying amount of Series B’s assets on deposit at MF Global (as reduced by the amount of the reserve taken, as described above). As a result, on May 31, 2012, the net asset value of the Series A Units increased by approximately 0.13% (or approximately $1.82 per Unit) and the net asset value of the Series B Units was reduced by approximately 0.12% (or approximately $1.92 per Unit). Following this sale, the Fund no longer has any exposure to MF Global.

Off-Balance Sheet Arrangements

The Fund does not engage in off-balance sheet arrangements with other entities.

Contractual Obligations

The Fund does not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. The Fund’s sole business is trading futures, currency, forward and certain swap contracts, both long (contracts to buy) and short (contracts to sell). All such contracts are settled by offset, not delivery. Substantially all such contracts are for settlement within four months of the trade date and substantially all such contracts are held by the Fund for less than four months before being offset or rolled over into new contracts with similar maturities. The financial statements of Series A and Series B each present a Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of such Series’ open forward contracts as well as the fair value of the futures contracts purchased and sold by each Series at December 31, 2012, and December 31, 2011.

Critical Accounting Policies — Valuation of the Fund’s Positions

Superfund Capital Management believes that the accounting policies that are most critical to the Fund’s financial condition and results of operations relate to the valuation of the Fund’s positions. The Fund uses the amortized cost method for valuing U.S. Treasury bills. Superfund Capital Management believes the cost of securities plus accreted discount, or minus amortized premium, approximates fair value. The majority of the Fund’s positions are exchange-traded futures contracts, which are valued daily at settlement prices published by the exchanges. Any forward foreign currency contracts held by the Fund are valued at published daily settlement prices or at dealers’ quotes. Thus, Superfund Capital Management expects that under normal circumstances substantially all of the Fund’s assets are valued on a daily basis using objective measures.

Recently Issued Accounting Pronouncements

ASU 2011-11

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-11, Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”). ASU 2011-11 requires disclosures to make financial statements that are prepared under U.S. generally accepted accounting principles (“U.S. GAAP”) more comparable to those prepared under International Financial Reporting Standards (“IFRS”). The new disclosure requirements mandate that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of assets and liabilities as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, ASU 2011-11 requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. New disclosures are required for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Superfund Capital Management is evaluating the impact of ASU 2011-11 on the financial statements and disclosures.

In January 2013, the FASB issued guidance to clarify the scope of disclosures about offsetting assets and liabilities. The amendments clarify that the scope of guidance issued in December 2011 to enhance disclosures around financial instrument and derivative instruments that are either (a) offset, or (b) subject to a master netting agreement or similar agreement, irrespective of whether they are offset, applies to derivatives, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset or subject to an enforceable master netting arrangement or similar agreement. The amendments are effective for interim and annual periods beginning on or after January 1, 2013. Adoption is not expected to have a material impact on the Funds’ financial statements.

ASU 2011-04

In May 2011, FASB issued ASU No. 2011-04 “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”. ASU 2011-04 includes common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS. ASU 2011-04 will require reporting entities to disclose the following information for fair value measurements categorized within Level 3 of the fair value hierarchy: quantitative information about the unobservable inputs used in the fair value measurement, the valuation processes used by the reporting entity and a narrative description of the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs. In addition, ASU 2011-04 will require reporting entities to make disclosures about amounts and reasons for all transfers in and out of Level 1 and Level 2 fair value measurements. The new and revised disclosures are effective for interim and annual reporting periods beginning after December 15, 2011. The Fund adopted ASU 2011-04 as of January 1, 2012. The adoption of the provisions of ASU 2011-04 has not had a material impact on the Fund’s financial statement disclosures.

CONFLICTS OF INTEREST

Superfund Capital Management has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established, and that, consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although Superfund Capital Management will attempt to resolve conflicts in good faith, there can be no assurance that these conflicts will not, in fact, result in losses for the Fund.

Superfund Capital Management

Conflicts exist between Superfund Capital Management’s interests in and its responsibilities to each Series. The conflicts are inherent in Superfund Capital Management acting as general partner and as trading advisor to each Series. These conflicts and the potential detriments to the Limited Partners are described below. Superfund Capital Management’s selection of itself as trading advisor was not objective because it is also the general partner of the Fund and the general partner associated with each Series. Investors must recognize that Superfund Capital Management has established the Fund as an investment product to be managed by Superfund Capital Management implementing Superfund proprietary trading systems, and that it will not replace itself as the trading advisor even if doing so would be beneficial to the Fund. The advisory relationship between each Series and Superfund Capital Management, including the fee arrangement, was not negotiated at arm’s length, and the performance fee arrangement between the Fund and Superfund Capital Management may create an incentive for Superfund Capital Management to make trading decisions (or implement the Superfund proprietary trading system) in a manner that is more speculative or subject to a greater degree of loss than would be the case if no such arrangement existed. Investors should note, however, that Superfund Capital Management believes that the fee arrangements are fair and competitive with compensation arrangements in pools involving independent general partners and advisors. Superfund Capital Management will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive.

Superfund Capital Management’s principals do not devote their time exclusively to each Series. Superfund Capital Management (or its principals or affiliates) may or do currently act as general partner to other commodity pools and trading advisor to other accounts which may compete with each Series for Superfund Capital

Management’s services. Thus, Superfund Capital Management (or its principals or affiliates) could have a conflict between its responsibilities to each Series and to those other pools and accounts. Superfund Capital Management believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner. Superfund Capital Management (or its principals or affiliates) may receive higher advisory fees from some of those other accounts than it receives from each Series. Superfund Capital Management and its affiliates, however, trade all accounts in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals.

In addition, Superfund Capital Management may find that futures positions established for the benefit of each Series, when aggregated with positions in other accounts of Superfund Capital Management (or its principals or affiliates) approach the speculative position limits in a particular commodity. Superfund Capital Management may decide to address this situation either by liquidating each Series’ positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. Any principal of Superfund Capital Management may trade futures and related contracts for its own account. Trading records for any proprietary trading are not available for review by clients or investors. Employees of Superfund Capital Management are prohibited from trading futures and related contracts for their own accounts.

A conflict of interest exists if proprietary trades are executed and cleared at more favorable rates than trades cleared on behalf of each Series. A potential conflict also may occur when Superfund Capital Management or its principals trade their proprietary accounts more aggressively, or take positions in proprietary accounts which are opposite, or ahead of, the positions taken by each Series.

Superfund Capital Management receives a portion of the round-turn futures trading commissions paid by each Series. Therefore, Superfund Capital Management may have an incentive to trade more frequently than it otherwise might in order to generate commission income, and the round-turn brokerage commission paid by each Series was not negotiated at arm’s length. For purposes of evaluating this conflict of interest, Limited Partners may assume that Superfund Capital Management may receive up to the full amount of the round-turn futures trading commissions paid by each Series. Nevertheless, Superfund Capital Management does not intend to initiate trades for the Series other than the trades indicated by Superfund’s systematic, non-discretionary automated trading system and in accordance with its money management filters defining the maximum open risk per position taken. If the Superfund trading systems are proposed to be changed in a manner that Superfund Capital Management reasonably believes will cause the average annual trading volume to materially exceed 2,700 (Series A) and 3,850 (Series B) round-turn trades per year per million dollars in such Series, Superfund Capital Management will give the Limited Partners not less than 15 business days notice prior to implementing any such change and will not implement such change until after a month-end has passed since giving such notice. The excess between the round-turn futures trading commissions charged to each Series and the amount actually paid to each clearing broker is compensation to Superfund Capital Management for providing services akin to services provided by an introducing broker. Since Superfund Capital Management is responsible for selecting brokers for each Series, Superfund Capital Management is unlikely to replace itself with an unaffiliated introducing broker for the provision of these services, even if doing so is in the best interests of the Series.

The Clearing Brokers

The clearing brokers, currently ADM Investor Services, Inc. (“ADMIS”) and Barclays Capital Inc. (“BCI”), and the affiliates and personnel of such entities, may trade futures and forward contracts for their own accounts. This trading could give rise to conflicts of interest with each Series. The clearing brokers also may serve as brokers for other commodity pools, which could give rise to conflicts of interest between their responsibility to each Series and to those pools and clients. Any clearing broker that is also a selling agent of each Series could give rise to conflicts of interest because its compensation in each role is based on the net asset value of Units outstanding. Further, in making recommendations to redeem or purchase additional Units, employees of the clearing brokers may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer.

The Selling Agents

The selling agents, including Superfund USA, an affiliate of Superfund Capital Management, receive substantial selling commissions on the sale of Units. Consequently the selling agents have a conflict of interest in advising their clients whether to invest in the Units. The selling agents receive initial selling commissions and ongoing selling commissions based on Units sold by them pursuant to this Prospectus equal to, in the aggregate, up to 10% of the gross offering proceeds for each Unit (which is equal to $50,670,405 out of the $506,704,051 in Units offered pursuant to this Prospectus). Consequently, until this maximum cumulative selling commission limit is reached, the selling agents have a disincentive to advise clients to redeem their Units even if doing so is in such clients’ best interests.

Fiduciary Duty and Remedies

Subject to the provisions of the Partnership Agreement, a prospective investor should be aware that Superfund Capital Management, as general partner of a Series, has a responsibility to Limited Partners of that Series to exercise good faith and fairness in all dealings affecting such Series. The Partnership Agreement provisions limiting this responsibility are summarized below under “Indemnification and Standard of Liability.” The fiduciary responsibility of a general partner to the Limited Partners is a developing and changing area of the law and Limited Partners who have questions concerning the duties of Superfund Capital Management as general partner should consult with their counsel. In the event that a Limited Partner of a Series believes that Superfund Capital Management has violated its fiduciary duty to the Limited Partners of such Series, he may seek legal relief individually or on behalf of such Series under applicable laws, including under the Act and under commodities laws, to recover damages from or require an accounting by Superfund Capital Management. The Partnership Agreement is governed by Delaware law and any breach of Superfund Capital Management’s fiduciary duty under the Partnership Agreement will generally be governed by Delaware law.

The Partnership Agreement does not limit Superfund Capital Management’s fiduciary obligations under Delaware or common law; however, Superfund Capital Management may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Superfund Capital Management have been disclosed in this Prospectus. Limited Partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited Partners who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from Superfund Capital Management where the losses result from a violation by Superfund Capital Management of the federal securities laws. State securities laws may also provide certain remedies to Limited Partners. Limited Partners should be aware that performance by Superfund Capital Management of its fiduciary duty to each Series is measured by the terms of the Partnership Agreement as well as applicable law. Limited Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Superfund Capital Management.

Indemnification and Standard of Liability

Superfund Capital Management and its controlling persons may not be liable to each Series or any Limited Partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

The Partnership Agreement provides that Superfund Capital Management and its controlling persons shall not have any liability to each Series or to any Limited Partner for any loss suffered by such Series which arises out of any action or inaction if Superfund Capital Management, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of Superfund Capital Management. Each Series has agreed to indemnify Superfund Capital Management and its controlling persons against claims, losses or liabilities based on their conduct relating to such Series, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to such Series and was done in good faith and in a manner which

Superfund Capital Management, in good faith, determined to be in the best interests of such Series. Controlling persons of Superfund Capital Management are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Superfund Capital Management or for losses incurred in performing the duties of Superfund Capital Management. See Section 17 of the Partnership Agreement, included as Exhibit A to this Prospectus. Each Series will not indemnify Superfund Capital Management or its controlling persons for any liability arising from securities law violations in connection with the offering of the Units of such Series unless Superfund Capital Management or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Section 17 of the Partnership Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.

CHARGES TO EACH SERIES

The following list of fees and expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Superfund Capital Management, the selling agents, the clearing brokers and the affiliates of those parties may earn or receive in connection with the offering and operation of each Series. Prospective investors should refer to the Breakeven Analysis for each Series starting on page 6 for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses, or “break even” in the first year of trading.

Charges to be Paid by Each Series

Recipient	Nature of Payment	Amount of Payment

Superfund Capital Management	Management Fee	1/12 of 1.85% of month-end net asset value (a 1.85% annual rate).

Superfund Capital Management	Performance Fee	25% of new appreciation (described below), if any, excluding interest income, on a monthly basis.

Superfund Capital Management and clearing and executing futures brokers	Round-Turn Commodity Brokerage	$9 per round-turn futures transaction plus applicable regulatory and exchange fees where commissions and margin are denominated in U.S. dollars. Approximately $9 per round-turn futures transaction for certain non-U.S. futures contracts, as described below.

Superfund USA and additional selling agents	Selling Compensation	1/12 of 4% of month-end net asset value (a 4% annual rate) of the Series A and Series B Units; provided, however, that the maximum selling compensation paid shall not exceed 10% of the aggregate gross offering proceeds of all Units sold pursuant to this offering, as described below. Superfund USA may pay all or a portion of the sales compensation it receives to additional selling agents assisting with the placement of the Units.

Superfund Capital Management and others	Operating and Ongoing Offering Expenses	Expenses, such as legal, auditing, accounting, escrow, printing, mailing and filing costs, including fees and expenses of SS&C Fund Services (“SS&C”) or other administrator providing administration services to the Fund. Ongoing offering expenses will not exceed 0.1479% of the gross offering proceeds of the Units registered pursuant to the Registration Statement of which this Prospectus is part. Operating expenses are charged at a fixed rate of 1/12 of 0.15% of month-end net assets (0.15% annually). Superfund Capital Management will assume liability for the ongoing offering and operating expenses, when considered together, in excess of 1.15% of average month-end net assets per year of each Series.

Management Fee

Each Series will pay Superfund Capital Management a monthly management fee equal to one-twelfth of 1.85% (1.85% annually) of the month-end net asset value of such Series. This fee will be paid to Superfund Capital Management for providing ongoing advisory services and is payable regardless of whether or not the Series are profitable.

Performance Fee

Each Series will pay Superfund Capital Management a monthly performance fee equal to 25% of the new appreciation (if any) in the net asset value of each Series. “New appreciation” means the total increase in net asset value of a Series from the end of the last period for which a performance fee was earned by Superfund Capital Management, after adjusting for subscriptions and redemptions, excluding interest income. New appreciation is not reduced by extraordinary expenses, if any, or by the performance fee itself. That is, Superfund Capital Management does not have to earn back the performance fee previously paid in order to generate new appreciation. If a performance fee payment is made by a Series, and that Series thereafter incurs net trading losses, Superfund Capital Management will retain the amount previously paid. Thus, Superfund Capital Management may be paid a performance fee during a year in which a Series incurred net losses. Trading losses will be carried forward and no further performance fees may be paid until the prior trading losses have been recovered; however, redemption of Units will result in a proportional decrease in any such trading loss carryforward.

For example, assume a Series paid a performance fee at the end of January in a given year and assume that such Series recognized trading profits (net of all brokerage fees, management fees, and operating and offering expenses but excluding interest income) of $200,000 during February of that year. The new appreciation for February would be $200,000 and Superfund Capital Management’s performance fee would be $50,000 (0.25 × $200,000). Alternatively, assume that such Series paid a performance fee at the end of November of a given year but did not pay a performance fee at the end of December of that year because it had trading losses of $100,000. If such Series recognized trading profits of $200,000 at the end of January the next year, the new appreciation (before interest earned) for January would be $100,000 ($200,000 – $100,000 loss carry forward) and Superfund Capital Management’s performance fee would be $25,000 (0.25 × $100,000). Please note that this simplified example assumes that no Limited Partners of such Series have added or redeemed Units within such Series during this sample time frame. Such capital changes require that the calculation be determined on a “per Unit” per Series basis. If the net asset value per Unit within a Series at the time when a particular investor acquires Units is lower than the net asset value per Unit within a Series as of the end of the most recent prior calendar month for which a performance fee was payable (due to losses incurred between such month-end and the subscription date), such Units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar month-end because such Series as a whole has not experienced new appreciation. If a performance fee accrual is in effect at the time when particular Units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per Unit reflects such accrual. In the event the net asset value of a Series declines after the subscription date, the incentive fee accrual is “reversed” and such reversal is credited to all Units within such Series equally, including the Units which were purchased at a net asset value per Unit which fully reflected such accrual.

Ongoing Offering Expenses

Each Series will pay a monthly fee up to one twelfth of 1% (1% annually) of the month-end net asset value of that Series for ongoing offering expenses incurred in connection with the offering of the Units, not to exceed the actual amount of such expenses. The ongoing offering costs which the Series incur are legal costs associated with updating this Prospectus, escrow fees, Blue Sky filing fees and printing and postage costs associated with producing and mailing copies of the Prospectus. The ongoing offering costs will not exceed 0.1479% of the gross offering proceeds of the Units registered pursuant to the Registration Statement of which this Prospectus is part. When added to sales commissions discussed herein, the “organization and offering expenses” of the Fund, as defined by FINRA Rule 2310, will not exceed 10.1479% of the gross offering proceeds of the Units registered pursuant to the Registration Statement of which this Prospectus is part.

Operating Expenses

Each Series bears its operating expenses at a fixed rate of 1/12 of 0.15% of month-end net assets (0.15% annually), not to exceed the amount of actual expense incurred. The Fund’s operating costs include certain legal, auditing, accounting, administration and printing and postage costs relating to the day-to-day operations of the Fund, and are distinct from the Fund’s ongoing offering costs described above. Indirect operating expenses in connection with the administration of the Fund, such as salaries, rent, travel and overhead of Superfund Capital Management are borne by Superfund Capital Management, not the Fund or either Series.

Round-Turn Brokerage Commissions

Each Series will be charged brokerage fees of $9.00 per round-turn futures transaction plus applicable regulatory and exchange fees where brokerage commissions are charged in U.S. dollars. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first business day of each calendar month to the foreign currency equivalent of $9.00 based on the then current U.S. dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $9.00 per round-turn. The round-turn transaction fee for purchases and sales of foreign currency over-the-counter spot and forward transactions in each Series with an equivalent value of one hundred thousand dollars will likewise be charged at $9.00 per round-turn transaction. A portion of the Fund’s brokerage fees will be paid to the clearing brokers for execution and clearing costs and the balance will be paid to Superfund Capital Management for providing services akin to services provided by an introducing broker. Assuming 1,720 round-turn transactions per year per million dollars in Series A, and 2,585 round-turn transactions per year per million dollars in Series B, brokerage commissions are estimated at 2.00% (Series A) and 3.00% (Series B) annually of average annual net assets. The preceding assumptions are based on the average number of round-turn transactions per million dollars per year over the last three years traded on behalf of the Series. The Partnership Agreement provides that brokerage commission costs to be borne by the Fund shall not exceed 5% (Series A) and 7% (Series B) annually of the average annual net assets of the Series.

“Bid-Ask” Spreads

Currency dealers trade with a spread between the price at which they are prepared to buy or sell a particular currency. These “bid-ask” spreads are not a quantifiable expense of the Series but do represent a profit margin to the dealer for making a market in the currency. Superfund Capital Management cannot quantify the amount of dealer profit that is embedded in a price quoted by a dealer but does believe that the Fund will effect currency transactions at prevailing market prices. Dealer profit from the Series’ currency trading may, over time, be substantial.

Sales Compensation

Each Series will pay Superfund USA a selling commission of up to 10% of the gross offering proceeds of the Units by paying 4% of the average month-end net asset value of each outstanding Unit in monthly installments of 1/12 of 4% of the month-end net asset value of such Units. Thus, Units are charged a commission of 4% of the average month-end net asset value per Unit in the initial year after purchase. Units are charged additional selling commissions of 4% per annum of the average month-end net asset value per Unit thereafter; provided, however, that the maximum cumulative selling commission per Unit is limited to 10% of the gross offering proceeds for such Unit (maximum of $50,670,405 in respect of the $506,704,051 in Units registered in this offering). Superfund USA may retain additional selling agents to assist with the placement of the Units and will pay all or a portion of the annual selling commission it receives in respect of the Units sold by the additional selling agents to the additional selling agents effecting the sales.

Units held by the following types of investors are not subject to selling commissions: (i) investors participating in selling agent asset-based or fixed-fee investment programs or a registered investment adviser’s asset-based fee or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Fund and for which Superfund USA serves as selling agent, (ii) investors who are commodity pools operated by commodity pool operators registered as such with the CFTC for which Superfund USA serves as selling agent, and (iii) investors who have paid the maximum selling commission on their Units.

If a Limited Partner’s Units are not subject to the selling commissions described above, as of the end of each month, the Limited Partner’s Units will be charged, as a Fund bookkeeping entry only, the same 1/12 of the 4% annual selling commission as other investors. However, the amount of that charge will not be taken from the Fund or paid to any person and, as of the beginning of the next month, that charge will be reversed and the Fund will issue that Limited Partner additional Units, calculated to three decimal places, at the then current Unit net asset value. Accordingly, the net asset value of that Limited Partner’s investment in the Fund will reflect the inapplicability of the annual selling commission to the Limited Partner’s Units and a somewhat higher performance fee, if applicable, as a result of the Limited Partner’s Units not paying the annual selling commission. The Fund will use this bookkeeping procedure and the issuance of additional Units to maintain a uniform net asset value across all Units.

USE OF PROCEEDS

The entire offering proceeds received from subscription for each Series will be credited to such Series’ bank and brokerage accounts for the purpose of engaging in trading activities and as reserves for that trading. Continuing fees and expenses such as operating and management will also be paid from funds in these accounts. Each Series meets its margin requirements by depositing U.S. government securities and cash, which is held in interest bearing accounts, with the clearing brokers. In this way, substantially all (i.e., 95% or more) of each Series’ assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities or interest bearing accounts. Investors should note that maintenance of each Series’ assets in U.S. government securities and banks does not reduce the risk of loss from trading futures and forward contracts. Each Series receives all interest earned on its assets. Up to 60% of each Series’ assets will be committed as margin for futures contracts and held by the clearing broker, although the amount committed may vary significantly. Such assets are maintained in segregated accounts with the clearing broker pursuant to the Commodity Exchange Act and regulations thereunder. The remaining Series assets will normally be invested in U.S. Treasury Bills or maintained in cash in deposit accounts, which may be interest bearing or non-interest bearing. Each Series’ assets are not and will not be, directly or indirectly, commingled with the property of any other Series, or any other person by Superfund Capital Management nor invested with or loaned to Superfund Capital Management or any affiliated entities.

THE CLEARING BROKERS; ADMINISTRATION

ADM Investor Services, Inc.

ADMIS is a registered futures commission merchant and is a member of the NFA. Its main office is located at 141 West Jackson Blvd., Suite 1600A, Chicago, Illinois 60604. In the normal course of its business, ADMIS is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADMIS.

Neither ADMIS nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years, except the CFTC Order entered on March 26, 2009. In this order, the CFTC finds that during 2002 to 2004, ADMIS lacked adequate procedures concerning post execution allocation of bunched orders and that it allowed an account manager to carry out post-execution allocations from one or more days after the day the trades were executed and that it failed to maintain certain records to identify orders subject to post execution allocation. The order imposes a remedial sanction of $200,000 and requires ADMIS to implement enhanced procedures for post execution allocation of trades.

Barclays Capital Inc.

BCI is a registered securities broker-dealer and futures commission merchant. BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business.

On September 15, 2009, motions were filed in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) by Lehman Brothers Holdings Inc. (“LBHI”), the SIPA Trustee for Lehman Brothers Inc. (the “Trustee”) and the Official Committee of Unsecured Creditors of Lehman Brothers Holdings Inc. (the “Committee”). All three motions challenged certain aspects of the transaction pursuant to which BCI, its parent Barclays Bank PLC (“BBPLC”) and other subsidiaries of Barclays Bank PLC (collectively, “Barclays”) acquired most of the assets of Lehman Brothers Inc. (“LBI”) in September 2008 and the court order approving such sale. The claimants sought an order voiding the transfer of certain assets to BCI; requiring BCI to return to the LBI estate alleged excess value BCI received; and declaring that BCI is not entitled to certain assets that it claims pursuant to the sale documents and order approving the sale (the “Rule 60 Claims”). On November 16, 2009, LBHI, the Trustee and the Committee filed separate complaints in the Bankruptcy Court asserting claims against BCI based on the same underlying allegations as the pending motions and seeking relief similar to that which is requested in the motions. On January 29, 2010, BCI filed its response to the Rule 60 Claims and also filed a motion seeking delivery of certain assets that LBHI and LBI have failed to deliver as required by the sale documents and the court order approving the sale (together with the Trustee’s competing claims to those assets, the “Contract Claims”).

On February 22, 2011, the Bankruptcy Court issued its Opinion in relation to these matters, rejecting the Rule 60 Claims and deciding some of the Contract Claims in the Trustee’s favor and some in favor of BCI. On July 15, 2011, the Bankruptcy Court entered final Orders implementing its Opinion. BCI and the Trustee each appealed the Bankruptcy Court’s adverse rulings on the Contract Claims to the United States District Court for the Southern District of New York (the “District Court”). LBHI and the Committee did not pursue an appeal from the Bankruptcy Court’s ruling on the Rule 60 Claims. After briefing and argument, the District Court issued its opinion on June 5, 2012 in which it reversed one of the Bankruptcy Court’s rulings on the Contract Claims that had been adverse to Barclays and the Company and affirmed the Bankruptcy Court’s other rulings on the Contract Claims. Barclays and the Trustee have each appealed the adverse rulings of the District Court to the United States Court of Appeals for the Second Circuit.

On September 2, 2011, the United States Federal Housing Finance Agency, acting for two U.S. government sponsored enterprises, Fannie Mae and Freddie Mac (collectively, the “GSEs”), filed lawsuits against 17 financial institutions in connection with the GSEs’ purchases of residential mortgage-backed securities (“RMBS”). The lawsuits allege, among other things, that the RMBS offering materials contained materially false and misleading statements and/or omissions. BCI and certain of its former employees are named in two of these lawsuits, relating to sales between 2005 and 2007 of RMBS, in which BCI was lead or co-lead underwriter. Both lawsuits are currently in the discovery stage.

Both complaints demand, among other things: rescission and recovery of the consideration paid for the RMBS; and recovery for the GSEs’ alleged monetary losses arising out of their ownership of the RMBS. The complaints are similar to other civil actions filed against BCI by other plaintiffs, including the Federal Home Loan Bank of Seattle, Federal Home Loan Bank of Boston, Federal Home Loan Bank of Chicago, Cambridge Place Investment Management, Inc., HSH Nordbank AG (and affiliates) Stichting Pensioenfonds ABP, Prudential Insurance Company of America and the NCUA, relating to purchases of RMBS.

The CFTC, the SEC, the U.S. Department of Justice Fraud Section (the “DOJ-FS”) and Antitrust Division, the Financial Services Authority (FSA) and various state attorneys general are among various authorities conducting investigations (the Investigations) into submissions made by BBPLC and other panel members to the bodies that set various benchmark rates, such as the London Interbank Offered Rate (LIBOR) and the Euro Interbank Offered Rate (EURIBOR).

On June 27, 2012, BBPLC, BCI and BBPLC’s parent Barclays PLC (“BPLC”), announced that they had reached a settlement with the CFTC. A penalty of $200 million was paid by the Barclays entities in connection with the CFTC settlement. On June 27, 2012, BBPLC also announced that it had reached a settlement with the FSA and the DOJ-FS, and paid penalties of £59.5 million and $160 million, respectively, to those authorities. These three settlements were made by entry into a Settlement Order Agreement with the CFTC, a Non-Prosecution Agreement with the DOJ-FS and a Settlement Agreement with the FSA. Under the CFTC Settlement Order Agreement, BPLC, BBPLC and BCI neither admitted nor denied the CFTC’s findings, except that Barclays entities admitted the CFTC’s findings to the extent those findings were also admitted in any related governmental actions. The CFTC settlement found that BPLC, BBPLC and BCI, by and through their agents, attempted to manipulate and made false, misleading or knowingly inaccurate LIBOR and EURIBOR submissions to benefit Barclays’ derivatives trading positions by either increasing its profits or minimizing losses. The CFTC found that the conduct occurred regularly and was pervasive. In addition, the CFTC found that the attempts to manipulate included Barclays’ traders asking other banks to assist in manipulating EURIBOR, as well as Barclays aiding attempts by other banks to manipulate U.S. Dollar LIBOR and EURIBOR. The CFTC also found that throughout the global financial crisis in late August 2007 through early 2009, as a result of instructions from its senior management, Barclays routinely made artificially low LIBOR submissions to protect Barclays’ reputation from negative market and media perceptions concerning Barclays’ financial condition.

Under the CFTC Settlement Order Agreement, BPLC, BBPLC and BCI were also required to institute certain undertakings with the aim of improving the quality and supervision of Barclays’ submissions to various benchmark interest rates, including LIBOR and EURIBOR. In connection with the Non-Prosecution Agreement entered into with the DOJ-FS, BBPLC made certain factual admissions. None of the findings in the resolution with the FSA are deemed factual admissions by BBPLC. In addition, BBPLC has been granted conditional leniency from the Antitrust Division of the Department of Justice in connection with potential U.S. antitrust law violations with respect to financial instruments that reference EURIBOR.

BCI, BPLC, BBPLC and other banks have been named as defendants in class action and non-class action lawsuits pending in United States Federal Courts in connection with their roles as contributor panel banks to U.S. Dollar LIBOR, the first of which was filed on April 15, 2011. The complaints are substantially similar and allege, among other things, that BCI, BPLC, BBPLC and the other banks individually and collectively violated various provisions of the Sherman Act, the Commodity Exchange Act, the Racketeer Influenced and Corrupt Organizations Act (“RICO”) and various state laws by suppressing or otherwise manipulating U.S. Dollar LIBOR rates. The lawsuits seek an unspecified amount of damages and trebling of damages under the Sherman and RICO Acts. The proposed class actions purport to be brought on behalf of (among others) plaintiffs that (i) engaged in U.S. Dollar LIBOR-linked over-the-counter transactions; (ii) purchased U.S. Dollar LIBOR-linked financial instruments on an exchange; (iii) purchased U.S. Dollar LIBOR-linked debt securities; (iv) purchased adjustable-rate mortgages linked to U.S. Dollar LIBOR; or (v) issued loans linked to U.S. Dollar LIBOR.

BCI, BPLC and BBPLC and certain other EURIBOR panel banks have been named as defendants in a class action lawsuit pending in United States Federal Court in connection with their roles as contributor panel banks to EURIBOR. The complaint alleges, among other things, violations of the Sherman Antitrust Act and state common law, and purports to be brought on behalf of all U.S. persons or entities that purchased or sold NYSE LIFFE EURIBOR futures contracts during the period of June 1, 2005 through June 30, 2010.

BCI, BPLC and BBPLC also have been named as defendants along with four current and former Barclays officers and directors in a proposed securities class action pending in the SDNY in connection with Barclays’ role as a contributor panel bank to LIBOR. The complaint principally alleges that Barclays Annual Reports for the years 2006-2011 contained misstatements and omissions concerning (among other things) Barclays’ compliance with its operational risk management processes and certain laws and regulations. The complaint also alleges that Barclays’ daily U.S. Dollar LIBOR submissions themselves constituted false statements in violation of U.S. securities law. The complaint is brought on behalf of a proposed class consisting of all persons or entities (other than the defendants) that purchased Barclays sponsored American Depositary Receipts on an American securities exchange between July 10, 2007 and June 27, 2012. The complaint asserts claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934.

There have been no other administrative, civil or criminal actions, whether pending or concluded, against BCI within the last 5 years that would be considered to be material as defined in Section 4.24(l)(2) of the Regulations under the Commodity Exchange Act.

Superfund Capital Management is not obligated to continue to use the clearing brokers identified above and may select others or additional dealers and counterparties in the future, provided Superfund Capital Management believes that their service and pricing are competitive.

No broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to Superfund Capital Management or any of their respective affiliates in respect of sales of Units; and such prohibitions may not be circumvented by any reciprocal business arrangements.

The Administrator

SS&C Fund Services was appointed as the Fund’s administrator effective August 1, 2010. Pursuant to a Fund Administration Services Agreement entered into by and among the Fund, Superfund Capital Management and SS&C (the “Administration Agreement”), SS&C will be responsible for, among other things: (i) Fund accounting services, including the preparation and maintenance of the Fund’s accounting books and records; (ii) accounting services with respect to investor services, including the preparation and distribution of investor statements; (iii) financial reporting, including the preparation of financial statements to be included in the Fund’s Forms 10-Q and 10-K; and (iv) tax services.

The Administration Agreement provides that SS&C shall not be liable to a Series for any acts or omissions in connection with the services rendered to such Series under such agreement in the absence of gross negligence, bad faith, fraud, dishonesty or willful misconduct. In addition, the Fund has agreed to indemnify SS&C from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, claims, demands, suits, costs, expenses or disbursements (a “Claim”) which may be imposed upon, incurred by or asserted against them arising in connection with the provision of services under the Administration Agreement provided that any such Claim does not arise out of or is not connected to SS&C’s material breach of the Administration Agreement or SS&C’s gross negligence, bad faith, fraud, dishonesty or willful misconduct. The Administration Agreement will automatically renew at the end of each calendar year for successive one year terms unless either party provides the other with written notice of termination at least sixty days prior to the end of any renewal term.

SS&C is a business unit of SS&C Technologies, Inc., a Delaware corporation. Its principal place of business is 80 Lamberton Road, Windsor, Connecticut 06095.

DISTRIBUTIONS AND REDEMPTIONS

Distributions

Each Series is not required to make any distributions to Limited Partners. While each Series has the authority to make such distributions, Superfund Capital Management does not intend to cause either Series to do so in the foreseeable future. Superfund Capital Management believes that distributions of Fund assets are not necessary since Limited Partners may redeem any or all of their Units at the then current net asset value per Unit on a periodic basis. The amount and timing of future distributions is uncertain. Because of the potential volatility of the futures and forward contract markets, especially in the short-term, each Series is recommended for those seeking a medium- to long-term investment (i.e., three to five years). If each Series realizes profits for any fiscal year, such profits generally will constitute taxable income to the Limited Partners of such Series in accordance with their respective investments in such Series whether or not cash or other property has been distributed to Limited Partners. Any distributions, if made by a Series, may be inadequate to cover such taxes payable by the Limited Partners of such Series.

Redemptions

A Limited Partner of a Series may request any or all of his investment in such Series be redeemed by such Series at the net asset value per Unit within such Series as of the end of the month, subject to a minimum redemption of $1,000 and subject further to such Limited Partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $10,000 (or such minimum as was in effect at the time such Limited Partner initially acquired its Units). Limited Partners must transmit a written request of such redemption to Superfund Capital Management not less than five business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. The request for redemption must specify the dollar amount for which redemption is sought. If the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any pool sponsored by Superfund Capital Management. The federal income tax aspects of redemptions are described under “Federal Income Tax Aspects.”

A Limited Partner may exchange his or her investment in one Series for an investment in the other Series by simultaneously redeeming his or her Units in one Series and subscribing for new Units in the other Series at the then current net asset values of each Series.

Net Asset Value

The net asset value of a Unit within a Series as of any date is (i) the sum of all cash, plus U.S. Treasury Bills valued at cost plus accrued interest, and other securities of such Series valued at market, plus the market value of all open futures, forward and option positions maintained by such Series, less all liabilities of each Series and accrued performance fees payable by such Series, determined in accordance with the principles specified in the Partnership Agreement, divided by (ii) the number of Units of such Series outstanding as of the date of determination. Where no principle is specified in the Partnership Agreement, the net asset value of a Series is calculated in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting.

SUPERFUND GREEN, L.P. SIXTH AMENDED AND RESTATED LIMITED

PARTNERSHIP AGREEMENT

The following is a summary of the Partnership Agreement, a form of which is attached as Exhibit A and incorporated by reference.

Organization and Limited Liabilities

The Fund is organized under the Act. The Partnership Agreement provides that the Fund shall be organized as separate Series. Under the Partnership Agreement, Superfund Capital Management has created Series

A and Series B. Superfund Capital Management may create other Series under the Partnership Agreement as provided therein. In general, the liability of a Limited Partner within a Series under the Act is limited to the amount of his capital contribution to such Series and his share of any undistributed profits of such Series. (However, Limited Partners could be required, as a matter of bankruptcy law, to return to each Series’ estate any distribution which they received at a time when such Series was in fact insolvent or in violation of the Partnership Agreement.) The assets and estate of one Series are not liable for the liabilities of another Series.

Management of Fund Affairs

The Partnership Agreement effectively gives Superfund Capital Management, as general partner, full control over the management and operations of each Series and the Partnership Agreement gives no management role to the Limited Partners. To facilitate matters for Superfund Capital Management, the Limited Partners must execute the Subscription Agreement that accompanies this Prospectus.

Registered Agents Legal Services, LLC will accept service of legal process on each Series in the State of Delaware. Only Superfund Capital Management has signed the Registration Statement of which this Prospectus is a part, and only the assets of each Series are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under the Partnership Agreement, the power and authority to manage, operate and control all aspects of the business of each Series are vested in Superfund Capital Management. In addition, Superfund Capital Management has been designated as the “tax matters partner” of each Series and of the Fund for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).

The Limited Partners have no voice in the operations of each Series, other than certain limited voting rights as set forth in the Partnership Agreement. In the course of its management, Superfund Capital Management may, in its sole and absolute discretion, appoint an affiliate or affiliates of Superfund Capital Management as additional general partners (except where Superfund Capital Management has been notified by the Limited Partners that it is to be replaced as the general partner) and retain such persons, including affiliates of Superfund Capital Management, as it deems necessary for the efficient operation of each Series.

Sharing of Profits and Losses

Each Limited Partner within a Series has a capital account. Initially, a Limited Partner’s balance equals the amount paid for the Units in such Series. A Limited Partner’s balance is then proportionally adjusted monthly to reflect any additions or withdrawals by such Limited Partner and his portion of such Series’ gains or losses for the month as reflected by changes in the net asset value for such Series.

Federal Tax Allocations

At year-end, each Series will determine its total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming Limited Partners, the taxable gain or loss is allocated to each Limited Partner within a Series in proportion to his capital account therein and each Limited Partner is responsible for his share of taxable income of such Series. See Section 8 of the Partnership Agreement, and “Federal Income Tax Aspects.” For net capital gain and loss, the gains and losses are first allocated to each Limited Partner who redeemed Units during the year. Remaining net capital gain or loss is then allocated among all Limited Partners to minimize the difference between each Limited Partner’s capital account and his Units’ allocation account. Finally, any excess net capital gain or loss is allocated to each Limited Partner in proportion to his capital account. Each Limited Partner’s tax basis in his Units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him. Upon each Series’ liquidation, each Limited Partner within such Series will receive his proportionate share of the assets of such Series.

Dispositions

A Limited Partner may transfer or assign his Units in a Series upon 30 days’ prior written notice to Superfund Capital Management and subject to approval by Superfund Capital Management of the assignee.

Superfund Capital Management will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of such Series for federal income tax purposes. An assignee not admitted to a Series as a Limited Partner will have only limited rights to share the profits and capital of such Series and a limited redemption right. Assignees receive “carry-over” tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned Units.

Dissolution and Termination of Each Series

Each Series will be terminated and dissolved upon the happening of the earlier of: (1) the expiration of each Series’ stated term on December 31, 2050; (2) Limited Partners owning more than 50% of the outstanding Units of such Series vote to dissolve such Series; (3) Superfund Capital Management withdraws as general partner and no new general partner is appointed; (4) a decline in the aggregate net assets of such Series to less than $500,000; (5) the continued existence of such Series becomes unlawful; or (6) such Series is dissolved by operation of law.

Amendments and Meetings

The Partnership Agreement may be amended with the approval of more than 50% of the Units then owned by Limited Partners of each Series. Superfund Capital Management may make minor changes to the Partnership Agreement without the approval of the Limited Partners. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the managing owner deems advisable so long as they do not change the basic investment policy or structure of each Series. Limited Partners owning at least 10% of the outstanding Units of a Series can call a meeting of such Series. At that meeting, the Limited Partners, provided that Limited Partners owning a majority of the outstanding Units of such Series concur, can vote to: (1) amend the Partnership Agreement with respect to such Series without the consent of Superfund Capital Management; (2) dissolve such Series; (3) terminate contracts with Superfund Capital Management; (4) remove and replace Superfund Capital Management as general partner; and (5) approve the sale of the Fund’s assets.

Indemnification

Each Series agrees to indemnify Superfund Capital Management, as general partner, for actions taken on behalf of such Series, provided that Superfund Capital Management’s conduct was in the best interests of such Series and the conduct was not the result of negligence or misconduct. Indemnification by each Series for alleged violation of securities laws is only available if the following conditions are satisfied: (1) a successful adjudication on the merits of each count alleged has been obtained; or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and (4) in the case of (3), the court has been advised of the position of the SEC and certain states in which the Units were offered and sold as to indemnification for the violations.

Reports to Limited Partners

The Limited Partners in a Series shall have access to and the right to copy such Series’ books and records. A Limited Partner may obtain a list of all Limited Partners within such Series together with the number of Units owned by each Limited Partner within such Series, provided such request is not for commercial purposes unrelated to such Limited Partner’s interest as a beneficial owner of such Series. Superfund Capital Management will provide various reports and statements to the Limited Partners within a Series including: (1) monthly, Superfund Capital Management will provide an unaudited income statement of the prior month’s Series’ activities; (2) annually, Superfund Capital Management will provide audited financial statements of such Series accompanied by a fiscal year-end summary of the monthly reports described above; and (3) annually, Superfund Capital Management will provide tax information necessary for the preparation of the Limited Partners’ annual federal income tax returns.

FEDERAL INCOME TAX ASPECTS

The following constitutes the opinion of Sidley Austin LLP and summarizes the material federal income tax consequences to individual investors in the Fund. The following is based upon interpretations of existing laws in effect on the date of this Prospectus, and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretations or that changes in such laws will not occur.

Partnership Tax Status

Superfund Capital Management has not elected, and does not intend to elect, to classify the Fund as an association taxable as a corporation. Based on the foregoing, in the opinion of Sidley Austin LLP, the Fund will be classified as a partnership for federal income tax purposes. Superfund Capital Management has provided Sidley Austin LLP a list of contracts that it intends to trade on behalf of the Fund. On the basis thereof, in the opinion of Sidley Austin LLP, the Fund will not be treated as a publicly traded partnership taxable as a corporation.

Taxation of Limited Partners on Profits and Losses of the Fund

Each Limited Partner must pay tax on his share of the annual income and gains of the Fund, if any, even if the Fund does not make any cash distributions. The Fund generally allocates its gains and losses equally to each Unit in each Series. However, a Limited Partner who redeems any Units will be allocated his share of Fund gains and losses in order that the amount of cash the Limited Partner receives for a redeemed Unit equals the Limited Partner’s adjusted tax basis in the redeemed Unit less any offering or syndication expenses allocated to such Units. A Limited Partner’s adjusted tax basis in a redeemed Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.

Deduction of Fund Losses by Limited Partners

A Limited Partner may deduct Fund losses only to the extent of his tax basis in his Units in the Fund. Generally, a Limited Partner’s tax basis in a Unit is the amount paid for the Unit reduced (but not below zero) by his share of any Fund distributions, losses and expenses and increased by his share of Fund income and gains. However, a Limited Partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is “at-risk.” The “at-risk” amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund.

“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss

The trading activities of the Fund are not a “passive activity.” Accordingly, a Limited Partner can deduct Fund losses against taxable income. However, a Limited Partner cannot offset losses from “passive activities” against Fund gains.

Cash Distributions and Unit Redemptions

Cash received from the Fund by a Limited Partner as a distribution with respect to his Units or in redemption of less than all of his Units generally is not reportable as taxable income by a Limited Partner, except as described below. Rather, such distribution reduces (but not below zero) the total tax basis of the remaining Units held by the Limited Partner after the redemption. Any cash distribution the Fund in excess of a Limited Partner’s adjusted tax basis for his Units is taxable to him as gain from the sale or exchange of such Units. Because a Limited Partner’s tax basis in his Units is not increased on account of his distributive share of the Fund’s income until the end of the Fund’s taxable year, distributions during the taxable year could result in taxable gain to a Limited Partner even though no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of Fund income allocable to a Limited Partner at the end of the Fund’s taxable year would also be includable in the Limited Partner’s taxable income and would increase his tax basis in his remaining Units as of the end of such taxable year.

Redemption for cash of all Units held by a Limited Partner will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Limited Partner’s adjusted tax basis for such Units. A Limited Partner’s adjusted tax basis for his Units in the Fund includes for this purpose his distributive share of Fund income or loss for the year of such redemption.

Potential Fund-Level Consequences of Redemptions and Transfers of Units

If a Limited Partner receives a distribution of property in liquidation of his Units that would, if the Fund had a Code Section 754 election in effect, require the Fund to make a downward adjustment of more than $250,000 to the basis of its remaining assets, then even if the Fund does not have a Code Section 754 election in effect, the Fund will be required to make a downward adjustment to the basis of its remaining assets.

In addition, if immediately after the transfer of a Unit, the Fund’s adjusted basis in its property exceeds the fair market value of such property by more than $250,000, the Fund generally will be required to adjust the basis of its property with respect to the transferee Limited Partner.

Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts

Section 1256 Contracts include futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open. Non-Section 1256 Contracts include, among other things, certain foreign currency transactions such as transactions when the amount paid or received is in a foreign currency. Gain and loss from these Non-Section 1256 Contracts is generally short-term capital gain or loss or ordinary income or loss.

Tax on Capital Gains and Losses

Long-term capital gains — net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts — are currently taxed at a maximum rate of 20%. Short-term capital gains — net gain on capital assets held not more than one year and 40% of the gain on Section 1256 Contracts — are currently subject to tax at the same rates as ordinary income, with a maximum current tax rate of 39.6%. Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000 per year. Accordingly, the Fund could suffer significant losses and a Limited Partner could still be required to pay taxes on his share of the Fund’s interest income. An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

Interest Income

Interest received by the Fund is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See “— Tax on Capital Gains and Losses.”

Limited Deduction for Certain Expenses

Superfund Capital Management does not consider the management fees and the performance fees, as well as other ordinary expenses of the Fund, to be investment advisory expenses or other expenses of producing income. Accordingly, Superfund Capital Management treats these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The Internal Revenue Service (the “IRS”) could contend otherwise and to the extent the IRS recharacterizes these expenses, a Limited Partner’s distributive share of income from the Fund would be increased accordingly (solely for tax purposes) and such expenses would be subject to material limitations as to their deductibility.

Syndication Fees

Neither the Fund nor any Limited Partner is entitled to any deduction for syndication expenses, if any, in the year they reduce net asset value, nor can these expenses be amortized by the Fund or any Limited Partner even though the payment of such expenses reduces net asset value.

Investment Interest Deductibility Limitation

Individual taxpayers can deduct “investment interest” — interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower rate.

Tax on Net Investment Income

A 3.8% tax is imposed on some or all of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, it is expected that all or a substantial portion of a Limited Partner’s share of Fund income will be net investment income. In addition, certain Fund expenses may not be deducted in calculating a Limited Partner’s net investment income. Furthermore, because of netting rules, the tax on net investment income may be imposed on an amount of income that exceeds a Limited Partner’s economic income from its investment in the Fund.

Unrelated Business Taxable Income

Tax-exempt Limited Partners will not be required to pay tax on their share of income or gains of the Fund, provided that such Limited Partners do not purchase Units with borrowed funds and that Superfund Capital Management does not utilize leverage.

Taxation of Foreign Limited Partners

A Foreign Limited Partner generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year to which income, gain, loss or expense is treated as “effectively connected.” An investment in the Fund should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of the Fund will be conducted as described in this Prospectus. Pursuant to a “safe harbor” in the Code and proposed Treasury regulations, an investment fund whose United States business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange and the transactions are of a kind customarily consummated at such place. Superfund Capital Management has advised Sidley Austin LLP of the contracts that the Fund will trade. Based on a review of such contracts as of the date of this Prospectus, Superfund Capital Management has been advised by its counsel, Sidley Austin LLP, that such contracts should satisfy the safe harbor. If the contracts traded by the Fund in the future were not covered by the safe harbor, there is a risk that the Fund would be treated as engaged in a trade or business within the United States. In the event that the Fund were found to be engaged in a United States trade or business, a Foreign Limited Partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event the Fund would be required to withhold taxes from the income or gain allocable to such a Foreign Limited Partner under Section 1446 of the Code.

A Foreign Limited Partner is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Limited Partner not engaged in a trade or business within the United States is not subject to United States tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Limited Partner provides the Fund with the appropriate Form W-8.

The Hiring Incentives to Restore Employment Act (the “HIRE Act”) requires certain foreign entities to enter into an agreement with the Secretary of the Treasury to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information to avoid a 30% withholding tax on certain payments of U.S. source income and certain payments of proceeds from the sale of property that could give rise to U.S. source interest or dividends. The IRS has released regulations that provide for the phased implementation of the foregoing withholding and reporting requirements. Accordingly, certain Foreign Limited Partners may be subject to a 30% withholding tax in respect of certain of the Fund’s investments if they fail to enter into an agreement with the Secretary of the Treasury or otherwise fail to satisfy their obligations under the legislation. Foreign Limited Partners are encouraged to consult with their own tax advisors regarding the possible implications of the HIRE Act on an investment in the Fund.

IRS Audits of the Fund and its Limited Partners

The IRS audits partnership-related items at the entity level rather than at the partner level. Superfund Capital Management acts as “tax matters partner” for the Fund, and has the authority to determine the Fund’s responses to an audit. If an audit results in an adjustment, all Limited Partners may be required to pay additional taxes, interest and penalties.

State and Other Taxes

In addition to the federal income tax consequences described above, the Fund and the Limited Partners may be subject to various state and other taxes. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

INVESTMENTS BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Series (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Series, including the role that an investment in a Series plays in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Series, must be satisfied that the investment in such Series is a prudent investment for the Plan, that the investments of the Plan, including the investment in such Series, are diversified so as to minimize the risk of large losses, that an investment in such Series complies with the terms of the Plan and related trust, and that an investment in a Series does not give rise to a transaction prohibited by Section 406 of ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS OF A SERIES MUST CONSULT ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO.

“Plan Assets”

ERISA and a regulation issued thereunder (the “ERISA Regulation”) contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of the entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide in pertinent part that assets of an entity will not be plan assets of a Plan which purchases an equity interest in the entity if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of an entity are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such entity would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code. The Publicly-Offered Security Exception applies if the equity interest acquired by Plans is a security that is: 1) “freely transferable” (as described below); 2) part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and 3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934, within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefit of ownership of the assignor may be transferred or assigned without regard to such restriction or consent” (other than compliance with any of the foregoing restrictions).

Superfund Capital Management believes that the Publicly-Offered Security Exception applies to each Series for the following reasons. First, the Units are part of a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934. Second, the Units are held by 100 or more investors that Superfund Capital Management believes are independent of a Series and of each other. Lastly, Superfund Capital Management believes that the Units should be considered to be “freely transferable” because the minimum investment for investors is $10,000 and Limited Partners may transfer their Units by providing 30 days’ prior written notice to Superfund Capital Management, provided that the transfer would not violate applicable federal or state securities laws. If Superfund Capital Management withholds consent, a transferee will be entitled to receive that share of capital or profits and to have that right of redemption to which the transferor would have been entitled and will remain subject to the other terms of the Partnership Agreement. Therefore, Superfund Capital Management believes that it is reasonable to take the position that the Units are freely transferable within the meaning of the ERISA Regulation. Accordingly, Superfund Capital Management believes that the underlying assets of each Series should not be considered to constitute assets of any Plan which purchases Units. This position has not been confirmed by, and is not binding on, the Department of Labor, which issued the ERISA Regulation and which has authority to issue opinion and information letters thereunder. Therefore, the Plan Fiduciary and each other potential investor should consult with his or her attorney on this matter.

Ineligible Purchasers

In general, Units of a Series may not be purchased with the assets of a Plan if Superfund Capital Management, Superfund USA, any wholesaler, any other selling agent, any of their respective affiliates or any of their respective employees either: 1) has investment discretion with respect to the investment of such plan assets; 2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or 3) is an employer maintaining or contributing to such Plan. A party that is described in clause 1) or 2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in a Series are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY SUPERFUND CAPITAL MANAGEMENT OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN EACH SERIES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

PLAN OF DISTRIBUTION

Subscription Procedure

Each Series will offer the Units to the public during the continuing offering at the net asset value per Unit as of each month-end closing date on which subscriptions are accepted, subject to calculation of such month-end net asset value by the Administrator. Investors must submit subscriptions at least five (5) business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. Investors may rescind their subscription agreement within five (5) business days of receipt of the Prospectus. Superfund Capital Management may suspend, limit or terminate the continuing offering period at any time. The Units are offered on a “best efforts” basis without any firm underwriting commitment through selling agents which are registered broker-dealers and members of FINRA and which serve as underwriters. Superfund Capital Management is also offering Units, through Superfund USA, which also serves as an underwriter, to potential investors by distributing this Prospectus and making it available on a special internet website (http://www.superfund.net). Superfund Capital Management intends to engage in marketing efforts through media including but not limited to third party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events. Units are offered until such time as Superfund Capital Management terminates the continuing offering. Subscriptions received during the continuing offering period can be accepted on a monthly basis. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscriptions will be returned, which shall be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional Units, calculated to three decimal places. Each Series’ escrow account is maintained at the Escrow Agent, 452 Fifth Avenue, New York, New York 10018. All subscription funds are required to be promptly transmitted to the Escrow Agent. Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. Subscriptions from customers of any of the selling agents may also be made by authorizing such selling agent to debit the Limited Partner’s customer securities account at the selling agent. Promptly after debiting the customer’s securities account, the selling agent shall send payment to the Escrow Agent as described above, in the amount of the subscription so debited. Subscribers must purchase Units for investment purposes only and not with a view toward resale. An investor who meets the suitability standards given below must complete, execute and deliver to the relevant selling agent a copy of the Subscription Agreement that accompanies this Prospectus. Prospective investors should retain a copy of any completed Subscription Agreement they submit. The form of Subscription Agreement and other subscription materials (as well as a form of redemption request) are available from the Selling Agents and on a special internet website (http://www.superfund.net). A Limited Partner can pay either by a check made payable to “Superfund Green, L.P. Series (A or B, as applicable), Escrow Account” or by authorizing his selling agent to debit his customer securities account. Superfund Capital Management will then accept or reject the subscription within five business days of receipt of the subscription. All subscriptions are irrevocable once subscription payments are deposited in escrow. Pursuant to an addendum to the Subscription Agreement, investors may subscribe for Units and receive them, and pay for them in equal installments, over a period of time to achieve an average price for the Units acquired; provided, however, that no Units will be issued until such Units have been fully paid for by the investor.

Superfund Capital Management and each person selling Units on behalf of the Fund may not complete a sale of the Units to prospective investors until at least five (5) business days after the date the prospective investor receives a final prospectus. This Prospectus is a final prospectus.

Representations and Warranties of Investors in the Subscription Agreement

Investors are required to make representations and warranties in the Subscription Agreement. Each Series’ primary intention in requiring the investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in each Series. Each Series is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in each Series. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to: 1) eligibility of investors to invest in each Series, including legal age, net worth and annual income; 2) representative capacity of investors; 3) information provided by investors; 4) information received by investors; and 5) investments made on behalf of employee benefit plans. Please see the Subscription Agreement accompanying this Prospectus for further detail.

Minimum Investment

The minimum investment is $10,000 in one Series. Limited Partners in one Series may increase their investment in that same Series with an additional investment of $1,000 or more. Prospective investors must be aware that the price per Unit of a Unit in a Series during the continuing offering period will vary depending upon the month-end net asset value per Unit of such Series. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements.

Investor Suitability

There can be no assurance that each Series will achieve its objectives or avoid substantial losses. An investment in each Series is suitable only for a limited segment of the risk portion of an investor’s portfolio and no one should invest more in each Series than he can afford to lose. Superfund Capital Management and each person selling Units on behalf of the Fund will make every reasonable effort to determine the suitability of prospective investors through information received on the Subscription Agreement. At an absolute minimum, investors must have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (as calculated above) of at least $70,000. No one may invest more than 10% of his net worth (as calculated above) in the Fund. THESE STANDARDS (AND THE ADDITIONAL STANDARDS APPLICABLE TO RESIDENTS OF CERTAIN STATES AS SET FORTH IN THE SUBSCRIPTION MATERIALS ACCOMPANYING THIS PROSPECTUS) ARE REGULATORY MINIMUMS ONLY. QUALIFICATION UNDER SUCH STANDARDS DOES NOT NECESSARILY IMPLY THAT AN INVESTMENT IN EACH SERIES IS SUITABLE FOR A PARTICULAR INVESTOR. PROSPECTIVE LIMITED PARTNERS SHOULD REVIEW ALL OF THE SUBSCRIPTION MATERIALS ACCOMPANYING THIS PROSPECTUS AND CONSIDER THE HIGHLY SPECULATIVE AND ILLIQUID NATURE OF AN INVESTMENT IN EACH SERIES AS WELL AS THE HIGH RISK AND HIGHLY LEVERAGED NATURE OF THE FUTURES, FORWARD AND RELATED MARKETS IN DETERMINING WHETHER AN INVESTMENT IN EACH SERIES IS CONSISTENT WITH THEIR OVERALL PORTFOLIO OBJECTIVES.

The Selling Agents

The selling agents, the broker-dealers who offer the Units and serve as underwriters, offer the Units on a best efforts basis without any firm underwriting commitment. The selling agents, including Superfund USA, which also serves as an underwriter and is an affiliate of Superfund Capital Management, and certain foreign dealers who may elect to participate in the offering, are bound by their respective Selling Agreements with each Series. Subject to the limitations herein, Superfund USA and any additional selling agents will receive collectively an annual 4% selling commission (1/12 of 4% per month) of the month-end net asset value per Unit with respect to any Units they sell. Superfund Capital Management may also engage one or more registered broker-dealers to solicit other broker-dealers to become selling agents and to assist those selling agents with the offering and sale of Units, that is, to act as wholesalers. As compensation for its services, any such wholesaler will receive up to one-fourth of the selling commission that would otherwise be paid to the selling agents. Thus, the Units pay a commission of 4% of the month-end net asset value per Unit in the initial year after purchase. The Units pay additional selling commissions of 4% per annum of the month-end net asset value per Unit thereafter. Any wholesaler would receive up to 1% of the month-end net asset value per Unit (1/12 of 1% per month) in the initial year after purchase, and additional selling commissions of up to 1% per annum (1/12 of 1% per month) of the month-end net asset value per Unit thereafter (limited, when combined with payments in the first year, to 2.5% of the proceeds of the sale of the Units). If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is less than 4% of proceeds due to a decrease in the net asset value per Unit, the maximum additional selling commissions paid will exceed 6% of the proceeds. If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is more than 4% of the proceeds due to an increase in the net asset value per Unit, the maximum additional selling commissions paid will be less than 6% of the proceeds. In either case, the maximum cumulative sales commission per Unit is 10% of the gross offering proceeds price of such Unit (which is equal to $50,670,405 out of the $506,704,051 in Units) and in no event will the maximum amount of compensation to be paid to FINRA members in connection with this offering exceed such amount. Other than as described above, Superfund Capital Management will pay no person any commissions or other fees in connection with the solicitation of purchases for Units. In the Selling Agreement with each selling agent, Superfund Capital Management has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act. Units will be sold on a continuing basis at the net asset value per Unit as of the end of each month.

Superfund USA may pay its sales representatives an upfront fee of 0.1% of the net asset value of the Series A Units or Series B Units on the date such Units are issued. Superfund USA will pay its sales representatives out of the selling commissions it receives with respect to such Series A Units and Series B Units.

The selling agents will use their best efforts to sell the Units offered but are not required to sell any particular number of Units. The Units are also offered through Superfund USA to potential investors on a special internet website (http://www.superfund.net), maintained by Superfund USA.

Other than as described above, no person will pay any commissions or other compensation in connection with the solicitation or purchase of Units.

Units acquired through Superfund USA in conjunction with a registered investment adviser’s asset-based fee or fixed fee advisory program where the investment adviser recommends a portfolio allocation to the Fund, and Units acquired through Superfund USA by commodity pools operated by commodity pool operators registered as such with the CFTC, will not be subject to the selling commissions described above.

Selling Agent Compensation Table

Units Sold Without Wholesalers

Nature of Payment	Recipient	Amount of Payment

Selling Commissions	Superfund USA and additional selling agents	Superfund USA shall receive from the Fund a selling commission of up to 10% of the gross offering proceeds by receiving annual selling commissions of 4% of the average month-end net asset value of all Units sold by the selling agents, including Superfund USA, subject to the limitations of FINRA Rule 2310 pertaining to maximum allowable selling commissions. Superfund USA will pay all or a portion of such commissions to the additional selling agents with respect to the Units they sell.

Units Sold With Wholesalers

Nature of Payment	Recipient	Amount of Payment

Selling Commissions	Superfund USA and additional selling agents	Superfund USA shall receive from the Fund a selling commission of up to 7.5% of the gross offering proceeds by receiving annual selling commissions of 3% of the average month-end net asset value of all Units sold by the selling agents, including Superfund USA, subject to the limitations of FINRA Rule 2310 pertaining to maximum allowable selling commissions. Superfund USA will pay all or a portion of such commissions to the additional selling agents with respect to the Units they sell.

Selling Commissions	Wholesalers	Wholesalers shall receive from the Fund a selling commission of up to 2.5% of the gross offering proceeds by receiving annual selling commissions of 1% of the average month-end net asset value of all Units sold by the selling agents introduced by such wholesalers, subject to the limitations of FINRA Rule 2310 pertaining to maximum allowable selling commissions.

Under no circumstances will the maximum aggregate compensation paid to the selling agents, including Superfund USA, and wholesalers exceed 10% of the gross offering proceeds of the sale of the Units.

CERTAIN LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois, served as legal counsel to Superfund Capital Management in connection with the preparation of this Prospectus. Sidley Austin LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Sidley Austin LLP may advise Superfund Capital Management in matters relating to the operation of the Fund on an ongoing basis. Sidley Austin LLP does not represent and has not represented the prospective investors or the Fund in the course of the organization of the Fund, the negotiation of its business terms, the offering of the Units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Fund relating to themselves and the Units have not been negotiated at arm’s length.

Sidley Austin LLP’s engagement by Superfund Capital Management in respect of the Fund is limited to the specific matters as to which it is consulted by Superfund Capital Management and, therefore, there may exist facts or circumstances which could have a bearing on the Fund’s (or Superfund Capital Management’s) financial condition or operations with respect to which Sidley Austin LLP has not been consulted and for which Sidley Austin LLP expressly disclaims any responsibility. More specifically, Sidley Austin LLP does not undertake to monitor the compliance of Superfund Capital Management and its affiliates with the investment program, valuation procedures and other guidelines set forth herein, nor does it monitor compliance with applicable laws. In preparing this Prospectus, Sidley Austin LLP relied upon information furnished to it by the Fund and/or Superfund Capital Management, and did not investigate or verify the accuracy and completeness of information set forth herein concerning Superfund Capital Management, the Fund’s service providers and their affiliates and personnel.

EXPERTS

The financial statements as of and for the years ended December 31, 2012 and 2011 of Superfund Green, L.P., Superfund Green, L.P. – Series A and Superfund Green, L.P. – Series B and the statement of financial condition as of December 31, 2012 of Superfund Capital Management, Inc. (which report expresses an unqualified opinion on the financial statement and includes an explanatory paragraph referring to conditions that may have existed had Superfund Capital Management, Inc. operated as an unaffiliated company), included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein. Such financial statements and statement of financial condition have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Superfund Green, L.P. - Series A and Superfund Green, L.P. - Series B:

We have audited the accompanying statements of assets and liabilities of Superfund Green, L.P., Superfund Green, L.P. - Series A and Superfund Green, L.P. - Series B (collectively the “Funds”), including the condensed schedules of investments as of December 31, 2012 and 2011, and the related statements of operations, changes in net assets, and cash flows for each of the two years in the period ended December 31, 2012. These financial statements are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2012, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Superfund Green, L.P., Superfund Green, L.P. - Series A and Superfund Green, L.P. - Series B as of December 31, 2012 and 2011, and the results of their operations, changes in net assets, and their cash flows for each of the two years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/S/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

March 26, 2013

SUPERFUND GREEN, L.P.

STATEMENTS OF ASSETS AND LIABILITIES

December 31, 2012 and December 31, 2011

	December 31, 2012	December 31, 2011

ASSETS

US Government securities, at fair value, (amortized cost of $17,650,000 December 31, 2011)	$—	$17,650,000

Due from brokers	16,139,431	46,453,083

Due from affiliate	187	—

Unrealized appreciation on open forward contracts	299,598	372,011

Futures contracts sold	314,602	923,781

Futures contracts purchased	906,553	114,873

Cash	18,965,187	989,356

Total assets	36,625,558	66,503,104

LIABILITIES

Unrealized depreciation on open forward contracts	176,689	243,000

Subscriptions received in advance	—	154,700

Redemptions payable	1,908,427	2,046,267

Management fees payable	56,206	213,322

Fees payable	69,938	416,117

Total liabilities	2,211,260	3,073,406

NET ASSETS	$34,414,298	$63,429,698

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2012

	Percentage of Net Assets	Fair Value

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency	0.9%	$299,598

Total unrealized appreciation on forward contracts	0.9	299,598

Unrealized depreciation on forward contracts
Currency	(0.5)	(176,689)

Total unrealized depreciation on forward contracts	(0.5)	(176,689)

Total forward contracts, at fair value	0.4%	$122,909

Futures contracts, at fair value
Futures contracts purchased
Currency	(0.0)*	(4,412)
Energy	0.5	180,049
Financial	0.7	247,051
Food & Fiber	0.0 *	1,240
Indices	1.0	337,382
Metals	0.4	145,243

Total futures contracts purchased	2.6	906,553

Futures contracts sold
Currency	0.9	300,345
Energy	0.8	269,707
Financial	(0.0)*	(11,031)
Food & Fiber	0.6	195,332
Indices	(0.0)*	(1,007)
Metals	(1.3)	(438,744)

Total futures contracts sold	0.9	314,602

Total futures contracts, at fair value	3.5%	$1,221,155

Futures and forward contracts by country composition
Australia	0.1%	$37,749
Canada	0.1	21,946
European Monetary Union	(0.1)	(38,141)
Great Britain	(0.1)	(33,717)
Japan	1.1	367,412
United States	2.1	733,901
Other	0.7	254,914

Total futures and forward contracts by country	3.9%	$1,344,064

*	Due to rounding

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2011

	Face Value	Percentage of Net Assets	Fair Value
Debt Securities United States, at fair value

United States Treasury Bills due February 23, 2012 (cost $17,650,000), securities are held in margin accounts as collateral for open futures and forwards	$17,650,000	27.8%	$17,650,000

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.6	372,011

Total unrealized appreciation on forward contracts		0.6	372,011

Unrealized depreciation on forward contracts
Currency		(0.4)	(243,000)

Total unrealized depreciation on forward contracts		(0.4)	(243,000)

Total forward contracts, at fair value		0.2%	$129,011

Futures contracts, at fair value
Futures contracts purchased
Currency		0.3	191,648
Energy		(0.2)	(135,434)
Financial
2 Year U.S. Treasury Note		0.0 *	8,297
Other		0.0 *	23,842

Total Financial		0.1	32,139
Food & Fiber		0.1	60,876
Indices		0.1	45,373
Metals		(0.1)	(79,729)

Total futures contracts purchased		0.2	114,873

Futures contracts sold
Currency		0.4	244,336
Energy		0.3	178,160
Food & Fiber		0.1	35,521
Indices		0.2	98,142
Livestock		0.0 *	21,080
Metals		0.5	346,542

Total futures contracts sold		1.5	923,781

Total futures contracts, at fair value		1.6%	$1,038,654

Futures and forward contracts by country composition
Australia		0.1%	$43,954
European Monetary Union		0.5	305,388
Great Britain		0.1	39,646
Japan		0.4	251,264
United States		0.8	480,241
Other		0.1	47,172

Total futures and forward contracts by country		1.8%	$1,167,665

*	Due to rounding

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.

STATEMENTS OF OPERATIONS

Years Ended December 31, 2012 and December 31, 2011

	2012	2011

Investment income
Interest income	$11,276	$44,362
Other income	1,874	—

Total income	13,150	44,362

Expenses
Selling commission	2,036,676	3,456,091
Brokerage commissions	1,280,510	1,604,501
Management fee	941,964	1,598,542
Ongoing offering expenses	509,169	864,072
Operating expenses	76,376	129,613
(Gain) loss on MF Global	(8,417)	866,676
Other	24,801	51,129

Total expenses	4,861,079	8,570,624

Net investment loss	(4,847,929)	(8,526,262)

Realized and unrealized gain (loss) on investments

Net realized loss on futures and forward contracts	(3,281,521)	(78,663)
Net change in unrealized appreciation (depreciation) on futures and forward contracts	176,399	(6,827,449)

Net loss on investments	(3,105,122)	(6,906,112)

Net decrease in net assets from operations	$(7,953,051)	$(15,432,374)

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.

STATEMENTS OF CHANGES IN NET ASSETS

Years Ended December 31, 2012 and December 31, 2011

	2012	2011
Decrease in net assets from operations
Net investment loss	$(4,847,929)	$(8,526,262)
Net realized loss on futures and forward contracts	(3,281,521)	(78,663)
Net change in unrealized appreciation (depreciation) on futures and forward contracts	176,399	(6,827,449)

Net decrease in net assets from operations	(7,953,051)	(15,432,374)

Capital share transactions
Issuance of Units	1,629,238	8,758,785
Redemption of Units	(22,691,587)	(22,962,184)

Net decrease in net assets from capital share transactions	(21,062,349)	(14,203,399)

Net decrease in net assets	(29,015,400)	(29,635,773)

Net assets, beginning of year	63,429,698	93,065,471

Net assets, end of year	$34,414,298	$63,429,698

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2012 and December 31, 2011

	2012	2011
Cash flows from operating activities
Net decrease in net assets from operations	$(7,953,051)	$(15,432,374)
Adjustments to reconcile net decrease in net assets from operations to net cash provided by operating activities:
Changes in operating assets and liabilities:
Purchases of U.S. government securities	(19,446,037)	(110,846,760)
Sales and maturities of U.S. government securities	37,100,000	131,560,024
Amortization of discounts and premiums	(3,963)	(16,041)
Increase in due from brokers	30,313,652	2,849,471
Increase in unrealized appreciation on open forward contracts	72,413	493,844
Increase (decrease) in futures contracts purchased	(791,680)	8,622,942
Increase (decrease) in unrealized depreciation on open forward contracts	(66,311)	44,731
Increase (decrease) in futures contracts sold	609,179	(2,334,068)
Increase in due from affiliate	(187)
Increase (decrease) in management fees	(157,116)	64,488
Increase (decrease) in fees payable	(346,179)	101,352

Net cash provided by operating activities	39,330,720	15,107,609

Cash flows from financing activities
Subscriptions, net of subscriptions received in advance	1,474,538	7,732,694
Redemptions, net of redemptions payable	(22,829,427)	(23,920,889)

Net cash used in financing activities	(21,354,889)	(16,188,195)

Net increase (decrease) in cash	17,975,831	(1,080,586)

Cash, beginning of year	989,356	2,069,942

Cash, end of year	$18,965,187	$989,356

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. - SERIES A

STATEMENTS OF ASSETS AND LIABILITIES

December 31, 2012 and December 31, 2011

	December 31, 2012	December 31, 2011
ASSETS

U.S. Government securities, at fair value (amortized cost of $8,300,000 as of December 31, 2011)	$—	$8,300,000

Due from brokers	7,148,002	22,845,252

Due from affiliate	187	—

Unrealized appreciation on open forward contracts	89,246	129,634

Futures contracts sold	123,836	349,440

Futures contracts purchased	309,618	42,325

Cash	10,113,907	333,206

Total assets	17,784,796	31,999,857

LIABILITIES

Unrealized depreciation on open forward contracts	62,254	87,311

Subscriptions received in advance	—	64,000

Redemptions payable	1,102,466	674,637

Management fee payable	27,320	101,476

Fees payable	35,420	194,547

Total liabilities	1,227,460	1,121,971

NET ASSETS	$16,557,336	$30,877,886

Number of Units	14,646.201	23,634.331

Net asset value per Unit	$1,130.49	$1,306.48

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. - SERIES A

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2012

	Percentage of Net Assets	Fair Value

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency	0.5%	$89,246

Total unrealized appreciation on forward contracts	0.5	89,246

Unrealized depreciation on forward contracts
Currency	(0.4)	(62,254)

Total unrealized depreciation on forward contracts	(0.4)	(62,254)

Total forward contracts, at fair value	0.1%	$26,992

Futures Contracts, at fair value
Futures Contracts Purchased
Currency	(0.0)*%	$(2,921)
Energy	0.4	59,291
Financial	0.6	98,490
Food & Fiber	0.0 *	915
Indices	0.6	106,397
Metals	0.3	47,446

Total futures contracts purchased	1.9	309,618

Futures Contracts Sold
Currency	0.7	110,509
Energy	0.7	112,267
Financial	(0.0)*	(4,137)
Food & Fiber	0.4	70,100
Indices	(0.0)*	(428)
Metals	(1.0)	(164,475)

Total futures contracts sold	0.8	123,836

Total futures contracts, at fair value	2.7%	$433,454

Futures and forward contracts by country composition
Australian	0.1%	$15,450
Canada	0.1	9,979
European Monetary Union	(0.1)	(15,950)
Great Britain	(0.1)	(13,748)
Japan	0.7	114,403
United States	1.5	247,595
Other	0.6	102,717

Total futures and forward contracts by country	2.8%	$460,446

*	Due to rounding

See	accompanying notes to financial statements.

SUPERFUND GREEN, L.P. - SERIES A

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2011

	Face Value	Percentage of Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 23, 2012 (cost $8,300,000), securities are held in margin accounts as collateral for open futures and forwards	$8,300,000	26.9%	$8,300,000

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.4	129,634

Total unrealized appreciation on forward contracts		0.4	129,634

Unrealized depreciation on forward contracts
Currency		(0.3)	(87,311)

Total unrealized depreciation on forward contracts		(0.3)	(87,311)

Total forward contracts, at fair value		0.1%	$42,323

Futures Contracts, at fair value
Futures Contracts Purchased
Currency		0.2%	$74,826
Energy		(0.2)	(53,540)
Financial
2 Year U.S. Treasury Note		0.0 *	3,156
Other		0.0 *	6,226
Total Financial		0.0 *	9,382
Food & Fiber		0.1	24,213
Indices		0.1	16,419
Metals		(0.1)	(28,975)

Total futures contracts purchased		0.1	42,325

Futures Contracts Sold
Currency		0.3	93,543
Food & Fiber		0.0 *	12,966
Energy		0.2	65,240
Indices		0.1	42,193
Livestock		0.0 *	8,280
Metals		0.4	127,218

Total futures contracts sold		1.1	349,440

Total futures contracts, at fair value		1.2%	$391,765

Futures and forward contracts by country composition
Australian		0.1%	$17,684
European Monetary Union		0.3	114,090
Great Britain		0.1	16,951
Japan		0.2	89,702
United States		0.5	181,301
Other		0.1	14,360

Total futures and forward contracts by country		1.2%	$434,088

*	Due to rounding

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. - SERIES A

STATEMENTS OF OPERATIONS

Years Ended December 31, 2012 and December 31, 2011

	2012	2011
Investment income
Interest income	$5,629	$20,663
Other income	675	—

Total income	6,304	20,663

Expenses
Selling commission	984,302	1,499,588
Brokerage commissions	501,855	544,421
Management fee	455,240	693,659
Ongoing offering expenses	246,076	374,951
Operating expenses	36,912	56,243
(Gain) loss on MF Global	(41,517)	337,063
Other	12,253	19,866

Total expenses	2,195,121	3,525,791

Net investment loss	(2,188,817)	(3,505,128)

Realized and unrealized gain (loss) on investments

Net realized loss on futures and forward contracts	(976,514)	(334,077)
Net change in unrealized appreciation (depreciation) on futures and forward contracts	26,358	(2,183,020)

Net loss on investments	(950,156)	(2,517,097)

Net decrease in net assets from operations	$(3,138,973)	$(6,022,225)

Net decrease in net assets from operations per unit (based upon weighted average number of units outstanding during year)*	$(161.72)	$(246.81)

Net decrease in net assets from operations per unit (based upon change in net asset value per unit during year)	$(175.99)	$(244.24)

*	Weighted average number of Units outstanding for Series A for the Years Ended December 31, 2012 and December 31, 2011: 19,410.14 and 24,400.48, respectively.

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. - SERIES A

STATEMENTS OF CHANGES IN NET ASSETS

Years Ended December 31, 2012 and December 31, 2011

	2012	2011

Decrease in net assets from operations:
Net investment loss	$(2,188,817)	$(3,505,128)
Net realized loss on futures and forward contracts	(976,514)	(334,077)
Net change in unrealized appreciation (depreciation) on futures and forward contracts	26,358	(2,183,020)

Net decrease in net assets from operations	(3,138,973)	(6,022,225)

Capital share transactions
Issuance of Units	840,309	4,697,837
Redemption of Units	(12,021,886)	(6,354,664)

Net decrease in net assets from capital share transactions	(11,181,577)	(1,656,827)

Net decrease in net assets	(14,320,550)	(7,679,052)

Net assets, beginning of year	30,877,886	38,556,938

Net assets, end of year	$16,557,336	$30,877,886

Units, beginning of year	23,634.331	24,863.954
Issuance of Units	672.529	3,038.045
Redemption of Units	(9,660.659)	(4,267.668)

Units, end of year	14,646.201	23,634.331

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. - SERIES A

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2012 and December 31, 2011

	2012	2011

Cash flows from operating activities
Net decrease in net assets from operations	$(3,138,973)	$(6,022,225)
Adjustments to reconcile net decrease in net assets from operations to net cash provided by operating activities:
Changes in operating assets and liabilities:
Purchases of U.S. government securities	(9,048,159)	(47,684,521)
Sales and maturities of U.S. government securities	17,350,000	55,457,937
Amortization of discounts and premiums	(1,841)	(6,688)
Increase (decrease) in due from brokers	15,697,250	(2,490,331)
Increase in unrealized appreciation on open forward contracts	40,388	151,084
Increase (decrease) in futures contracts purchased	(267,293)	2,797,107
Increase (decrease) in unrealized depreciation on open forward contracts	(25,057)	30,036
Increase (decrease) in futures contracts sold	225,604	(795,207)
Increase in due from affiliate	(187)
Increase (decrease) in management fee	(74,156)	40,575
Increase (decrease) in fees payable	(159,127)	69,125

Net cash provided by operating activities	20,598,449	1,546,892

Cash flows from financing activities
Subscriptions, net of advance subscriptions	776,309	4,502,641
Redemptions, net of redemptions payable	(11,594,057)	(6,486,862)

Net cash used in financing activities	(10,817,748)	(1,984,221)

Net increase (decrease) in cash	9,780,701	(437,329)

Cash, beginning of year	333,206	770,535

Cash, end of year	$10,113,907	$333,206

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. - SERIES B

STATEMENTS OF ASSETS AND LIABILITIES

December 31, 2012 and December 31, 2011

	December 31, 2012	December 31, 2011
ASSETS

U.S. Government securities, at fair value (amortized cost of $9,350,000 as of December 31, 2011)	$—	$9,350,000

Due from brokers	8,991,429	23,607,831

Unrealized appreciation on open forward contracts	210,352	242,377

Futures contracts sold	190,766	574,341

Futures contracts purchased	596,935	72,548

Cash	8,851,280	656,150

Total assets	18,840,762	34,503,247

LIABILITIES

Unrealized depreciation on open forward contracts	114,435	155,689

Subscriptions received in advance	—	90,700

Redemptions payable	805,961	1,371,630

Management fee payable	28,886	111,846

Fees payable	34,518	221,570

Total liabilities	983,800	1,951,435

NET ASSETS	$17,856,962	$32,551,812

Number of Units	15,682.537	23,394.345

Net asset value per Unit	$1,138.65	$1,391.44

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. - SERIES B

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2012

	Percentage of Net Assets	Fair Value
Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency	1.2%	$210,352

Total unrealized appreciation on forward contracts	1.2	210,352

Unrealized depreciation on forward contracts
Currency	(0.6)	(114,435)

Total unrealized depreciation on forward contracts	(0.6)	(114,435)

Total forward contracts, at fair value	0.6%	$95,917

Futures contracts, at fair value
Futures contracts purchased
Currency	(0.0)*%	$(1,491)
Energy	0.7	120,758
Financial	0.8	148,561
Food & Fiber	0.0 *	325
Indices	1.3	230,985
Metals	0.5	97,797

Total futures contracts purchased	3.3	596,935

Futures contracts sold
Currency	1.1	189,836
Energy	0.8	157,440
Financial	(0.0)*	(6,894)
Food & Fiber	0.7	125,232
Indices	(0.0)*	(579)
Metals	(1.5)	(274,269)

Total futures contracts sold	1.1	190,766

Total futures contracts, at fair value	4.4%	$787,701

Futures and forward contracts by country composition
Australia	0.1%	$22,299
Canada	0.1	11,967
European Monetary Union	(0.1)	(22,191)
Great Britain	(0.1)	(19,969)
Japan	1.4	253,009
United States	2.7	486,306
Other	0.9	152,197

Total futures and forward contracts by country	5.0%	$883,618

*	Due to rounding

See accompanying notes to financial statements

SUPERFUND GREEN, L.P. - SERIES B

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2011

	Face Value	Percentage of Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 23, 2012 (cost $9,350,000), securities are held in margin accounts as collateral for open futures and forwards	$9,350,000	28.7%	$9,350,000

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.7	242,377

Total unrealized appreciation on forward contracts		0.7	242,377

Unrealized depreciation on forward contracts
Currency		(0.5)	(155,689)

Total unrealized depreciation on forward contracts		(0.5)	(155,689)

Total forward contracts, at fair value		0.2%	$86,688

Futures contracts, at fair value
Futures contracts purchased
Currency		0.4%	$116,822
Energy		(0.3)	(81,894)
Financial
2 Year U.S. Treasury Note		0.0 *	5,141
Other		0.0 *	17,616

Total Financial		0.1	22,757
Food & Fiber		0.1	36,663
Indices		0.1	28,954
Metals		(0.2)	(50,754)

Total futures contracts purchased		0.2	72,548

Futures contracts sold
Currency		0.5	150,793
Energy		0.3	112,920
Food & Fiber		0.1	22,555
Indices		0.2	55,949
Livestock		0.0 *	12,800
Metals		0.7	219,324

Total futures contracts sold		1.8	574,341

Total futures contracts, at fair value		2.0%	$646,889

Futures and forward contracts by country composition
Australia		0.1%	$26,270
European Monetary Union		0.5	191,298
Great Britain		0.1	22,695
Japan		0.5	161,562
United States		0.9	298,940
Other		0.1	32,812

Total futures and forward contracts by country		2.2%	$733,577

*	Due to rounding

See accompanying notes to financial statements

SUPERFUND GREEN, L.P. - SERIES B

STATEMENTS OF OPERATIONS

Years Ended December 31, 2012 and December 31, 2011

	2012	2011
Investment income, interest
Interest income	$5,647	$23,699
Other income	1,199	—

Total income	6,846	23,699

Expenses
Selling commission	1,052,374	1,956,503
Brokerage commissions	778,655	1,060,080
Management fee	486,724	904,883
Ongoing offering expenses	263,093	489,121
Operating expenses	39,464	73,370
Loss on MF Global	33,100	529,613
Other	12,548	31,263

Total expenses	2,665,958	5,044,833

Net investment loss	(2,659,112)	(5,021,134)

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on futures and forward contracts	(2,305,007)	255,414
Net change in unrealized appreciation (depreciation) on futures and forward contracts	150,041	(4,644,429)

Net loss on investments	(2,154,966)	(4,389,015)

Net decrease in net assets from operations	$(4,814,078)	$(9,410,149)

Net decrease in net assets from operations per unit (based upon weighted average number of units outstanding during year)*	$(243.71)	$(337.97)

Net decrease in net assets from operations per unit (based upon change in net asset value per unit during year)	$(252.79)	$(382.08)

*	Weighted average number of Units outstanding for Series B for the Years Ended December 31, 2012 and December 31, 2011: 19,753.02 and 27,843.37, respectively.

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. - SERIES B

STATEMENTS OF CHANGES IN NET ASSETS

Years Ended December 31, 2012 and December 31, 2011

	2012	2011
Decrease in net assets from operations
Net investment loss	$(2,659,112)	$(5,021,134)
Net realized gain (loss) on futures and forward contracts	(2,305,007)	255,414
Net change in unrealized appreciation (depreciation) on futures and forward contracts	150,041	(4,644,429)

Net decrease in net assets from operations	(4,814,078)	(9,410,149)

Capital share transactions
Issuance of Units	788,929	4,060,948
Redemption of Units	(10,669,701)	(16,607,520)

Net decrease in net assets from capital share transactions	(9,880,772)	(12,546,572)

Net decrease in net assets	(14,694,850)	(21,956,721)

Net assets, beginning of year	32,551,812	54,508,533

Net assets, end of year	$17,856,962	$32,551,812

Units, beginning of year	23,394.345	30,734.730
Issuance of Units	601.308	2,282.737
Redemption of Units	(8,313.116)	(9,623.122)

Units, end of year	15,682.537	23,394.345

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. - SERIES B

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2012 and December 31, 2011

	2012	2011
Cash flows from operating activities
Net decrease in net assets from operations	$(4,814,078)	$(9,410,149)
Adjustments to reconcile net decrease in net assets from operations to net cash provided by operating activities:
Changes in operating assets and liabilities:
Purchases of U.S. government securities	(10,397,878)	(63,162,239)
Sales and maturities of U.S. government securities	19,750,000	76,102,087
Amortization of discounts and premiums	(2,122)	(9,353)
Increase in due from brokers	14,616,402	5,339,802
Increase in unrealized appreciation on open forward contracts	32,025	342,760
Increase (decrease) in futures contracts purchased	(524,387)	5,825,835
Increase (decrease) in unrealized depreciation on open forward contracts	(41,254)	14,695
Increase (decrease) in futures contracts sold	383,575	(1,538,861)
Increase (decrease) in management fees	(82,960)	23,913
Increase (decrease) in fees payable	(187,052)	32,227

Net cash provided by operating activities	18,732,271	13,560,717

Cash flows from financing activities
Subscriptions, net of advance subscriptions	698,229	3,230,053
Redemptions, net of redemption payable	(11,235,370)	(17,434,027)

Net cash used in financing activities	(10,537,141)	(14,203,974)

Net increase (decrease) in cash	8,195,130	(643,257)

Cash, beginning of year	656,150	1,299,407

Cash, end of year	$8,851,280	$656,150

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P., SUPERFUND GREEN, L.P. – SERIES A and SUPERFUND GREEN, L.P. – SERIES B

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

(1)	Nature of Operations

Organization and Business

Superfund Green, L.P. (the “Fund”), a Delaware limited partnership, commenced operations on November 5, 2002. The Fund was organized to trade speculatively in the United States of America (“U.S.”) and international commodity futures markets using a fully-automated computerized trading system. The Fund has issued two classes of Units, Series A and Series B (the “Series”). The two Series are traded and managed the same way except for the degree of leverage.

The term of the Fund shall continue until December 31, 2050, unless terminated earlier by the Fund’s general partner, Superfund Capital Management, Inc. (“Superfund Capital Management”), or by operation of law or a decline in the aggregate net assets of such Series to less than $500,000.

(2)	Basis of Presentation and Significant Accounting Policies

(a)	Basis of Presentation

Pursuant to rules and regulations of the Securities and Exchange Commission (“SEC”), audited financial statements are prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and presented for the Fund as a whole, as the SEC registrant, and for Series A and Series B individually. For the avoidance of doubt, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the Fund generally or any other Series. Accordingly, the assets of one Series of the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Series, including, without limitation, funds delivered to the Fund for the purchase of Units in that Series.

(b)	Valuation of Investments in Futures Contracts, Forward Contracts and U.S. Treasury Bills

All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on a trade date basis and open contracts are recorded in the statements of assets and liabilities at fair value on the last business day of the period, which represents market value for those commodity interests for which market quotes are readily available.

Exchange-traded futures contracts are valued at settlement prices published by the recognized exchange. Any spot and forward foreign currency contracts held by the Fund will be valued at published settlement prices or at dealers’ quotes. The Fund uses the amortized cost method for valuing U.S. Treasury Bills due to the short-term nature of such instruments; accordingly, the cost of securities plus accreted discount, or minus amortized premium, approximates fair value (See Note (2)(h) – Fair Value Measurements).

(c)	Translation of Foreign Currency

Assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the period end exchange rates. Purchases and sales of investments and income and expenses that are denominated in foreign currencies are translated into U.S. dollar amounts on the transaction date. Adjustments arising from foreign currency transactions are reflected in the statements of operations.

The Fund does not isolate that portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations from changes in market prices of investments held. Such fluctuations are included in net realized and unrealized gain (loss) on investments in the statements of operations.

(d)	Investment Transactions, Investment Income and Expenses

Investment transactions are accounted for on a trade-date basis. Interest income and expenses are recognized on the accrual basis. The Fund uses the amortized cost method for valuing U.S. Treasury Bills. Operating expenses of the Fund are allocated to each Series in proportion to the net asset value of the Series at the beginning of each month. Expenses directly attributable to a particular Series are charged directly to that Series.

Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the statements of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 210-20, Offsetting – Balance Sheet.

(e)	Income Taxes

The Fund does not record a provision for U.S. income taxes because the partners report their share of the Fund’s income or loss on their returns. The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.

Superfund Capital Management has evaluated the application of ASC 740, Income Taxes (“ASC 740”) to the Fund, to determine whether or not there are uncertain tax positions that require financial statement recognition. Based on this evaluation, the Fund has determined no reserves for uncertain tax position are required to be recorded as a result of the application of ASC 740. The Fund is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. As a result, no income tax liability or expense has been recorded in the accompanying financial statements. The Fund files federal and various state tax returns. The 2009 through 2012 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.

(f)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

(g)	Recently Issued Accounting Pronouncements

ASU 2011-11

In December 2011, FASB issued Accounting Standards Update (“ASU”) No. 2011-11, Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”). ASU 2011-11 requires disclosures to make financial statements that are prepared under U.S. GAAP more comparable to those prepared under International Financial Reporting Standards (“IFRS”). The new disclosure requirements mandate that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of assets and liabilities as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, ASU 2011-11 requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. New disclosures are required for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Superfund Capital Management is evaluating the impact of ASU 2011-11 on the financial statements and disclosures.

In January 2013, the FASB issued guidance to clarify the scope of disclosures about offsetting assets and liabilities. The amendments clarify that the scope of guidance issued in December 2011 to enhance disclosures around financial instrument and derivative instruments that are either (a) offset, or (b) subject to a master netting agreement or similar agreement, irrespective of whether they are offset, applies to derivatives, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset or subject to an enforceable master netting arrangement or similar agreement. The amendments are effective for interim and annual periods beginning on or after January 1, 2013. Adoption is not expected to have a material impact on the Funds’ financial statements.

ASU 2011-04

In May 2011, FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. ASU 2011-04 includes common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS. ASU 2011-04 will require reporting entities to disclose the following information for fair value measurements categorized within Level 3 of the fair value hierarchy: quantitative information about the unobservable inputs used in the fair value measurement, the valuation processes used by the reporting entity and a narrative description of the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs. In addition, ASU 2011-04 will require reporting entities to make disclosures about amounts and reasons for all transfers in and out of Level 1 and Level 2 fair value measurements. The new and revised disclosures are effective for interim and annual reporting periods beginning after December 15, 2011. The Fund adopted ASU 2011-04 as of January 1, 2012. The adoption of the provisions of ASU 2011-04 has not had a material impact on the Fund’s financial statement disclosures.

(h)	Fair Value Measurements

The Fund follows ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2	Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly.

Level 3	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. In determining fair value, the Fund separates its financial instruments into two categories: U.S. government securities and derivative contracts.

U.S. Government Securities. The Fund’s only market exposure in instruments held other than for trading is in its U.S. Treasury Bill portfolio. As the Fund uses the amortized cost method for valuing its U.S. Treasury Bill portfolio, which approximates fair value, this portfolio is classified within level 2 of the fair value hierarchy.

Derivative Contracts. Derivative contracts can be exchange-traded or over-the-counter (“OTC”). Exchange-traded derivatives typically fall within level 1 or level 2 of the fair value hierarchy depending on whether they are deemed to be actively traded or not. The Fund has exposure to exchange-traded derivative contracts through the Fund’s trading of exchange-traded futures contracts. The Fund’s exchange-traded futures contract positions are valued daily at settlement prices published by the applicable exchanges. In such cases, provided they are deemed to be actively traded, exchange-traded derivatives are classified within level 1 of the fair value hierarchy. Less actively traded exchange-traded derivatives fall within level 2 of the fair value hierarchy.

OTC derivatives are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, model calibration to market-clearing transactions, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. Where models are used, the selection of a particular model to value an OTC derivative depends upon the contractual terms of, and specific risks inherent in, the instrument as well as the availability of pricing information in the market. For OTC derivatives that trade in liquid markets, such as generic forwards and swaps, model inputs can generally be verified and model selection does not involve significant management judgment. The OTC derivatives held by the Fund may include forwards and swaps. Spot and forward foreign currency contracts held by the Fund are valued at published daily settlement prices or at dealers’ quotes. The Fund’s forward and swap positions are typically classified within level 2 of the fair value hierarchy.

Certain OTC derivatives traded in less liquid markets with limited pricing information, and the determination of fair value for these derivatives is inherently more difficult. Such instruments are classified within level 3 of the fair value hierarchy. Where the Fund does not have corroborating market evidence to support significant model inputs and cannot verify the model to market transactions, transaction price is initially used as the best estimate of fair value. Accordingly, when a pricing model is used to value such an instrument, the model is adjusted so that the model value at inception equals the transaction price. The valuations of these less liquid OTC derivatives are typically based on level 1 and/or level 2 inputs that can be observed in the market, as well as unobservable level 3 inputs. Subsequent to initial recognition, the Fund updates the level 1 and level 2 inputs to reflect observable market changes, with resulting gains and losses reflected within level 3. Level 3 inputs are only changed when corroborated by evidence such as similar market transactions, third-party pricing services and/or broker or dealer quotations, or other empirical market data. In circumstances where the Fund cannot verify the model value to market transactions, it is possible that a different valuation model could produce a materially different estimate of fair value. The Fund attempts to avoid holding less liquid OTC derivatives. However, once held, the market for any particular derivative contract could become less liquid during the holding period.

As of and during the years ended December 31, 2012 and December 31, 2011, the Fund held no investments or derivative contracts valued using level 3 inputs.

The following table summarizes the valuation of the Fund’s assets and liabilities by the ASC 820 fair value hierarchy as of December 31, 2012:

Superfund Green, L.P.

	Balance December 31, 2012	Level 1	Level 2	Level 3
ASSETS
Unrealized appreciation on open forward contracts	$299,598	$—	$299,598	$—
Futures contracts sold	314,602	314,602	—	—
Futures contracts purchased	906,553	906,553	—	—

Total Assets Measured at Fair Value	$1,520,753	$1,221,155	$299,598	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$176,689	$—	$176,689	$—

Total Liabilities Measured at Fair Value	$176,689	$—	$176,689	$—

Superfund Green, L.P. – Series A

	Balance December 31, 2012	Level 1	Level 2	Level 3
ASSETS
Unrealized appreciation on open forward contracts	$89,246	$—	$89,246	$—
Futures contracts sold	123,836	123,836	—	—
Futures contracts purchased	309,618	309,618	—	—

Total Assets Measured at Fair Value	$522,700	$433,454	$89,246	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$62,254	$—	$62,254	$—

Total Liabilities Measured at Fair Value	$62,254	$—	$62,254	$—

Superfund Green, L.P. – Series B

	Balance December 31, 2012	Level 1	Level 2	Level 3
ASSETS
Unrealized appreciation on open forward contracts	$210,352	$—	$210,352	$—
Futures contracts sold	190,766	190,766	—	—
Futures contracts purchased	596,935	596,935	—	—

Total Assets Measured at Fair Value	$998,053	$787,801	$210,352	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$114,435	$—	$114,435	$—

Total Liabilities Measured at Fair Value	$114,435	$—	$114,435	$—

The following table summarizes the valuation of the Fund’s assets and liabilities by the ASC 820 fair value hierarchy as of December 31, 2011:

Superfund Green, L.P.

	Balance December 31, 2011	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$17,650,000	$—	$17,650,000	$—
Unrealized appreciation on open forward contracts	372,011	—	372,011	—
Futures contracts sold	923,781	923,781	—	—
Futures contracts purchased	114,873	114,873	—	—

Total Assets Measured at Fair Value	$19,060,665	$1,038,654	$18,022,011	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$243,000	$—	$243,000	$—

Total Liabilities Measured at Fair Value	$243,000	$—	$243,000	$—

Superfund Green, L.P. – Series A

	Balance December 31, 2011	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$8,300,000	$—	$8,300,000	$—
Unrealized appreciation on open forward contracts	129,634	—	129,634	—
Futures contracts sold	349,440	349,440	—	—
Futures contracts purchased	42,325	42,325	—	—

Total Assets Measured at Fair Value	$8,821,399	$391,765	$8,429,634	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$87,311	$—	$87,311	$—

Total Liabilities Measured at Fair Value	$87,311	$—	$87,311	$—

Superfund Green, L.P. – Series B

	Balance December 31, 2011	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$9,350,000	$—	$9,350,000	$—
Unrealized appreciation on open forward contracts	242,377	—	242,377	—
Futures contracts sold	574,341	574,341	—	—
Futures contracts purchased	72,548	72,548	—	—

Total Assets Measured at Fair Value	$10,239,266	$646,889	$9,592,377	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$155,689	$—	$155,689	$—

Total Liabilities Measured at Fair Value	$155,689	$—	$155,689	$—

For the years ended December 31, 2012 and 2011, there were no transfers between Level 1 and Level 2 assets and liabilities.

(3)	Disclosure of derivative instruments and hedging activities

The Fund follows ASC 815, Disclosures about Derivative Instruments and Hedging Activities. ASC 815 is intended to improve financial reporting for derivative instruments by requiring enhanced disclosure that enables investors to understand how and why an entity uses derivatives, how derivatives are accounted for, and how derivative instruments affect an entity’s results of operations and financial position.

Derivative instruments held by the Fund do not qualify as derivative instruments held as hedging instruments, as defined in ASC 815. Instead, the Fund includes derivative instruments in its trading activity. Per the requirements of ASC 815, the Fund discloses the gains and losses on its trading activities for both derivative and nonderivative instruments in the Statement of Operations for each Series.

The Fund engages in the speculative trading of forward contracts in currency and futures contracts in a wide range of commodities, including equity markets, interest rates, food and fiber, energy, livestock and metals. ASC 815 requires entities to recognize all derivatives instruments as either assets or liabilities at fair value in the statement of financial position. Investments in forward contracts and commodity futures contracts are recorded in the Statements of Assets and Liabilities as “unrealized appreciation or depreciation on open forward contracts and futures contracts purchased and futures contracts sold.” Since the derivatives held or sold by the Fund are for speculative trading purposes, the derivative instruments are not designated as hedging instruments under the provisions of ASC 815. Accordingly, all realized gains and losses, as well as any change in net unrealized gains or losses on open positions from the preceding period, are recognized as part of the Fund’s realized and unrealized gain (loss) on investments in the Statements of Operations.

Superfund Capital Management believes futures and forward trading activity expressed as a percentage of net assets is indicative of trading activity. Information concerning the fair value of the Fund’s derivatives held long or sold short, as well as information related to the annual average volume of the Fund’s derivative activity, is as follows:

Superfund Green, L.P.

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2012, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2012	Liability Derivatives at December 31, 2012	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$299,598	$—	$299,598

Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(176,689)	(176,689)

Futures contracts	Futures contracts purchased	906,553	—	906,553

Futures contracts	Futures contracts sold	314,602	—	314,602

Totals		$1,520,753	$(176,689)	$1,344,064

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2011, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2011	Liability Derivatives at December 31, 2011	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$372,011	$—	$372,011

Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(243,000)	(243,000)

Futures contracts	Futures contracts purchased	114,873	—	114,873

Futures contracts	Futures contracts sold	923,781	—	923,781

Totals		$1,410,665	$(243,000)	$1,167,665

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2012:

Derivatives not Designated as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Net Realized Gain (Loss) on Derivatives Recognized in Income	Net Change in Unrealized Appreciation (Depreciation) on Derivatives Recognized in Income

Foreign exchange contracts	Net realized and unrealized gain (loss) on futures and forward contracts	$447,002	$(6,102)

Futures contracts	Net realized and unrealized gain (loss) on futures and forward contracts	(3,728,523)	182,501

Total		$(3,281,521)	$176,399

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2011:

Derivatives not Designated as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Net Realized Gain (Loss) on Derivatives Recognized in Income	Net Change in Unrealized Depreciation on Derivatives Recognized in Income

Foreign exchange contracts	Net realized and unrealized loss on futures and forward contracts	$(441,511)	$(538,574)

Futures contracts	Net realized and unrealized gain (loss) on futures and forward contracts	362,848	(6,288,875)

Total		$(78,663)	$(6,827,449)

Superfund Green, L.P. gross and net unrealized gains and losses by long and short positions as of December 31, 2012:

	As of December 31, 2012
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets		Losses	% of Net Assets	Gains	% of Net Assets		Losses	% of Net Assets		Net Unrealized Gain (Loss) on Open Positions
Foreign Exchange	$299,300	0.9		$(27,564)	(0.1)	$298	0.0	*	$(149,125)	(0.4)		$122,909
Currency	148,788	0.4		(153,200)	(0.4)	305,562	0.9		(5,217)	(0.0	)*	295,933
Financial	282,169	0.8		(35,118)	(0.1)	2,470	0.0	*	(13,501)	(0.0	)*	236,020
Food & Fiber	1,350	0.0	*	(110)	(0.0)*	198,242	0.6		(2,910)	(0.0	)*	196,572
Indices	515,158	1.5		(177,776)	(0.5)	—	—		(1,007)	(0.0	)*	336,375
Metals	201,333	0.6		(56,090)	(0.2)	305,050	0.9		(743,794)	(2.2)		(293,501)
Energy	180,319	0.5		(270)	(0.0)*	491,317	1.4		(221,610)	(0.6)		449,756

Totals	$1,628,417	4.7		$(450,128)	(1.3)	$1,302,939	3.8		$(1,137,164)	(3.3)		$1,344,064

*	Due to rounding

Superfund Green, L.P. gross and net unrealized gains and losses by long and short positions as of December 31, 2011:

	As of December 31, 2011
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets		Losses	% of Net Assets	Gains	% of Net Assets	Losses	% of Net Assets	Net Unrealized Gain on Open Positions
Foreign Exchange	$17,051	0.0	*	$(72,108)	(0.1)	$354,960	0.6	$(170,892)	(0.3)	$129,011
Currency	197,746	0.3		(6,098)	(0.0)*	260,294	0.4	(15,958)	(0.0)*	435,984
Financial	130,897	0.1		(98,758)	(0.2)	—	—	—	—	32,139
Food & Fiber	66,564	0.1		(5,688)	(0.0)*	216,359	0.3	(180,838)	(0.3)	96,397
Indices	49,517	0.1		(4,144)	(0.0)*	188,120	0.3	(89,978)	(0.1)	143,515
Metals	—	—		(79,729)	(0.1)	452,224	0.7	(105,682)	(0.2)	266,813
Energy	285	0.0	*	(135,719)	(0.2)	183,020	0.3	(4,860)	(0.0)*	42,726
Livestock	—	—		—	—	43,860	0.1	(22,780)	(0.0)*	21,080

Totals	$462,060	0.6		$(402,244)	(0.6)	$1,698,837	2.7	$(590,988)	(0.9)	$1,167,665

*	Due to rounding

Superfund Green, L.P. average* contract volume by market sector for the Year Ended December 31, 2012:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions

Foreign Exchange	177	145	$994,373	$1,001,443

	Average Number of Long Contracts	Average Number of Short Contracts

Currency	1,767	1,758
Financial	5,320	1,077
Food & Fiber	195	382
Indices	2,065	1,308
Metals	1,253	491
Energy	796	691
Livestock	68	205

Total	11,641	6,057

*	Based on quarterly holdings

Superfund Green, L.P. average* contract volume by market sector for the Year Ended December 31, 2011:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions

Foreign Exchange	196	207	$1,603,144	$1,440,368

	Average Number of Long Contracts	Average Number of Short Contracts

Currency	3,591	785
Financial	5,965	1,015
Food & Fiber	442	272
Indices	2,426	1,715
Metals	872	309
Energy	1,138	1,405
Livestock	189	85

Total	14,819	5,793

*	Based on quarterly holdings

Superfund Green, L.P. trading results by market sector:

	For the Year Ended December 31, 2012
	Net Realized Gain (Loss)	Change in Net Unrealized Gain (Loss)	Net Trading Gain (Loss)
Foreign Exchange	$447,002	$(6,102)	$440,900
Currency	(2,487,332)	(140,051)	(2,627,383)
Financial	1,297,954	203,881	1,501,835
Food & Fiber	(1,515,280)	100,175	(1,415,105)
Indices	(347,209)	192,860	(154,349)
Metals	(2,604,899)	(560,314)	(3,165,213)
Livestock	(151,716)	(21,080)	(172,796)
Energy	2,079,959	407,030	2,486,989

Total net trading gain (loss)	$(3,281,521)	$176,399	$(3,105,122)

	For the Year Ended December 31, 2011
	Net Realized Gain (Loss)	Change in Net Unrealized Loss	Net Trading Gain (Loss)
Foreign Exchange	$(441,511)	$(538,575)	$(980,086)
Currency	(3,878,505)	(2,071,860)	(5,950,365)
Financial	7,438,782	(412,516)	7,026,266
Food & Fiber	(1,921,994)	(804,012)	(2,726,006)
Indices	(7,045,520)	(332,946)	(7,378,466)
Metals	3,760,578	(1,798,280)	1,962,298
Livestock	(562,880)	(319,080)	(881,960)
Energy	2,572,387	(550,180)	2,022,207

Total net trading loss	$(78,663)	$(6,827,449)	$(6,906,112)

Superfund Green, L.P. - Series A

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2012, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2012	Liability Derivatives at December 31, 2012	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$89,246	$—	$89,246

Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(62,254)	(62,254)

Futures contracts	Futures contracts purchased	309,618	—	309,618

Futures contracts	Futures contracts sold	123,836	—	123,836

Totals		$522,700	$(62,254)	$460,446

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2011, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2011	Liability Derivatives at December 31, 2011	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$129,634	$—	$129,634

Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(87,311)	(87,311)

Futures contracts	Futures contracts purchased	42,325	—	42,325

Futures contracts	Futures contracts sold	349,440	—	349,440

Totals		$521,399	$(87,311)	$434,088

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2012:

Derivatives not Designated as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Net Realized Gain (Loss) on Derivatives Recognized in Income	Net Change in Unrealized Appreciation (Depreciation) on Derivatives Recognized in Income

Foreign exchange contracts	Net realized and unrealized gain (loss) on futures and forward contracts	$215,582	$(15,331)

Futures contracts	Net realized and unrealized gain (loss) on futures and forward contracts	(1,192,096)	41,689

Total		$(976,514)	$26,358

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2011:

Derivatives not Designated as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Net Realized Loss on Derivatives Recognized in Income	Net Change in Unrealized Depreciation on Derivatives Recognized in Income

Foreign exchange contracts	Net realized and unrealized loss on futures and forward contracts	$(149,986)	$(181,120)

Futures contracts	Net realized and unrealized loss on futures and forward contracts	(184,091)	(2,001,900)

Total		$(334,077)	$(2,183,020)

Superfund Green, L.P. – Series A gross and net unrealized gains and losses by long and short positions as of December 31, 2012:

	As of December 31, 2012
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets		Losses	% of Net Assets	Gains	% of Net Assets		Losses	% of Net Assets		Net Unrealized Gain (Loss) on Open Positions
Foreign Exchange	$89,181	0.5		$(9,816)	(0.1)	$65	0.0	*	$(52,438)	(0.3)		$26,992
Currency	59,819	0.4		(62,740)	(0.4)	112,612	0.7		(2,103)	(0.0	)*	107,588
Financial	113,718	0.7		(15,228)	(0.1)	1,185	0.0	*	(5,322)	(0.0	)*	94,353
Food & Fiber	915	0.0	*	—	—	71,348	0.4		(1,248)	(0.0	)*	71,015
Indices	176,408	1.1		(70,011)	(0.4)	—	—		(428)	(0.0	)*	105,969
Metals	69,944	0.4		(22,498)	(0.1)	122,925	0.7		(287,400)	(1.7)		(117,029)
Energy	59,561	0.4		(270)	(0.0)*	187,282	1.2		(75,015)	(0.5)		171,558

Totals	$569,546	3.4		$(180,563)	(1.1)	$495,417	3.0		$(423,954)	(2.5)		$460,446

*	Due to rounding

Superfund Green, L.P. – Series A gross and net unrealized gains and losses by long and short positions as of December 31, 2011:

	As of December 31, 2011
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets		Losses	% of Net Assets	Gains	% of Net Assets		Losses	% of Net Assets	Net Unrealized Gain on Open Positions
Foreign Exchange	$7,369	0.0	*	$(24,481)	(0.1)	$122,265	0.4		$(62,830)	(0.2)	$42,323
Currency	77,234	0.2		(2,408)	(0.0)*	98,600	0.3		(5,057)	(0.0)*	168,369
Financial	47,673	0.1		(38,291)	(0.1)	—	—		—	—	9,382
Food & Fiber	25,776	0.1		(1,563)	(0.0)*	79,767	0.2		(66,801)	(0.2)	37,179
Indices	17,854	0.1		(1,435)	(0.0)*	75,259	0.2		(33,066)	(0.1)	58,612
Metals	—	—		(28,975)	(0.1)	167,018	0.5		(39,800)	(0.1)	98,243
Energy	30	(0.0	)*	(53,570)	(0.2)	70,100	0.2		(4,860)	(0.0)*	11,700
Livestock	—	—		—	—	17,370	0.0	*	(9,090)	(0.0)*	8,280

Totals	$175,936	0.5		$(150,723)	(0.5)	$630,379	1.8		$(221,504)	(0.6)	$434,088

*	Due to rounding

Series A average* contract volume by market sector for the Year Ended December 31, 2012:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions

Foreign Exchange	77	60	$367,599	$364,218

	Average Number of Long Contracts	Average Number of Short Contracts

Currency	703	699
Financial	2,109	424
Food & Fiber	78	150
Indices	780	506
Metals	498	193
Energy	301	267
Livestock	26	78

Total	4,572	2,377

*	Based on quarterly holdings

Series A average* contract volume by market sector for the Year Ended December 31, 2011:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions

Foreign Exchange	75	81	$421,962	$358,827

	Average Number of Long Contracts	Average Number of Short Contracts

Currency	1,098	207
Financial	1,769	394
Food & Fiber	149	70
Indices	829	502
Metals	262	107
Energy	314	426
Livestock	57	24

Totals	4,553	1,811

*	Based on quarterly holdings

Series A trading results by market sector:

	For the Year Ended December 31, 2012
	Net Realized Gain (Loss)	Change in Net Unrealized Gain (Loss)	Net Trading Gain (Loss)
Foreign Exchange	$215,582	$(15,331)	$200,251
Currency	(959,045)	(60,781)	(1,019,826)
Financial	597,577	84,971	682,548
Food & Fiber	(634,599)	33,836	(600,763)
Indices	(69,124)	47,357	(21,767)
Metals	(1,047,970)	(215,272)	(1,263,242)
Livestock	(56,623)	(8,280)	(64,903)
Energy	977,688	159,858	1,137,546

Total net trading gain (loss)	$(976,514)	$26,358	$(950,156)

	For the Year Ended December 31, 2011
	Net Realized Gain (Loss)	Change in Net Unrealized Loss	Net Trading Gain (Loss)
Foreign Exchange	$(149,986)	$(181,120)	$(331,106)
Currency	(1,590,241)	(656,524)	(2,246,765)
Financial	2,439,482	(137,418)	2,302,064
Food & Fiber	(694,402)	(252,290)	(946,692)
Indices	(2,176,386)	(90,149)	(2,266,535)
Metals	1,374,483	(596,500)	777,983
Livestock	(206,600)	(101,340)	(307,940)
Energy	669,573	(167,679)	501,894

Total net trading loss	$(334,077)	$(2,183,020)	$(2,517,097)

Superfund Green, L.P. – Series B

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2012, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2012	Liability Derivatives at December 31, 2012	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$210,352	$—	$210,352

Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(114,435)	(114,435)

Futures contracts	Futures contracts purchased	596,935	—	596,935

Futures contracts	Futures contracts sold	190,766	—	190,766

Totals		$998,053	$(114,435)	$883,618

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2011, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2011	Liability Derivatives at December 31, 2011	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$242,377	$—	$242,377

Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(155,689)	(155,689)

Futures contracts	Futures contracts purchased	72,548	—	72,548

Futures contracts	Futures contracts sold	574,341	—	574,341

Totals		$889,266	$(155,689)	$733,577

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2012:

Derivatives not Designated as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Net Realized Gain (Loss) on Derivatives Recognized in Income	Net Change in Unrealized Appreciation on Derivatives Recognized in Income

Foreign exchange contracts	Net realized and unrealized gain on futures and forward contracts	$231,420	$9,229

Futures contracts	Net realized and unrealized gain (loss) on futures and forward contracts	(2,536,427)	140,812

Total		$(2,305,007)	$150,041

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2011:

Derivatives Not Accounted for as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Depreciation on Derivatives Recognized in Income

Foreign exchange contracts	Realized and unrealized loss on futures and forward contracts	$(291,525)	$(357,454)

Futures contracts	Realized and unrealized gain (loss) on futures and forward contracts	546,939	(4,286,975)

Total		$255,414	$(4,644,429)

Superfund Green, L.P. – Series B gross and net unrealized gains and losses by long and short positions as of December 31, 2012:

	As of December 31, 2012
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets		Losses	% of Net Assets	Gains	% of Net Assets		Losses	% of Net Assets		Net Unrealized Gain (Loss) on Open Positions
Foreign Exchange	$210,119	1.2		$(17,748)	(0.1)	$233	0.0	*	$(96,687)	(0.5)		$95,917
Currency	88,969	0.5		(90,460)	(0.5)	192,950	1.1		(3,114)	(0.0	)*	188,345
Financial	168,451	0.9		(19,890)	(0.1)	1,285	0.0	*	(8,179)	(0.0	)*	141,667
Food & Fiber	435	0.0	*	(110)	(0.0)*	126,894	0.7		(1,662)	(0.0	)*	125,557
Indices	338,750	1.9		(107,765)	(0.6)	—	—		(579)	(0.0	)*	230,406
Metals	131,389	0.7		(33,592)	(0.2)	182,125	1.0		(456,394)	(2.5)		(176,472)
Energy	120,758	0.7		—	—	304,035	1.7		(146,595)	(0.9)		278,198

Totals	$1,058,871	5.9		$(269,565)	(1.5)	$807,522	4.5		$(713,210)	(3.9)		$883,618

*	Due to rounding

Superfund Green, L.P. – Series B gross and net unrealized gains and losses by long and short positions as of December 31, 2011:

	As of December 31, 2011
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets		Losses	% of Net Assets	Gains	% of Net Assets		Losses	% of Net Assets	Net Unrealized Gain on Open Positions
Foreign Exchange	$9,682	0.0	*	$(47,627)	(0.1)	$232,695	0.7		$(108,062)	(0.4)	$86,688
Currency	120,512	0.4		(3,690)	(0.0)*	161,694	0.5		(10,901)	(0.0)*	267,615
Financial	83,224	0.3		(60,467)	(0.2)	—	—		—	—	22,757
Food & Fiber	40,788	0.1		(4,125)	(0.0)*	136,592	0.4		(114,037)	(0.4)	59,218
Indices	31,663	0.1		(2,709)	(0.0)*	112,861	0.4		(56,912)	(0.2)	84,903
Metals	—	—		(50,754)	(0.2)	285,206	0.9		(65,882)	(0.2)	168,570
Energy	255	(0.0	)*	(82,149)	(0.3)	112,920	0.3		—	—	31,026
Livestock	—	—		—	—	26,490	0.0	*	(13,690)	(0.0)*	12,800

Totals	$286,124	0.9		$(251,521)	(0.8)	$1,068,458	3.2		$(369,484)	(1.2)	$733,577

*	Due to rounding

Series B average* contract volume by market sector for the Year Ended December 31, 2012:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions

Foreign Exchange	100	85	$626,774	$637,225

	Average Number of Long Contracts	Average Number of Short Contracts

Currency	1,064	1,059
Financial	3,211	653
Food & Fiber	117	232
Indices	1,285	802
Metals	755	298
Energy	495	424
Livestock	42	127

Total	7,069	3,680

*	Based on quarterly holdings

Series B average* contract volume by market sector for the Year Ended December 31, 2011:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions

Foreign Exchange	121	126	$1,181,182	$1,081,541

	Average Number of Long Contracts	Average Number of Short Contracts

Currency	2,493	578
Financial	4,196	621
Food & Fiber	293	202
Indices	1,597	1,213
Metals	610	202
Livestock	132	61
Energy	824	979

Totals	10,266	3,982

*	Based on quarterly holdings

Series B trading results by market sector:

	For the Year Ended December 31, 2012
	Net Realized Gain (Loss)	Change in Net Unrealized Gain (Loss)	Net Trading Gain (Loss)
Foreign Exchange	$231,420	$9,229	$240,649
Currency	(1,528,287)	(79,270)	(1,607,557)
Financial	700,377	118,910	819,287
Food & Fiber	(880,681)	66,339	(814,342)
Indices	(278,085)	145,503	(132,582)
Metals	(1,556,929)	(345,042)	(1,901,971)
Livestock	(95,093)	(12,800)	(107,893)
Energy	1,102,271	247,172	1,349,443

Total net trading gain (loss)	$(2,305,007)	$150,041	$(2,154,966)

	For the Year Ended December 31, 2011
	Net Realized Gain (Loss)	Change in Net Unrealized Gain (Loss)	Net Trading Gain (Loss)
Foreign Exchange	$(291,525)	$(357,455)	$(648,980)
Currency	(2,288,264)	(1,415,336)	(3,703,600)
Financial	4,999,300	(275,098)	4,724,202
Food & Fiber	(1,227,592)	(551,722)	(1,779,314)
Indices	(4,869,134)	(242,797)	(5,111,931)
Metals	2,386,095	(1,201,780)	1,184,315
Livestock	(356,280)	(217,740)	(574,020)
Energy	1,902,814	(382,501)	1,520,313

Total net trading gain (loss)	$255,414	$(4,644,429)	$(4,389,015)

(4)	Due from/to Brokers

Due from brokers consist of proceeds from securities sold. Amounts due from brokers may be restricted to the extent that they serve as deposits for securities sold short. Amounts due to brokers represent margin borrowings that are collateralized by certain securities. As of December 31, 2012, there were no amounts due to brokers.

In the normal course of business, all of the Fund’s marketable securities transactions, money balances and marketable security positions are transacted with brokers. The Fund is subject to credit risk to the extent any broker with whom it conducts business is unable to fulfill contractual obligations on its behalf. On October 31, 2011, MF Global, one of the Fund’s former clearing brokers at the time, reported to the SEC and the Commodity Futures Trading Commission (“CFTC”) possible deficiencies in customer segregated accounts held at the firm. As a result, the SEC and CFTC determined that a liquidation proceeding led by the Securities Investor Protection Corporation (“SIPC”) would be the safest and most prudent course of action to protect customer accounts and assets, and SIPC initiated the liquidation of MF Global under the Securities Investor Protection Act. Superfund Capital Management closely monitored MF Global in the weeks prior to October 31, 2011 and began reducing the Fund’s exposure to MF Global. In October, total trading positions and assets of the Fund held at MF Global were reduced and steps were initiated to transfer all remaining positions and assets from MF Global to other clearing brokers prior to the bankruptcy filing. In the fourth quarter of 2011, the SIPC liquidation Trustee announced that the shortfall in the customer segregated funds account could be as much as 22% or more. After consideration of the Fund’s exposure, Superfund Capital Management caused the Fund to take a reserve to account for the Fund’s estimated exposure to such 22% shortfall. Series A recorded a reserve that reduced the net asset value by approximately $337,000 and Series B recorded a reserve that reduced the net asset value by approximately $529,000 as of December 31, 2011.

Since the Fund’s initial reserve was taken, an active market developed for MF Global claims similar to the Fund’s. As a result, Superfund Capital Management received bids from third parties for the purchase of the Fund’s MF Global claims. Following this process, Superfund Capital Management determined it was in the best interests of the Fund to sell its MF Global claims, and the Fund closed on the sale in the amount of $904,087 for Series A and $1,736,710 for Series B on June 11, 2012. Although the sale did not close until June 11, 2012, Superfund Capital Management recognized the change in reserve prior to closing the Fund’s books effective May 31, 2012. Because the sale price did not match the amount of the Fund’s assets on deposit at MF Global as reduced by the reserve, each Series recognized a change in value as of May 31, 2012 as a result of the sale. Such change in reserve is presented as “Gain/Loss on MF Global” on the Statements of Operations. Due to the manner in which each Series’ assets were held at MF Global, the sale price for Series A’s claim was slightly more than the carrying amount of Series A’s assets on deposit at MF Global (as reduced by the amount the reserve taken, as described above), while the sales price for Series B’s claim was slightly less than the carrying amount of Series B’s assets on deposit at MF Global (as reduced by the amount of the reserve taken, as described above). As a result, on May 31, 2012, the net asset value of the Series A Units increased by approximately 0.13% (or approximately $1.82 per Unit) and the net asset value of the Series B Units was reduced by approximately 0.12% (or approximately $1.92 per Unit). Following this sale, the Fund no longer has any exposure to MF Global.

(5)	Allocation of Net Profits and Losses

In accordance with the Sixth Amended and Restated Limited Partnership Agreement, net profits and losses of the Fund are allocated to partners according to their respective interests in the Fund as of the beginning of each month.

Subscriptions received in advance, if any, represent cash received prior to December 31 for contributions of the subsequent month and do not participate in the earnings of the Fund until the following January.

(6)	Related Party Transactions

Superfund Capital Management shall be paid a management fee equal to one-twelfth of 1.85% of month-end net assets (1.85% per annum) of net assets, ongoing offering expenses equal to one-twelfth of 1% of month-end net assets (1% per annum), not to exceed the amount of actual expenses incurred, and monthly operating expenses equal to one-twelfth of 0.15% of month-end net assets (0.15% per annum), not to exceed the amount of actual expenses incurred. Superfund Capital Management will also be paid a monthly performance/incentive fee equal to 25% of the new appreciation without respect to interest income. Trading losses will be carried forward and no further performance/incentive fee may be paid until the prior losses have been recovered. In addition, Superfund Asset Management, LLC, an affiliate of Superfund Capital Management, serves as the introducing broker for the Fund’s futures transactions and receives a portion of the brokerage commissions paid by the Fund in connection with its futures trading, Superfund USA, an entity related to Superfund Capital Management by common ownership, shall be paid monthly selling commissions equal to one-twelfth of 4% (4% per annum) of the month-end net asset value of the Fund. However, the maximum cumulative selling commission per Unit is limited to 10% of the initial public offering price of Units sold. Selling commissions charged as of the end of each month in excess of 10% of the initial public offering price of Units sold shall not be paid out to any selling agent but shall instead be held in a separate account. Accrued monthly performance fees, if any, will then be charged against both net assets of the Fund as of month-end, as well as against amounts held in the separate account. Any increase or decrease in net assets and any accrued interest will then be credited or charged to each investor (a “Limited Partner”) on a pro rata basis. The remainder of the amounts held in the separate account, if any, shall then be reinvested in Units as of such month-end, at the current net asset value, for the benefit of the appropriate Limited Partner. The amount of any distribution to a Limited Partner, any amount paid to a Limited Partner on redemption of Units and any redemption fee paid to Superfund Capital Management upon the redemption of Units will be charged to that Limited Partner. Selling commissions are shown gross on the statement of operations and amounts over the 10% selling commission threshold are rebated to the Limited Partner by purchasing Units of the Fund. For the year ended December 31, 2012, rebated selling commissions amounted to $0 for Series A and $0 for Series B.

As of December 31, 2012, Superfund Capital Management owned 386.799 Units of Series A, representing 2.64% of the total issued Units of Series A, and 543.012 Units of Series B, representing 3.46% of the total issued Units of Series B, having a combined value of $1,057,576. Losses allocated to Units of Series A and Series B owned by Superfund Capital Management were $95,212 for the year ended December 31, 2012. Selling commissions over the 10% threshold in the amount of $14,605 were rebated to Superfund Capital Management during this period through the purchase of 11.235 Units of Series B. Superfund Capital Management did not make any other contributions to or withdrawals from either Series during this period. Superfund Capital Management’s ownership of Units of Series A and Series B is included in the overall changes in capital activity reported in the Statements of Changes in Net Assets.

(7)	Financial Highlights

Financial highlights for the year ended December 31, 2012, are as follows:

	SERIES A	SERIES B
Total return*
Total return before incentive fees and MF Global	(13.7)%	(18.0)%
Incentive fees	0.0	0.0
MF Global (See Note 4)	0.3	(0.2)

Total return after incentive fees	(13.4)%	(18.2)%

Ratio to average partners’ capital
Operating expenses before incentive fees	9.0%	10.0%
Incentive fees	0.0	0.0
MF Global (See Note 4)	(0.2)	0.1

Total expenses	8.8%	10.1%

Net investment loss	(8.8)%	(10.1)%

Net asset value per unit, beginning of year	$1,306.48	$1,391.44
Net investment loss	(110.86)	(132.68)
Net loss on investments	(65.13)	(120.11)

Net asset value per unit, end of year	$1,130.49	$1,138.65

*	Total return is calculated for each Series of the Fund taken as a whole. An individual investor’s return may vary from these returns based on the timing of capital transactions.

Other per Unit information:

Net decrease in net assets from operations per Unit (based upon weighted average Number of Units during year)	$(161.72)	$(243.71)

Net decrease in net assets from operations per Unit (based upon change in net asset value per Unit during year)	$(175.99)	$(252.79)

Financial highlights for the year ended December 31, 2011, are as follows:

	SERIES A	SERIES B
Total return*
Total return before incentive fees and MF Global	(14.8)%	(20.3)%
Incentive fees	0.0	0.0
MF Global (See Note 4)	(0.9)%	(1.3)%

Total return after incentive fees	(15.7)%	(21.6)%

Ratio to average partners’ capital
Operating expenses before incentive fees	8.5%	9.2%
Incentive fees	0.0	0.0
MF Global (See Note 4)	0.9%	1.1%

Total expenses	9.4%	10.3%

Net investment loss	(9.4)%	(10.2)%

Net asset value per unit, beginning of year	$1,550.72	$1,773.52
Net investment loss	(143.34)	(178.54)
Net loss on investments	(100.90)	(203.54)

Net asset value per unit, end of year	$1,306.48	$1,391.44

*	Total return is calculated for each Series of the Fund taken as a whole. An individual investor’s return may vary from these returns based on the timing of capital transactions.

Other per Unit information:

Net decrease in net assets from operations per Unit (based upon weighted average Number of Units during year)	$(246.81)	$(337.97)

Net decrease in net assets from operations per Unit (based upon change in net asset value per Unit during year)	$(244.24)	$(382.08)

(8)	Financial Instrument Risk

In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may include forwards, futures and options, whose values are based upon an underlying asset, index or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specific future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or OTC. Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.

For the Fund, gross unrealized gains and losses related to exchange traded futures were $2,631,758 and $1,410,603, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $299,598 and $176,689, respectively, at December 31, 2012.

For Series A, gross unrealized gains and losses related to exchange traded futures were $975,717 and $542,263, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $89,246 and $62,254, respectively, at December 31, 2012.

For Series B, gross unrealized gains and losses related to exchange traded futures were $1,656,041 and $868,340, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $210,352 and $114,435, respectively, at December 31, 2012.

Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and Superfund Capital Management is unable to offset such positions, the Fund could experience substantial losses.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. As the Fund’s assets are held in segregated accounts with futures commission merchants, the Fund has credit risk and concentration risk. The Fund’s futures commission merchants are currently ADM Investor Services, Inc. and Barclays Capital Inc. Prior to its insolvency, the Fund used MF Global, Inc. as one of its futures commission merchants. See Note 4 for MF Global discussion.

Superfund Capital Management monitors and attempts to control the Fund’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject. These monitoring systems allow Superfund Capital Management to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures and forward positions by sector, margin requirements, gain and loss transactions and collateral positions.

The majority of these instruments mature within one year of December 31, 2012. However, due to the nature of the Fund’s business, these instruments may not be held to maturity.

(9)	Subscriptions and Redemptions

Investors must submit subscriptions at least five business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. All subscription funds are required to be promptly transmitted to the escrow agent, HSBC Bank USA. Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or the subscription funds are returned.

A Limited Partner may request any or all of his investment in such Series be redeemed by such Series at the net asset value of a Unit within such Series as of the end of each month, subject to a minimum redemption of $1,000 and subject further to such Limited Partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $10,000. Limited Partners must transmit a written request of such withdrawal to Superfund Capital Management not less than five business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. Redemptions will generally be paid within twenty days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are the subject of such default or delay. The Fund’s prospectus provides “if the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period.”

(10)	Indemnification

In the normal course of business, the Fund enters into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is dependent on future claims that may be made against the Fund, and therefore cannot be established; however, based on experience, the risk of loss from such claims is considered remote.

(11)	Subsequent events

Superfund Capital Management has evaluated the impact of all subsequent events on the Fund through the date the financial statements were issued and has determined that there were no subsequent events requiring recognition or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Superfund Capital Management, Inc.

We have audited the accompanying statement of financial condition of Superfund Capital Management, Inc. (the “Company”) as of December 31, 2012 (expressed in United States dollars). This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statement presents fairly, in all material respects, the financial position of Superfund Capital Management, Inc. as of December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the accompanying financial statement has been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.

/S/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

April 10, 2013

SUPERFUND CAPITAL MANAGEMENT, INC.

Statement of Financial Condition

December 31, 2012

(In U.S. Dollars)

Assets

Current Assets:
Cash (including restricted cash of $20,917, see Note 1)	$3,543,743
Due from affiliates	1,505,969
Equity investment in affiliated limited partnerships (cost $2,021,276)	2,270,591
Other current assets	12,833

Total Current Assets	7,333,136

Non-current assets:
Fixed assets, net of accumulated depreciation of $201,042	3,980
Other assets	1,864

Total Assets	$7,338,980

Liabilities and Stockholder’s Equity

Current Liabilities:
Accrued expenses	$512,689
Accrued expense – affiliated	604,196
Other current liabilities	224,812

Total Liabilities	1,341,697

Stockholder’s equity:
Contributed capital, $50 par value. Authorized, issued and outstanding 2,000 shares	100,000
Additional paid-in-capital	2,227,378
Retained earnings	3,669,905

Total Stockholder’s Equity	5,997,283

Total Liabilities and Stockholder’s Equity	$7,338,980

See accompanying notes to the statement of financial condition.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

108

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition

December 31, 2012

(1)	General Information and Summary of Significant Accounting Policies

Nature of Business

Superfund Capital Management Inc. (the “Company”) was incorporated in Grenada, West Indies, in March 2001. The Company’s business is the trading and management of discretionary futures trading accounts, including commodity pools which are domiciled in the United States of America. The Company presently serves as commodity pool operator for Superfund Green, L.P. (“Superfund Green”) (formerly Quadriga Superfund, L.P.) and Superfund Gold, L.P. (“Superfund Gold”). The Company is also the investment advisor for Superfund Blue Master SPC, Superfund Blue SPC, Superfund Garant SPC, Superfund Green Master SPC, Superfund Green SPC, Superfund Green Euro SPC, Superfund HF SPC Segregated Portfolio A, Superfund Green Gold Master SPC, Superfund Green Gold SPC, and Superfund Diversified Notes SPC. The Company has no investment in the above mentioned SPCs. Due to their liquidation, during the financial year the Company ceased to serve as investment advisor for Superfund HF SPC Segregated Portfolio C, Superfund Red SPC and Superfund Red Master SPC. The Company is wholly owned by one shareholder.

A summary of the significant accounting policies which have been followed in preparing the accompanying statement of financial condition is set forth below:

Use of Estimates

The accompanying statement of financial condition has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the statement of financial condition in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the statement of financial condition. Actual amounts could differ from such estimates.

Cash

Cash consists of cash on hand and balances held at banks. The Company has restricted cash at a local bank in the form of a certificate of deposit, which is held as security deposit for the Company’s credit card until the card is no longer needed or expires. Only minimum of the funds are at a local bank in order to cover local operational costs, the majority is at an interest-bearing bank account at a bank covered by the legislation of the European Union. In circumstances the Bank is unable to meet its obligations towards depositors, or has otherwise suspended payment, the Depositor Compensation Scheme a rescue fund for depositors of failed banks which are licensed by the local Authority - a scheme that is based on the EC directive 94/19 - guarantees to cover losses up to EUR 100,000 in Euro and currencies within European Economic Area countries. Other than that, there are no further insurances to cover potential losses which are limited to the amounts held at bank. Up to date, the Company has not experienced any losses and does not believe it has exposure to significant credit risk on the accounts.

Investment in Affiliated Limited Partnerships

The Company has invested in Superfund Gold, L.P. - Series A, Superfund Gold, L.P. - Series B, Superfund Green, L.P. - Series A and Superfund Green, L.P. - Series B, Delaware limited partnerships, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investments are recorded based upon the equity method of accounting.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

109

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition (Continued)

December 31, 2012

Fixed Assets

Fixed assets are stated at cost net of accumulated depreciation. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets, ranging from one to three years. When sold, proceeds and cost are set off and recorded as gain/loss on sale in other income/expenses.

Income Taxes

The Company is incorporated and operates in Grenada, West Indies, which does not have corporate income taxes. Additionally, the Company has no income or loss that is effectively connected to trade or business carried on in the United States of America, and services are performed outside the United States. Therefore, the Company was not subject to income tax as of or for the year ended December 31, 2012.

The Company has evaluated the application of Accounting Standards Codification (“ASC”) 740, Income Taxes (“ASC 740”) to its statement of financial condition, and has determined whether or not there are uncertain tax positions that require financial statement recognition.

The Company is incorporated as an International Business Company (“IBC”) under the laws of Grenada in accordance with the International Companies Act Chapter 152 and thus income tax exempted. No reserves for uncertain tax position are required to be recorded as a result of the application of ASC 740.

Functional Currency

The Company’s functional and reporting currency is the U.S. dollar (“USD”). This is due to the fact that the Company’s major business is carried out in USD and most of its income and expenditure are generated in USD. In addition to maintaining a bank account in the USD, the Company also has two cash accounts denominated in foreign currencies (Eastern Caribbean dollars and Euros) used for various operating expenses. Transactions denominated in these foreign currencies are translated to the USD as follows: the current exchange rate is used when translating transactions based in Euros to the USD and a fixed currency exchange rate of 2.6882 when translating transactions based in Eastern Caribbean dollar to the USD. Management believes that such exchange rate of the Eastern Caribbean dollar approximates the average exchange rate throughout 2012. At initial recording, any receivable or payable is recognized by translating the foreign currency into USD using the foreign exchange rate at the given date. At the end of the reporting period, all financial assets and liabilities are translated using the year-end foreign exchange rate, and any gain or loss resulting from a change in the foreign exchange rate between the date of recognition and year-end is recognized as a gain or loss.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-10, “Amendments to Certain Investment Funds” (“ASU 2010-10”), which deferred application of the guidance in ASU 2009-17 for reporting entities with interest in an entity for which it is industry practice to apply measurement principles for financial reporting purposes that are consistent with those followed by investment companies, provided that the reporting entity does not have an explicit or implicit obligation to fund actual losses that potentially could be significant to the legal entity.

Effective January 1, 2010, the Company adopted the amendments in ASU 2009-17 and ASU 2010-10, and determined that although the Company has an equity interest in both Superfund Green, L.P. and Superfund Gold, L.P. for which the Company serves as a general partner, the Company does not have an obligation to fund any losses attributable to these funds, and therefore qualifies for the deferral under ASU 2010-10. Similarly, the Company does not have an obligation to fund any losses attributable to the Cayman Island Exempted Limited Liability companies registered as Segregated Portfolio Companies (“SPCs”) for which the Company serves as investment adviser. The Company has therefore deferred adoption of ASU 2009-17. Consistent with the Company’s past analysis, the Company concludes that Superfund Green, L.P. and Superfund Gold, L.P. are not VIEs, and the Company is not required to consolidate the assets and liabilities of these partnerships with its own statement of financial condition. The Company has likewise concluded that the Company does not hold a variable interest in the SPCs, and the Company is not required to consolidate the assets and liabilities of these companies with its own statement of financial condition. The Company has not yet completed its assessment of the effect, if any, that the lapsing of the deferral period might have on the Company’s statement of financial condition.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

110

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition (Continued)

December 31, 2012

(2)	Related Parties

The Company is the general partner and is responsible for the trading and management of Superfund Green, L.P. As general partner of Superfund Green, L.P., the Company receives an annual management fee at the rate of 1.85% of each Series’ net assets (1/12 of 1.85% payable monthly). In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions and one-twelfth of 1% of month end net assets (1% per annum), not to exceed the amount of actual expenses incurred, for ongoing organization and offering expenses. Any organization and offering costs above 1% of net assets per year will be borne by the Company. The Company also earns monthly operating fees equal to one-twelfth of 0.15% of month end net assets (0.15% per annum). At December 31, 2012, the Company had accrued management fee, ongoing organization and offering fee and operating fee revenue of $91,145, which is included in due from affiliates in the accompanying statement of financial condition.

The Company is also the general partner and is responsible for the trading and management of Superfund Gold, L.P. As general partner of Superfund Gold, the Company receives an annual management fee at the rate of 2.25% of each Series’ net assets (1/12 of 2.25% payable monthly). In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and changes in the Series’ dollar for dollar investment in gold and adjusted for subscriptions and redemptions. The Company is also reimbursed by Superfund Gold for actual ongoing offering and operating expenses. The General Partner is liable for ongoing offering and operating expenses which, when considered together, are in excess of 0.75% of average month-end net assets per year of each Series. At December 31, 2012, the Company had accrued management fee and operating fee revenue of $57,238, which is included in due from affiliates in the accompanying statement of financial condition.

The Company also acts as investment advisor for various Superfund Funds which are all Cayman Island Exempted Limited Liability companies registered as Segregated Portfolio Companies. As investment advisor, the Company provides investment advisory services and acts as investment advisor in the management of investment and re-investment of the funds’ assets in securities and other financial instruments. Therefore, the Company is entitled to receive management fees being a certain percentage of the net asset value of the respective share class per annum, 1/12 of it payable monthly to the Company.

Whenever applicable, the Company receives an incentive fee being a percentage of the increase of the net asset value of the respective share class as at each value date (as defined in the respective Offering Memorandum), with the increase of such shares calculated as being the increase (if any) of the net asset value as at each value date (before the payment of any incentive fee) above the previous net asset value of the shares after deduction of the incentive fees payable to the investment advisor (“high watermark”). An incentive fee will not be payable with respect to any share where the net asset value of such share is less than the previous highest net asset value of such share. The incentive fee will be calculated after all other fees and expenses are allocated.

An incentive fee will not be payable with respect to any share where the net asset value of such share is less than the previous highest net asset value of such share. The incentive fee will be calculated after all other fees and expenses are paid.

On “Master” Funds levels in general no management or incentive fees are charged as those fees are chargeable on the “Feeder” levels, unless otherwise stated.

An early redemption fee is payable whenever shares are redeemed before a certain period has expired. Percentages and periods vary based on the respective Offering Memorandum and are sometimes staggered.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

111

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition (Continued)

December 31, 2012

Special fee arrangements for trading services payable to the Company are explicitly stated in the various Offering Memoranda and listed with the respective fund below.

Superfund Red Master SPC

No management or incentive fees have been charged to this “Master” fund. Also there has been no income from other fees for the current year. All shares have been redeemed from Superfund Red Master SPC, and the Fund is closed for new investments, and in liquidation.

Superfund Red SPC

Management fee chargeable is 3% p.a. Incentive fees range from 20% to 30% depending on the respective Class of shares. Also early redemption fees are charged for redemptions within the first 12 months of subscription date.

Neither incentive fees nor early redemption fees have incurred in 2012.

All shares have been redeemed and the Fund is closed for new investments since October 31, 2012 and in liquidation.

Superfund Red Alpha SPC

The Company charged management fees and incentive fees of 4.2% and 30% respectively. Early redemption fees of 2% are charged for redemption within the first 12 months of investment. No incentive or early redemption fees have been charged in the current year.

All shares have been redeemed and the Fund is closed for new investments since July 31, 2012 and in liquidation.

Superfund Red One SPC

For advisory services the Company receives 3% management fees, 25% incentive fees and 2% early redemption fees for investments redeemed within the first 12 months.

The Fund commenced trading in August 2012.

Superfund Blue Master SPC

For Class A (USD 2) the Company would receive management fees and incentive fees however this class is inactive at the moment.

No management or incentive fees are charged to other classes of this “Master” fund.

Superfund Blue Segregated Portfolio I, II and III SPC

The Company charges management fees from 0.5% to 2% and incentive fees from 10% to 40% depending on the segregated portfolio and share class. For all portfolios and classes an early redemption fee of 2% is charged for redemptions within the first 12 months of investment.

Superfund Green Master SPC

On exceptional basis Superfund Green Master SPC offers share classes for direct investment and thus pays management fees and incentive fees amounting from 1% to 2.5% for management fees and 25% to 35% for incentive fees.

A subscription charge of up to 3% of the subscription price per share may, at the discretion of the Board of Directors of the Fund, be paid to the Company. In 2012 the Board did not approve such charges.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

112

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition (Continued)

December 31, 2012

Superfund Green SPC and Superfund Green EUR SPC

The Company receives 3% p.a. management fees for being the funds trading advisor. Depending on the respective share class, incentive fees range from 20% to 30%. Additionally, the Company receives 2% early redemption fee for redemptions within a 12 months period of subscription.

Superfund Green Gold Master SPC

No management or incentive fees are charged to the “Master” fund level.

Superfund Green Gold SPC

3% management fees are charged for all share classes by the Company as well as incentive fees between 20% and 30% depending on the share class. For all but one share class, an early redemption fee of 2% is payable to the Company for redemptions within 12 months of investment.

Superfund HF SPC

All shares have been redeemed from one share class, for which the Company received management fees of 5.004%, incentive fees of 20% and additionally 0.167% coordination fee. The Fund has been closed as of May 31, 2012. For the remaining share class 4.8% management fees and 20% incentive fees are payable by the Fund. 3% subscription fees are also payable to the trading advisor by that share class.

Superfund Garant IV SPC

For Superfund Garant IV SPC the Company receives 6% management fees plus 1% of the Zero Coupon Notes USD Value multiplied by the number of Zero Coupon Notes USD outstanding and incentive fees of 35%. Early redemption fees are staggered and start from 4% when redeeming within 24 months and lower to 1% when redeeming within a 60 months period.

Superfund Diversified Notes SPC

There are neither management fees to be charged by the Company nor any incentive fees. When redeeming within 36 months an early redemption fee of 2% is payable when redeeming within a 60 months period 1% is charged.

The Company was appointed portfolio advisor by Superfund Asset Management, GmbH to manage the net assets of Superfund Blue Marktneutral and Superfund Absolute Return I. For those services, the Company received a consultation fee of 1/4 of 0.5% of the net assets they managed on a quarterly basis. In addition, the Company is entitled to a performance fee bonus which is the arithmetic average value between the total net asset value of the funds minus all asset positions in the funds in bonds, certificates, domestic and foreign fund shares on the same last valuation day of the month compared to the net asset value of the funds as evidenced by the net asset value calculation of the custodian. No performance bonus was earned.

The Company is affiliated with the above mentioned companies by virtue of common (voting) shareholdership (more than 50% of voting shares owned by the same shareholder).

The Company utilizes an automated trading system provided by one or more affiliates. This trading system executes its commodity trades on behalf of Superfund Green, L.P., Superfund Gold, L.P., Superfund Blue Master SPC, Superfund Blue SPC, Superfund Garant SPC, Superfund Green Master SPC, Superfund Green SPC, Superfund Green Euro SPC, Superfund Green Gold Master SPC, Superfund Green Gold SPC, Superfund HF SPC, and Superfund Diversified Notes SPC, on a non–exclusive basis and at no cost.

The Company executes its trades through Superfund Asset Management, LLC. (“SAM”), an introducing broker located in Chicago, Illinois. The sole shareholder of the Company is also the sole beneficial owner of SAM. Brokerage costs are recognized in the account for which the Company is trading. No brokerage costs are incurred directly by the Company.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

113

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition (Continued)

December 31, 2012

In executing generated trading orders in various derivative transactions the Company uses one or more prime brokers. Since January 1, 2012 the Company is assisted by Superfund Brokerage Services, Inc. (“SBS”) located in Grenada W.I. in processing and executing proper orders as well as in performing necessary and reasonable ongoing due diligence investigations on all and potential prime Brokers as well as banks and other relevant financial institutions with regards to Superfund Blue SPC and Superfund Blue Master SPC. For those broker services the Company is obliged to pay SBS a flat fee of $120,000 per year. At December 31, 2012, the Company accrued broker expense of $120,000 included in the accrued affiliated operating expenses on the accompanying statement of financial condition.

An exclusive independent contractor agreement was entered into as of July 1, 2012 with Superfund Distribution and Investment, Inc. (“SDI”) also located in Grenada W.I. to promote as well as generate additional assets for certain managed future funds for which the Company is the trading advisor to. For costs incurred in connection with these funds the Company remunerates SDI for running costs as well as running costs of the local Superfund affiliates and any commission and/or upfront fees for Intermediaries/Introducers with which SDI has correspondent agreements. At December 31, 2012, the Company accrued distribution expenses of $480,000 included in the accrued affiliated operating expenses on the statement of financial condition.

Since November 1, 2005 the Company has been using office space, provided by Quadriga Office Management Inc. (“Quadriga Office Management”), an affiliated company incorporated in Grenada W.I.

The accompanying statement of financial condition has been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions or results of the cash flows that would have existed if the Company had been operated as an unaffiliated company.

(3)	Fixed Assets

The following represents Fixed Assets held as of December 31, 2012:

Cost:
Software	$23,016
Furniture and Fixtures	44,149
Computers and Computer-related Equipment	137,857

Total	205,022
Acquisitions	6,465
Retirements	1,190

Accumulated Depreciation	(201,042)

Carrying Amount as of December 31, 2012	$3,980

(4)	Investment in Affiliated Limited Partnerships

(a) At December 31, 2012, Superfund Capital Management’s investment in Superfund Green, L.P. represents 2.64% of the total issued Units of Series A and 3.46% of the total issued Units of Series B. The following represents investments in Superfund Green, L.P. - Series A and Superfund Green, L.P. - Series B as of December 31, 2012:

	Superfund Green, L.P. Series A	Superfund Green, L.P. Series B

Investment at December 31, 2012	$437,268	$618,300

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

114

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition (Continued)

December 31, 2012

The following represents the total investment cost in Superfund Green, L.P. – Series A and Superfund Green, L.P. – Series B as of December 31, 2012:

	Superfund Green, L.P. Series A	Superfund Green, L.P. Series B
Cost at December 31, 2012	$500,000	$921,276

The summarized assets, liabilities, and net decrease in net assets from operations for Superfund Green L.P. as of December 31, 2012 are as follows:

Assets	$36,625,588

Liabilities	$(2,211,260)

Net decrease in net assets from operations	$(7,953,051)

(b) At December 31, 2012, Superfund Capital Management’s investment in Superfund Gold, L.P. represents 6.11% of the total issued Units of Series A and 13.33% of the total issued Units of Series B. The following represents investments in Superfund Gold, L.P. - Series A and Superfund Gold, L.P. - Series B as of December 31, 2012:

	Superfund Gold, L.P. Series A	Superfund Gold, L.P. Series B

Investment at December 31, 2012	$732,744	$482,279

The following represents the total investment cost in Superfund Gold, L.P. - Series A and Superfund Gold, L.P. - Series B as of December 31, 2012:

	Superfund Gold, L.P. Series A	Superfund Gold, L.P. Series B
Investment at December 31, 2012	$300,000	$300,000

The summarized assets, liabilities, and net decrease in net assets from operations for Superfund Gold L.P. as of December 31, 2012 are as follows:

Assets	$23,170,299

Liabilities	$(803,610)

Net decrease in net assets from operations	$(1,469,447)

(5)	Indemnification

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

(6)	Subsequent Events

Management has evaluated the impact of all subsequent events on the Company through the date the statement of financial condition was available to be issued, and has determined there are no subsequent events.

*****

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

115

PART TWO — STATEMENT OF ADDITIONAL INFORMATION

SUPERFUND GREEN, L.P.

$201,733,991 SERIES A

$304,970,060 SERIES B

UNITS OF LIMITED PARTNERSHIP INTEREST

THIS IS A SPECULATIVE, LEVERAGED INVESTMENT WHICH INVOLVES THE RISK OF LOSS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE “THE RISKS YOU FACE” BEGINNING AT PAGE 11 IN PART ONE.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

SUPERFUND CAPITAL MANAGEMENT, INC.

GENERAL PARTNER

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

Exhibits

EXHIBIT A:	Superfund Green, L.P. Form of Sixth Amended and Restated Limited Partnership Agreement	A-1

STRATEGY

Market Diversification

Superfund Capital Management, Inc. and its affiliates and members of the Superfund group of companies (collectively, “Superfund”) use proprietary trading systems designed to identify trading opportunities that are minimally correlated to traditional investments. The spectrum of instruments traded globally consists of more than 120 futures and forward contracts in both commodity and financial futures and currency forwards, although trading does not occur in all markets at all times. Superfund’s trading style emphasizes low correlation between different instruments traded and high liquidity for order execution.

Variety of Markets Traded

The above chart is only an indication of the variety of markets traded or that may be traded by Superfund and is not indicative of relative allocations among these markets. The actual allocations among these markets change over time due to liquidity, volatility and risk considerations.

On February 28, 2013, the approximate allocations among market sectors traded on behalf of the Series, based on amounts committed as margin or collateral, were as follows: interest rates, 24%; metals, 16%; bonds, 15%; energy, 13%; stock indices, 13%; currencies, 9%; grains, 6%; and agricultural markets, 4%.

Technical Trading Systems

Positions are initiated using proprietary technical algorithms generally that attempt to identify price trends at their early stages. Most systematic trend following systems employ technical indicators such as moving averages or Bollinger Bands to identify trending markets. The Superfund trading strategy is based on the premise that the key to using such indicators successfully lies in the way they are interrelated and applied in combination.

Superfund Capital Management also integrates a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. Similar to the Fund’s trend following strategy, this short-term strategy is based on proprietary algorithms and analyses of technical indicators.

Risk Management

Risk management plays a key role in the Superfund investment strategy. The proprietary program limits initial risk per trade to a theoretical maximum of 1.5 percent of total Fund assets. In addition, the systems continuously screen volatility and signal adjustments of portfolio exposure accordingly.

Additional Performance Information

Certain Units are not subject to selling commissions: (1) Units purchased through Superfund USA by investors that participate in a registered investment adviser’s asset-based fee or fixed fee advisory program; (2) Units purchased through Superfund USA by investors who are commodity pools operated by commodity pool operators registered as such with the CFTC; and (3) Units for which the investor has paid the maximum cumulative selling commissions of 10% of the original purchase price. Series A Units not subject to selling commissions were first sold as of November 1, 2007, and Series B Units not subject to selling commissions were first sold as of December 1, 2006.

If a Limited Partner’s Units are not subject to the selling commissions described above (and further described in this Prospectus at CHARGES TO EACH SERIES — Sales Compensation), as of the end of each month, the Limited Partner’s Units will be charged, as a Fund bookkeeping entry only, the same 1/12 of the 4% annual selling commission as other investors. However, the amount of that charge will not be taken from the Fund or paid to any person and, as of the beginning of the next month, that charge will be reversed and the Fund will issue that Limited Partner additional Units, calculated to three decimal places, at the then current Unit net asset value. Accordingly, the net asset value of that Limited Partner’s investment in the Fund will reflect the inapplicability of the annual selling commission to the Limited Partner’s Units and a somewhat higher performance fee, if applicable, as a result of the Limited Partner’s Units not paying the annual selling commission. The Fund will use this bookkeeping procedure and the issuance of additional Units to maintain a uniform net asset value across all Units.

The following tables compare the historical performance of Series A Units to the historical performance of Series A Units for investors not subject to sales commissions since January 2008.

Historical Performance of Series A Units

2008		2009		2010		2011		2012		2013
Jan	(2.73%)	Jan	0.35%	Jan	(9.38%)	Jan	(4.22%)	Jan	(0.20)%	Jan	3.56%
Feb	17.93%	Feb	0.04%	Feb	1.49%	Feb	4.10%	Feb	0.95%	Feb	1.03%
Mar	2.29%	Mar	(2.33%)	Mar	14.41%	Mar	(0.60%)	Mar	(7.77%)
Apr	(1.57%)	Apr	(6.92%)	Apr	4.59%	Apr	9.30%	Apr	(0.76%)
May	5.21%	May	(12.03%)	May	(13.14%)	May	(8.84%)	May	15.78%
Jun	7.73%	Jun	(2.39%)	Jun	(0.33%)	Jun	(2.01%)	Jun	(9.42%)
Jul	(9.65%)	Jul	(7.86%)	Jul	(2.55%)	Jul	5.55%	Jul	2.54%
Aug	(4.64%)	Aug	3.52%	Aug	4.15%	Aug	(0.09%)	Aug	(2.19%)
Sep	(0.07%)	Sep	2.81%	Sep	4.55%	Sep	(2.81%)	Sep	(4.31%)
Oct	12.19%	Oct	(11.60%)	Oct	5.70%	Oct	(7.83%)	Oct	(3.85%)
Nov	1.47%	Nov	13.93%	Nov	(2.71%)	Nov	(3.04%)	Nov	(4.95%)
Dec	1.32%	Dec	(9.43%)	Dec	10.13%	Dec	(4.94%)	Dec	1.99%
Annual	30.00%	Annual	(29.90%)	Annual	14.49%	Annual	(15.75%)	Annual	(13.47%)	Annual	4.62%
										(2 mos.)

Historical Performance of Series A Units for Investors Not Subject to Sales Commissions

2008		2009		2010		2011		2012		2013
Jan	(2.40%)	Jan	0.69%	Jan	(9.08%)	Jan	(3.90%)	Jan	0.13%	Jan	3.90%
Feb	18.23%	Feb	0.37%	Feb	1.83%	Feb	4.43%	Feb	1.28%	Feb	1.36%
Mar	2.55%	Mar	(2.01%)	Mar	14.79%	Mar	(0.27%)	Mar	(7.46%)
Apr	(1.24%)	Apr	(6.61%)	Apr	4.94%	Apr	9.66%	Apr	(0.43%)
May	5.48%	May	(11.74%)	May	(12.86%)	May	(8.54%)	May	16.17%
Jun	8.01%	Jun	(2.07%)	Jun	(0.01%)	Jun	(1.68%)	Jun	(9.12%)
Jul	(9.35%)	Jul	(7.55%)	Jul	(2.23%)	Jul	5.90%	Jul	2.88%
Aug	(4.32%)	Aug	3.87%	Aug	4.49%	Aug	0.24%	Aug	(1.87%)
Sep	0.26%	Sep	3.16%	Sep	4.91%	Sep	(2.49%)	Sep	(4.00%)
Oct	12.57%	Oct	(11.30%)	Oct	6.06%	Oct	(7.53%)	Oct	(3.53%)
Nov	1.81%	Nov	14.31%	Nov	(2.38%)	Nov	(2.72%)	Nov	(4.64%)
Dec	1.66%	Dec	(9.12%)	Dec	10.50%	Dec	(4.63%)	Dec	2.33
Annual	34.88%	Annual	(27.03%)	Annual	19.17%	Annual	(12.35%)	Annual	(9.98%)	Annual	5.32%
										(2 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following tables compare the historical performance of Series B Units to the historical performance of Series B Units for investors not subject to sales commissions since January 2008.

Historical Performance of Series B Units

2008		2009		2010		2011		2012		2013
Jan	(3.61%)	Jan	1.01%	Jan	(14.51%)	Jan	(5.22%)	Jan	(0.21%)	Jan	5.99%
Feb	24.60%	Feb	0.68%	Feb	2.60%	Feb	7.17%	Feb	1.45%	Feb	1.98%
Mar	1.95%	Mar	(4.49%)	Mar	22.85%	Mar	(0.81%)	Mar	(9.99%)
Apr	(1.20%)	Apr	(10.83%)	Apr	7.04%	Apr	14.09%	Apr	(0.70%)
May	7.33%	May	(19.31%)	May	(20.23%)	May	(13.28%)	May	22.63%
Jun	12.54%	Jun	(3.52%)	Jun	(0.36%)	Jun	(2.79%)	Jun	(14.25%)
Jul	(15.00%)	Jul	(12.24%)	Jul	(3.74%)	Jul	8.49%	Jul	3.40%
Aug	(7.28%)	Aug	5.62%	Aug	6.43%	Aug	0.16%	Aug	(3.08%)
Sep	0.46%	Sep	4.58%	Sep	7.45%	Sep	(4.59%)	Sep	(6.15%)
Oct	20.14%	Oct	(18.34%)	Oct	8.34%	Oct	(11.69%)	Oct	(5.71%)
Nov	2.78%	Nov	22.10%	Nov	(3.24%)	Nov	(4.76%)	Nov	(7.05%)
Dec	2.60%	Dec	(14.18%)	Dec	15.25%	Dec	(7.15%)	Dec	3.48%
Annual	46.56%	Annual	(44.07%)	Annual	21.92%	Annual	(21.54%)	Annual	(18.17%)	Annual	8.09%
											(2 mos .)

Historical Performance of Series B Units for Investors Not Subject to Sales Commissions

2008		2009		2010		2011		2012		2013
Jan	(3.29%)	Jan	1.27%	Jan	(14.22%)	Jan	(4.90%)	Jan	0.12%	Jan	6.34%
Feb	24.93%	Feb	0.93%	Feb	2.94%	Feb	7.53%	Feb	1.79%	Feb	2.31%
Mar	2.21%	Mar	(4.17%)	Mar	23.26%	Mar	(0.48%)	Mar	(9.69%)
Apr	(0.87%)	Apr	(10.53%)	Apr	7.40%	Apr	14.47%	Apr	(0.38%)
May	7.61%	May	(19.03%)	May	(19.96%)	May	(12.99%)	May	24.03%
Jun	12.83%	Jun	(3.20%)	Jun	(0.02%)	Jun	(2.47%)	Jun	(13.97%)
Jul	(14.71%)	Jul	(11.95%)	Jul	(3.42%)	Jul	8.85%	Jul	3.75%
Aug	(6.97%)	Aug	5.97%	Aug	6.78%	Aug	0.49%	Aug	(2.76%)
Sep	0.79%	Sep	4.93%	Sep	7.81%	Sep	(4.27%)	Sep	(5.84%)
Oct	20.54%	Oct	(18.07%)	Oct	8.70%	Oct	(11.40%)	Oct	(5.40%)
Nov	3.12%	Nov	22.51%	Nov	(2.92%)	Nov	(4.45%)	Nov	(6.74%)
Dec	2.94%	Dec	(13.89%)	Dec	15.64%	Dec	(6.84%)	Dec	3.83%
Annual	52.09%	Annual	(41.88%)	Annual	26.91%	Annual	(18.38%)	Annual	(14.87%)	Annual	8.80%
											(2 mos .)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SUPERFUND GREEN, L.P. - SERIES A									SUPERFUND Q-AG
														1996	–10.30%	1997	+20.70%

										1998	+62.55%	1999	+25.39%	2000	+23.19%	2001	+18.82%

	2002	+9.56%	2003	+20.23%	2004	+11.35%	2005	–9.43%		2002	+38.42%	2003	+24.33%	2004	+10.98%	2005	–3.30%

	2006	+12.94%	2007	–0.92%	2008	+30.00%	2009	–29.90%		2006	+10.47%	2007	–1.81%	2008	+35.44%	2009	–24.46%

	2010		2011		2012		2013			2010		2011		2012		2013

Jan	1,227.43	–9.38%	1,485.27	–4.22%	1,303.85	–0.20%	1,170.72	3.56%	Jan	5,972.39	–9.79%	7,194.09	–3.78%	6,188.58	+0.15%	5,951.11	4.33%
Feb	1,245.67	+1.49%	1,546.12	+4.10%	1,316.24	+0.95%	1,182.75	1.03%	Feb	6,131.53	+2.66%	7,546.50	+4.90%	6,310.32	+1.97%	5,997.48	0.80%
Mar	1,425.15	+14.41%	1,536.92	–0.60%	1,214.02	–7.77%			Mar	6,998.19	+14.13%	7,504.65	–0.55%	5,857.53	–7.18%
Apr	1,490.54	+4.59%	1,679.89	+9.30%	1,204.85	–0.76%			Apr	7,388.78	+5.58%	8,179.58	+8.99%	5,820.14	–0.64%
May	1,294.62	–13.14%	1,531.34	–8.84%	1,395.02	+15.78%			May	6,160.54	–16.62%	7,445.69	–8.97%	6,899.09	+18.54%
Jun	1,290.29	–0.33%	1,500.62	–2.01%	1,263.62	–9.42%			Jun	6,224.51	+1.04%	7,286.03	–2.14%	6,282.51	–8.94%
Jul	1,257.40	–2.55%	1,583.91	+5.55%	1,295.77	+2.54%			Jul	6,081.82	–2.29%	7,734.70	+6.16%	6,422.60	+2.23%
Aug	1,309.53	+4.15%	1,582.54	–0.09%	1,267.40	–2.19%			Aug	6,331.05	+4.10%	7,784.47	+0.64%	6,271.30	–2.36%
Sep	1,369.17	+4.55%	1,538.01	–.2.81%	1,212.81	–4.31%			Sep	6,567.99	+3.74%	7,527.16	–3.31%	6,091.54	–2.87%
Oct	1,447.26	+5.70%	1,417.51	–7.83%	1,166.17	–3.85%			Oct	6,928.46	+5.49%	6,686.66	–11.17%	5,825.28	–4.37%
Nov	1,408.07	–2.71%	1,374.37	–3.04%	1,108.41	–4.95%			Nov	6,740.17	–2.72%	6,433.51	–3.79%	5,564.86	–4.47%
Dec	1,550.72	+10.13%	1,306.48	–4.94%	1,130.48	1.99%			Dec	7,476.58	+10.93%	6,179.57	–3.95%	5,704.04	2.50%

		+14.49%		–15.75%		–13.47%		4.62%			+12.93%		–17.35%		–7.70%		5.14%

								(2 mos. )									(2 mos. )

STATISTICS	11/2002–02/2013	03/1996–02/2013		11/2002–02/2013	03/1996–02/2013

RETURN STATISTICS	Superfund Green, L.P. Series A	Superfund Q-AG	RISK STATISTICS	Superfund Green, L.P. Series A	Superfund Q-AG

Since inception	18.27%	499.75%	Annual standard deviation	25.79%	23.78%
Annualized performance*	1.64%	11.12%	Max. initial risk per trade	1.00%	1.00%
Year-to-date	4.62%	5.14%	Typical margin to equity	20%	20%
One year return	–10.15%	–4.96%	Maximum drawdown	–43.04%	–37.41%
Three year return	–5.06%	–2.19%	Maximum time off peak	56 months	48 months
Five year return	–30.64%	–16.98%	Sharpe ratio*	0.06	0.47
Average monthly*	0.14%	0.88%	Correlation to S&P 500 Total Return	0.02	–0.11
Highest monthly*	19.45%	18.96%	Correlation to CASAM CISDM CTA ew	0.80	0.73
Lowest monthly*	–20.12%	–16.72%	Correlation to CS/Tremont HF	0.28	0.21

* since inception			* modified (risk free rate = 0%)

Annualized performance – the annual percentage return of a Series since the Series’ inception factoring in the effects of compounding.

Year-to-date – cumulative performance of a Series from January 1 in the current year to the date as of the report.

One year return – performance of a Series for the 12 month period immediately preceding the date of the report.

Three year return – performance of a Series for the 36 month period immediately preceding the date of the report.

Five year return – performance of a Series for the 60 month period immediately preceding the date of the report.

Average monthly – average monthly gain or loss experienced by a Series since the Series’ inception represented as a percentage.

Highest monthly – the single greatest monthly gain experienced by a Series represented as a percentage.

Lowest monthly – the single greatest monthly loss experienced by a Series represented as a percentage.

Annual standard deviation - a measurement of an investment’s historical volatility. The higher the percentage, the more likely an investment will deviate from an expected normal return.

Max. initial risk per trade - percentage of assets under management that will initially be invested in any one futures position or contract.

Typical margin to equity - percentage of a Series’ trading capital held as margin for trading activity at any particular time.

Maximum drawdown - the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Series during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Maximum time off peak – the total number of months during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Sharpe ratio - a formula used to measure risk-adjusted performance. The Sharpe Ratio is calculated by subtracting the risk-free rate from the rate of return for a portfolio and dividing the result by the standard deviation of the portfolio.

S&P 500 Total Return – a market value-weighted benchmark equity index consisting of 500 stocks chosen for market size, liquidity and industry grouping, that assumes cash distributions are reinvested back into the index.

CISDM - a hedge fund index that reflects the average performance of Commodity Trading Advisors (CTAs)

CS/Tremont HF - an asset-weighted benchmark that measures hedge fund performance across ten style-based sectors representative of the entire hedge fund industry.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 125 for information integral to this chart.

Superfund Q-AG is the Superfund group of companies’ flagship product and was introduced to the retail investor in Europe on March 8, 1996. Superfund Q-AG is not available for US investors. Superfund Green, L.P. – Series A employs a very similar strategy to Superfund Q-AG. But please understand, there is no guarantee of Superfund Green, L.P. – Series A achieving the same results as Superfund Q-AG as (i) Superfund Green, L.P. – Series A has higher fees than Superfund Q-AG, (ii) Superfund Green, L.P. – Series A may not trade certain futures contracts traded by Superfund Q-AG due to CFTC restrictions, (iii) Superfund Green, L.P. – Series A and Superfund Q-AG have different levels of net assets and (iv) Superfund Green, L.P. – Series A and Superfund Q-AG will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

SUPERFUND GREEN, L.P. - SERIES B										SUPERFUND GCT
														2000	+40.16%	2001	+42.56%

	2002	+15.98%	2003	+27.71%	2004	+16.82%	2005	–12.06%		2002	+69.23%	2003	+26.35%	2004	+11.20%	2005	–9.12%

	2006	+19.74%	2007	–2.60%	2008	+46.56%	2009	–44.07%		2006	–13.18%	2007	–9.91%	2008	+50.51%	2009	–39.90%

	2010		2011		2012		2013			2010		2011		2012		2013

Jan	1,243.58	–14.51%	1,680.95	–5.22%	1,388.53	–0.21%	1,206.91	5.99%	Jan	1,889.22	–13.91%	2,436.24	–5.28%	1,850.38	–0.23%	1,608.99	6.69%
Feb	1,275.90	+2.60%	1,801.40	+7.17%	1,408.73	+1.46%	1,230.76	1.98%	Feb	1,931.39	+2.23%	2,622.35	+7.64%	1,889.62	+2.12%	1,634.65	1.59%
Mar	1,567.43	+22.85%	1,786.77	–0.81%	1,267.97	–9.99%			Mar	2,288.69	+18.50%	2,606.86	-0.59%	1,680.18	–11.08%
Apr	1,677.77	+7.04%	2,038.54	+14.09%	1,259.06	–0.70%			Apr	2,465.47	+7.72%	2,978.85	+14.27%	1,662.90	–1.03%
May	1,338.41	–20.23%	1,767.83	–13.28%	1,556.53	+23.63%			May	1,885.98	–23.50%	2,605.22	–12.54%	2,082.52	+25.23%
Jun	1,333.65	–0.36%	1,718.58	–2.79%	1,334.65	–14.25%			Jun	1,933.67	+2.53%	2,520.09	–3.27%	1,758.37	–15.57%
Jul	1,283.78	–3.74%	1,864.46	+8.49%	1,380.09	+3.40%			Jul	1,871.84	–3.20%	2,745.71	+8.95%	1,827.97	+3.96%
Aug	1,366.27	+6.43%	1,867.42	+0.16%	1,337.64	–3.08%			Aug	1,988.17	+6.21%	2,768.61	+0.83%	1,761.11	–3.66%
Sep	1,468.03	+7.45%	1,781.77	–4.59%	1,255.42	–6.15%			Sep	2,131.55	+7.21%	2,650.86	–4.25%	1,680.24	–4.59%
Oct	1,590.40	+8.34%	1,573.49	–11.69%	1,183.77	–5.71%			Oct	2,313.43	+8.53%	2,367.17	–10.70%	1,568.01	–6.68%
Nov	1,538.85	–3.24%	1,498.54	–4.76%	1,100.31	–7.05%			Nov	2,230.40	–3.59%	2,004.00	–15.34%	1,451.94	–7.40%
Dec	1,773.52	15.25%	1,391.44	–7.15%	1,138.65	3.48%			Dec	2,571.98	+15.31%	1,854.69	–7.45%	1,508.13	3.87%

		+21.92%		–21.54%		–18.17%		8.09%			+17.20%		–27.89%		–18.69%		8.39%

								(2 mos. )									(2 mos. )

STATISTICS

	11/2002–02/2013	01/2000–02/2013		11/2002–02/2013	01/2000–02/2013

RETURN STATISTICS	Superfund Green, L.P. Series B	Superfund GCT	RISK STATISTICS	Superfund Green, L.P. Series B	Superfund GCT

Since inception	23.05%	196.58%	Annual standard deviation*	37.98%	36.38%
Annualized performance*	2.03%	8.61%	Max. initial risk per trade	1.50%	1.50%
Year-to-date	8.09%	8.39%	Typical margin to equity	30%	30%
One year return	–12.65%	–13.49%	Maximum drawdown*	–58.40%	–61.03%
Three year return	–3.56%	–15.36%	Maximum time off peak*	48 months	48 months
Five year return	–42.27%	–42.79%	Sharpe ratio**	0.05	0.24
Average monthly*	0.17%	0.69%	Correlation to S&P 500 Total Return	0.02	–0.17
Highest monthly*	27.33%	28.42%	Correlation to CASAM CISDM CTA ew	0.80	0.80
Lowest monthly*	–29.11%	–23.50%	Correlation to CS/Tremont HF	0.28	0.17

* since inception			** modified (risk free performance = 0%)

Annualized performance – the annual percentage return of a Series since the Series’ inception factoring in the effects of compounding.

Year-to-date – cumulative performance of a Series from January 1 in the current year to the date as of the report.

One year return– performance of a Series for the 12 month period immediately preceding the date of the report.

Three year return – performance of a Series for the 36 month period immediately preceding the date of the report.

Five year return – performance of a Series for the 60 month period immediately preceding the date of the report.

Average monthly – average monthly gain or loss experienced by a Series since the Series’ inception represented as a percentage.

Highest monthly – the single greatest monthly gain experienced by a Series represented as a percentage.

Lowest monthly – the single greatest monthly loss experienced by a Series represented as a percentage.

Annual standard deviation - a measurement of an investment’s historical volatility. The higher the percentage, the more likely an investment will deviate from an expected normal return.

Max. initial risk per trade - percentage of assets under management that will initially be invested in any one futures position or contract.

Typical margin to equity - percentage of a Series’ trading capital held as margin for trading activity at any particular time.

Maximum drawdown - the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Series during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Maximum time off peak – the total number of months during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Sharpe ratio - a formula used to measure risk-adjusted performance. The Sharpe Ratio is calculated by subtracting the risk-free rate from the rate of return for a portfolio and dividing the result by the standard deviation of the portfolio.

S&P 500 Total Return – a market value-weighted benchmark equity index consisting of 500 stocks chosen for market size, liquidity and industry grouping, that assumes cash distributions are reinvested back into the index.

CISDM - a hedge fund index that reflects the average performance of Commodity Trading Advisors (CTAs)

CS/Tremont HF - an asset-weighted benchmark that measures hedge fund performance across ten style-based sectors representative of the entire hedge fund industry.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 125 for information integral to this chart.

Superfund GCT is the more aggressive fund strategy and was introduced on January 4, 2000 to investors. Superfund GCT is not available for US investors. Superfund Green, L.P. – Series B employs a very similar strategy to Superfund GCT. But please understand, there is no guarantee of Superfund Green, L.P. – Series B achieving the same results as Superfund GCT as (i) Superfund Green, L.P. – Series B has higher fees than Superfund GCT, (ii) Superfund Green, L.P. – Series B may not trade certain futures contracts traded by Superfund GCT due to CFTC restrictions, (iii) Superfund Green, L.P. – Series B and Superfund GCT have different levels of net assets and (iv) Superfund Green, L.P. – Series B and Superfund GCT will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

SUPERFUND GREEN, L.P., SERIES A – SUPERFUND Q-AG – S&P 500 – NASDAQ COMP – MSCI WORLD

	Series A*	Superfund Q-AG	S&P 500 Total Return	NASDAQ Comp.	MSCI World		Series A	Superfund Q-AG	S&P 500 Total Return	NASDAQ Comp.	MSCI World

PERFORMANCE						PERFORMANCE
Performance since 03/96	18.27%	499.75%	223.00%	187.28%	87.39%	Performance since 11/02	18.27%	46.40%	110.99%	137.65%	77.45%
Performance p.a.	1.64%	11.12%	7.14%	6.40%	3.76%	Performance p.a.	1.64%	3.76%	7.49%	8.73%	5.70%

RISK						RISK
Maximum Drawdown	–43.04%	–37.41%	–50.95%	–75.04%	–55.37%	Maximum Drawdown	–43.04%	–37.41%	–50.95%	–51.81%	–55.37%
Volatility p.a.	25.79%	23.78%	16.04%	25.48%	16.12%	Volatility p.a.	25.79%	24.05%	14.83%	18.46%	16.17%

STATISTICS						STATISTICS
Mod. Sharpe Ratio	0.06	0.47	0.44	0.25	0.23	Mod. Sharpe Ratio	0.06	0.16	0.51	0.47	0.35
Correlation to Superfund Q-AG	0.95	—	–0.11	–0.08	–0.08	Correlation to Series A	—	0.95	0.02	0.05	0.05
03/08/96–02/28/2013	*11/01/02–02/28/2013					11/01/02–02/28/2013

Series A – Superfund Green, L.P. Series A

Superfund Q-AG – The Superfund group of companies’ flagship product. Inception: March 1996. This product is not available to U.S. investors.

S&P 500 Total Return– A market value-weighted benchmark equity index consisting of 500 stocks chosen for market size, liquidity and industry grouping, that assumes cash distributions are reinvested back into the index.

NASDAQ Comp. – The NASDAQ Composite Index, an equity index that measures the performance of all NASDAQ listed companies.

MSCI World – The MSCI World Index, a market capitalization-weighted index consisting of 24 developed market country indices.

Maximum Drawdown – The greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Series during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Volatility – A statistical measure of the dispersion of returns for a particular investment. The higher the percentage, the more likely an investment experiences swings between gains and/or losses.

Mod. Sharpe Ratio – The Sharpe Ratio is calculated by subtracting the risk-free rate from the rate of return for a portfolio and dividing the result by the standard deviation of the portfolio. The Sharpe Ratio, in this instance, is modified to assume a 0% risk-free rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 125 for information integral to this chart.

Superfund Q-AG is the Superfund group of companies’ flagship product and was introduced to the retail investor in Europe on March 8, 1996. Superfund Q-AG is not available for US investors. Superfund Green, L.P. – Series A employs a very similar strategy to Superfund Q-AG. But please understand, there is no guarantee of Superfund Green, L.P. – Series A achieving the same results as Superfund Q-AG as (i) Superfund Green, L.P. – Series A has higher fees than Superfund Q-AG, (ii) Superfund Green, L.P. – Series A may not trade certain futures contracts traded by Superfund Q-AG due to CFTC restrictions, (iii) Superfund Green, L.P. – Series A and Superfund Q-AG have different levels of net assets and (iv) Superfund Green, L.P. – Series A and Superfund Q-AG will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

SUPERFUND GREEN, L.P., SERIES B – SUPERFUND GCT – S&P 500 – NASDAQ COMP – MSCI WORLD

	Series B*	Superfund GCT	S&P 500 Total Return	NASDAQ Comp.	MSCI World		Series B	Superfund GCT	S&P 500 Total Return	NASDAQ Comp.	MSCI World

PERFORMANCE						PERFORMANCE
Performance since 01/00	23.05%	196.58%	32.08%	–22.34%	–1.11%	Performance since 11/02	23.05%	2.65%	110.99%	137.65%	77.45%
Performance p.a.	2.03%	8.61%	2.13%	–1.90%	–0.08%	Performance p.a.	2.03%	0.25%	7.49%	8.73%	5.70%

RISK						RISK
Maximum Drawdown	–58.40%	–61.03%	–50.95%	–75.04%	–55.37%	Maximum Drawdown	–58.40%	–61.03%	–50.95%	–51.81%	–55.37%
Volatility p.a.	37.98%	36.38%	15.91%	25.01%	16.55%	Volatility p.a.	37.98%	36.54%	15.05%	18.74%	16.43%

STATISTICS						STATISTICS
Mod. Sharpe Ratio	0.05	0.24	0.13	–0.08	–0.01	Mod. Sharpe Ratio	0.05	0.01	0.51	0.47	0.35
Correlation to Superfund GCT	0.96	—	–0.17	–0.16	–0.13	Correlation to Series B	—	0.96	0.00	0.04	0.04
01/04/00–02/28/2013	*11/01/02– 02/28/2013					11/01/02–02/28/2013

Series B – Superfund Green, L.P. Series B

Superfund GCT – Superfund GCT applies a more aggressive investment strategy than Superfund Q-AG. Inception: January 2000. This product is not available to U.S. investors.

S&P 500 Total Return – An equity index consisting of 500 stocks chosen for market size, liquidity and industry grouping, that assumes cash distributions are reinvested back into the index.

NASDAQ Comp. – The NASDAQ Composite Index, an equity index that measures the performance of all NASDAQ listed companies.

MSCI World – The MSCI World Index, a market capitalization-weighted index consisting of 24 developed market country indices.

Maximum Drawdown – The greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Series during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Volatility – A statistical measure of the dispersion of returns for a particular investment. The higher the percentage, the more likely an investment experiences swings between gains and/or losses.

Mod. Sharpe Ratio – The Sharpe Ratio is calculated by subtracting the risk-free rate from the rate of return for a portfolio and dividing the result by the standard deviation of the portfolio. The Sharpe Ratio, in this instance, is modified to assume a 0% risk-free rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 125 for information integral to this chart.

Superfund GCT is the more aggressive fund strategy and was introduced on January 4, 2000 to investors. Superfund GCT is not available for US investors. Superfund Green, L.P. – Series B employs a very similar strategy to Superfund GCT. But please understand, there is no guarantee of Superfund Green, L.P. – Series B achieving the same results as Superfund GCT as (i) Superfund Green, L.P. – Series B has higher fees than Superfund GCT, (ii) Superfund Green, L.P. – Series B may not trade certain futures contracts traded by Superfund GCT due to CFTC restrictions, (iii) Superfund Green, L.P. – Series B and Superfund GCT have different levels of net assets and (iv) Superfund Green, L.P. – Series B and Superfund GCT will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

WHY SUPERFUND?

Why a Managed Futures Fund?

Managed futures investments are intended to generate medium-to long-term capital growth and provide global portfolio diversification. A primary reason to invest in a managed futures product, such as Superfund Green, is to provide a non-correlated investment to a portfolio of traditional stock and bond investments that has the potential to improve returns and lower the portfolio’s volatility. This is possible because managed futures products historically have not been correlated to traditional markets, such as stocks and bonds.

Why Superfund?

The Superfund trading strategy has a track record of positive performance over the past seventeen years. The Superfund funds trade more than 120 futures and forward contracts worldwide using proprietary trading systems, although not in all markets at all times. Funds utilizing the Superfund proprietary trading systems have a demonstrable record of non-correlation to traditional investments and have often produced positive returns during difficult markets for stocks and bonds. The past performance of these Superfund funds is not necessarily indicative of the future results of Superfund Green.

Why Now?

Stock market performance has demonstrated that long-only equity portfolios generally do not make money during downward economic cycles. For continued portfolio performance, it is potentially advantageous for investors to own investments that have the potential to appreciate in any economic environment.

Historical Low-Correlated Performance

Historically, managed futures investments have had very little correlation to the stock and bond markets. While there is no guarantee of positive performance in a managed futures component of a portfolio, the non-correlation characteristic of managed futures can improve risk adjusted returns in a diversified investment portfolio. Having the ability to go long and short provides managed futures the opportunity to make potentially profitable trades in both up and down markets. In other words, profit or loss in managed futures funds is not dependent on economic cycles. There can be no assurance, however, that the Fund will trade profitably in the futures and forward markets or not incur losses.

GLOSSARY

Superfund Green

Superfund Green, L.P. has two series of Units, Series A and Series B. Series A has a strategy similar to Superfund Q-AG, which has a managed futures trading strategy and a seventeen year track record. Series B has a strategy similar to Superfund GCT, which employs more leverage than Superfund Q-AG, and also has a managed futures trading strategy.

Superfund Q-AG

Superfund Q-AG is the Superfund group of companies’ flagship product and was introduced to the retail investor in Europe on March 8, 1996. This product is not available for U.S. investors.

Superfund GCT

Superfund GCT is the more aggressive fund strategy and was introduced on January 4, 2000 to investors. This product is not available for U.S. investors.

Aggregate subscriptions

Total gross capital subscriptions made to a pool or account from inception through the date indicated.

Drawdown

Losses experienced by a pool or account over a specified period.

Worst month peak-to-valley drawdown

Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

MSCI World Index

The MSCI World Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. The MSCI World Index consists of the following 24 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States.

Nasdaq Composite Index

The National Association of Securities Dealers Automated Quotation (“NASDAQ”) is an electronic exchange. Unlike the New York Stock Exchange auction market where orders meet on a trading floor, NASDAQ orders are paired and executed on a computer network. The NASDAQ Composite Index measures the performance of all domestic and international stocks traded on the NASDAQ. The NASDAQ Composite Index includes over 3,000 companies.

Net Asset Value

Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.

S&P 500

The S&P 500 is one of the most commonly used benchmarks for the overall U.S. stock market. It is an index consisting of 500 stocks chosen for market size, liquidity and industry grouping, among other factors. The S&P 500 Index represents the price trend movements of the common stock of major U.S. public companies.

CISDM

Center for International Securities and Derivatives Markets (“CISDM”) is a non-profit academic research center that focuses on security and investment fund performance in both U.S. and international asset markets for approximately 1,800 active hedge funds and 600 active commodity trading advisors, commodity pool operators and managed futures programs.

CSFB

The Credit Suisse/Tremont Hedge Fund Index (the “CSFB”) is an asset-weighted hedge fund index. The methodology utilized in the CSFB starts by defining the universe it is measuring. The index universe is defined as funds with: (i) a minimum of $50 million in assets under management, (ii) a minimum one-year track record, and (iii) current audited financial statements. The CSFB uses a rules-based construction methodology, identifies its constituent funds, and minimizes subjectivity in the CSFB member selection process. It aims at a maximum representation of the index universe. To minimize survivorship bias, funds are not removed from the CSFB until they are fully liquidated or fail to meet the financial reporting requirements. Funds are separated into ten primary subcategories based on their investment style. The CSFB in all cases represents at least 85% of the assets under management in each respective category of the index universe.

THE FUTURES AND FORWARD MARKETS

Futures Contracts

Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract. A trader that is obligated to make delivery is “short” the contract or has “sold” the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as “open” contracts or positions. Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. commodity exchanges.

Forward Contracts

Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Superfund Capital Management will use the dealer market in foreign exchange contracts for most of the Fund’s trading in currencies. Such dealers will act as “principals” in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange forward contracts are not standardized. Forward contracts are not currently “cleared” or guaranteed by a third party. When forward contracts are not cleared or guaranteed by a third party, each Series is subject to the creditworthiness of the foreign exchange dealer with whom the Fund maintains assets and positions relating to each Series’ forward contract investments.

Swap Transactions

The Fund may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve commodities, interest rates, currencies, stock indices, and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal (“notional”) amount or quantity. Transactions in these markets present certain risks similar to those in the futures, forward and options markets: (1) the swap markets may not be regulated, or may be lightly regulated, by any United States or foreign governmental authorities; (2) there may not be limitations on daily price moves in swap transactions; (3) speculative position limits may not be applicable to swap transactions, although the counterparties with which the Series may deal may limit the size or duration of positions available as a consequence of credit considerations; (4) participants in the swap markets are not required to make continuous markets in swaps contracts; and (5) the swap markets may be “principal markets,” in which performance with respect to a swap contract may only be the responsibility of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, each Series may be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Fund trades. Also, the CFTC or a court could conclude in the future that certain primarily agricultural, swap transactions entered into by the Fund could constitute unauthorized futures or commodity option contracts. Such a conclusion could limit the Fund’s access to certain agricultural markets in the United States, possibly to the detriment of the Fund.

REGULATION

The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as “futures commission merchants.” Superfund Capital Management is registered with the CFTC as a commodity pool operator. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Superfund Capital Management would be unable to act as each Series’ commodity pool operator and commodity trading advisor. The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require commodity pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool’s income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant. The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect each Series’ trading.

In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as “margin,” of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, clearing brokers may require higher margins from their customers than the exchange minimums. When a position is established, “initial margin” is deposited. On most exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out. Collateral is deposited in connection with forward contracts but is not required by any applicable regulation. Additional collateral may be required by the relevant dealer to maintain a forward contract position, similar to variation margin payments.

The Reform Act was enacted in July 2010. As a result of rules being implemented by the CFTC pursuant to the Reform Act, the regulatory landscape affecting the Fund is evolving. For example, the Reform Act mandates that a substantial portion of over-the-counter derivatives be executed in regulated markets and submitted for clearing to regulated clearinghouses. The mandates imposed by the Reform Act may result in the Fund bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

INVESTMENT CONSIDERATIONS

Both the futures and forward markets and funds investing in those markets offer many potential structural advantages that make managed futures an efficient way to participate in global markets.

Profit Potential

Established managed futures funds, including Superfund funds, have produced strong absolute returns during certain periods and, in many cases, have outperformed stocks and bonds during periods in which those asset classes have not performed well. There can be no assurance, however, that the Fund will perform positively under any given set of market conditions or that it will not incur losses.

Low Correlation to Traditional Asset Classes and Other Alternative Asset Classes

Because they trade in numerous financial and commodities futures markets ranging from cotton to palladium and currencies to stock indices, managed futures funds, in aggregate, have historically experienced low long-term correlation to most traditional asset classes, including stocks, bonds, and real estate. Managed futures funds may provide a valuable element of diversification to an investor’s portfolio, even one in which other alternative asset classes are represented, because of the low correlation of their returns to the returns of other alternative asset classes, including many hedge fund strategies. There can be no assurance, however, that the Fund’s performance will be non-correlated to the performance of traditional asset classes or that it will not experience sustained periods of significant correlation to the performance of traditional asset classes.

Non-Correlated Investments within the Fund

The Fund trades on more than 120 futures and forward contracts, many of which react differently from each other to the same economic or market condition. Broadly diversifying across a wide range of futures markets can increase the potential to trade profitably while protecting the overall portfolio from extensive losses from a single market. However, the Fund does not trade in all available markets at all times and may be concentrated in one or two sectors from time to time.

Potential to Profit in Bull and Bear Markets

Managed futures funds, unlike most mutual funds, which are “long only,” have the potential to profit from market movements in both directions. By having the ability to “go short,” managed futures funds may also profit from anticipating that a future’s price will go down in the future. This potential to profit, whether markets are rising or falling around the globe, makes managed futures particularly attractive as a diversification tool. There can be no assurance, however, that Superfund Capital Management’s trading systems will correctly recognize any particular profit opportunity or correctly anticipate price direction or that the Fund will not incur losses.

Interest Credit

Unlike some alternative, or non-traditional, investment funds, the Fund does not borrow money in order to obtain leverage and does not incur any interest expense. Rather, margin deposits and reserve assets are maintained in interest bearing accounts and cash equivalents, such as U.S. Treasury Bills, and interest is earned on all, or nearly all, of the Fund’s assets, which include unrealized profits credited to the Series’ accounts. Given the historically low interest rate environment in which the Fund is currently operating, any interest earned on the Fund’s assets may be nominal.

Global Diversification Within a Single Investment

Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the globe. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While the Fund itself trades across a diverse selection of global markets, an investment in each Series is not a complete investment program, but rather should be considered as a diversification opportunity for an overall portfolio.

Professional Trading

Superfund Capital Management’s approach includes the following elements:

•

Disciplined Money Management. Superfund Capital Management generally allocates between 0.6% to 0.8% of portfolio equity to the initial entry of any single market position with a maximum risk of 1% to 1.5% from initial risk. However, no guarantee is provided that losses will be limited to these percentages.

•

Balanced Risk. Superfund Capital Management will allocate each Series’ capital from among more than 120 contracts around the world 24 hours a day. Among the factors considered to determine the portfolio mix are market volatility, liquidity and trending characteristics. Of course, the Fund will generally not hold positions in all such markets at all times and may be concentrated in one or two market sectors from time to time.

•

Ongoing Capital Management. When proprietary risk/reward indicators reach predetermined levels, the Superfund trading system may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

•

Multiple Systems. The Superfund trading systems analyze multiple technical indicators and parameters in combination in an attempt to identify trends in significant upward or downward movements, such as trends or other patterns which indicate the potential to profit from a change in futures and forward price movements. Once potential trades are identified, additional filters are applied which consider volatility and the availability of risk capital before final trade signals are generated.

Convenience

Through an investment in Units, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

Liquidity

In most cases the markets traded by the Fund are highly liquid. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular futures contract, Superfund Capital Management attempts to select markets for investment based upon, among other things, their perceived liquidity. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common, but do occur. See “The Risks You Face — Illiquidity of Your Investment.” Investors may redeem all or a portion of their Units on a monthly basis. See “Distributions and Redemptions.”

Limited Liability

Investors’ liability is limited to the amount of their investment in each Series. Investors will not be required to contribute additional capital to either Series.

EXHIBIT A

SUPERFUND GREEN, L.P.

FORM OF SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

This Sixth Amended and Restated Limited Partnership Agreement (the “Agreement”) is made as of May 8, 2012, by and among Superfund Capital Management, Inc. (formerly, Quadriga Capital Management, Inc.), a Grenada corporation (the “General Partner”) and each other party who becomes a party to this Limited Partnership Agreement, whether by execution of a counterpart hereof pursuant to a power of attorney or otherwise agrees to be bound hereto by separate instrument, as an owner of a unit (“Unit”) of beneficial interest in a series (“Series”) created hereunder and who is shown on the books and records of such Series as a Limited Partner (individually, a “Limited Partner” and collectively, the “Limited Partners”).

1. Formation; Name. The parties to this Agreement have formed a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date of this Agreement (the “Act”). The name of the limited partnership is Superfund Green, L.P. (the “Partnership”). The General Partner has executed and filed a Certificate of Limited Partnership of the Partnership (the “Certificate of Limited Partnership”) in accordance with the Act, and has executed, filed, recorded and published as appropriate such amendments, assumed name certificates and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and will take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents as the General Partner determines appropriate.

2. (a) Units of Limited Partnership. The beneficial interest in the Partnership shall be divided into an unlimited number of Units. The General Partner may, from time to time, authorize the division of the Units into one or more Series as provided in Section 2(b) below. All Units issued hereunder shall be fully paid and nonassessable. The General Partner in its discretion may, from time to time, without vote of the Limited Partners, issue Units, in addition to the then issued and outstanding Units, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the General Partner may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Units, the General Partner may issue fractional Units. The General Partner may from time to time divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests in a particular Series. Contributions to a Series of the Partnership may be accepted for, and Units of such Series shall be redeemed as, whole Units and/or 1/1,000 of a Unit or integral multiples thereof.

(b) Creation of Series. The Partnership shall consist of one or more separate and distinct Series as contemplated by Section 17-218 of the Act. The General Partner hereby establishes and designates the following Series: “Superfund Green, L.P. Series A” (“Series A”) and “Superfund Green, L.P. Series B” (“Series B”) (each, a “Series”). Any additional Series created hereunder shall be established by the adoption of a resolution by the General Partner and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Units of each Series shall have the relative rights and preferences provided for herein and such rights as may be designated by the General Partner. The General Partner shall cause separate and distinct records for each Series to be maintained and the Partnership shall hold and account for the assets belonging thereto separately from the other Partnership property and the assets belonging to any other Series. Each Unit of a Series shall represent an equal beneficial interest in the net assets belonging to that Series. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2(b) otherwise provides, Units of each Series established hereunder shall have the following relative rights and preferences:

(i) Limited Partners of a Series shall have no preemptive or other right to subscribe to any additional Units in such Series or other securities issued by the Partnership.

(ii) All consideration received by the Partnership for the issue or sale of the Units within a Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived form the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Partnership and of every other Series and may be referred to herein as “assets belonging to” that Series or the “Series Estate”. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the General Partner between and among one or more of the Series for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Series.

(iii) A particular Series shall be charged with the liabilities of that Series, and all expenses, costs, charges and reserves attributable to any particular Series shall be borne by such Series. Any general liabilities, expenses, costs, charges or reserves of the Partnership (or any Series) that are not readily identifiable as chargeable to or bearable by any particular Series shall be allocated and charged by the General Partner between or among any one or more of the Series in such manner as the General Partner in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Limited Partners for all purposes. Without limitation of the foregoing provisions of this subsection, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Partnership generally or the assets belonging to any other Series. Notice of this contractual limitation on inter-Series liabilities is set forth in the Certificate of Limited Partnership and upon the giving of such notice in the Certificate of Limited Partnership, the statutory provisions of Section 17-218 of the Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 17-218 setting forth such notice in the Certificate of Limited Partnership) shall become applicable to the Partnership and each Series.

(c) Creation of Accounts. For the benefit of the Series A Limited Partners, the General Partner shall establish and maintain a segregated account entitled “Superfund Green, L.P. Series A Account” (the “Series A Account”). For the benefit of the Series B Limited Partners, the General Partner shall establish and maintain a segregated account entitled “Superfund Green, L.P. Series B Account” (the “Series B Account”). The General Partner hereby acknowledges that it has deposited the sum of $1,000 in the Series A Account and that it has deposited the sum of $1,000 in the Series B Account. The sums held in the Series A Account shall be held for the benefit of the Series A Limited Partners and the sums held in the Series B Account shall be held for the benefit of Series B Limited Partners and such accounts shall be segregated and separate records with respect thereto shall be kept for purposes of Section 17-218 of the Act. The General Partner shall hold, invest and disburse the funds held in the accounts at its discretion.

(d) Creation of Additional Accounts. The General Partner is authorized to establish and maintain one or more separate accounts for each Series (the “Additional Accounts”) with such institutions as the General Partner shall select for the following purposes:

(i) to receive and deposit subscriptions for such Series; and

(ii) to pay Limited Partners for such Series for redemptions of all or a portion of their Units.

The General Partner acknowledges that the funds held in any such Additional Accounts of a Series will be held for that Series only and that such Additional Accounts should be segregated from other Additional Accounts and that separate records shall be maintained with respect to each Additional Account.

(e) Limited Liability of Limited Partners. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, will be fully paid and nonassessable. No Limited Partner will be liable for the Partnership’s obligations in excess of that Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units. The Partnership will not make a claim against a Limited Partner with respect to amounts distributed to that Partner or amounts received by that Partner upon redemption of Units unless the Net Assets of the Partnership (which will not include any right of contribution from the General Partner except to the extent previously made by it under this Agreement) are insufficient to discharge the liabilities of the Partnership which have arisen before the payment of these amounts.

3. Principal Office. The address of the principal office of each Series shall be Superfund Capital Management, Inc., Superfund Office Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada, West Indies; telephone (473) 439-2418. The General Partner is located at the same address. Registered Agents Legal Services, LLC shall receive service of process on each Series of the Partnership in the State of Delaware at 1220 North Market Street, Suite 806, Wilmington, Delaware 19801.

4. Business. Each Series’ business and purpose is to trade, buy, sell, swap or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (“CFTC”) for investment of customer funds and other securities on a limited basis, and any rights pertaining thereto and any options thereon, whether traded on an organized exchange or otherwise, and to engage in all activities necessary, convenient or incidental thereto. Each Series may also engage in “hedge,” arbitrage and cash trading of any of the foregoing instruments. Each Series may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that each Series’ participation in any of the foregoing has no adverse economic or liability consequences for the Limited Partners, which consequences would not be present had each Series engaged in that same business or purpose directly. The objective of each Series’ business is appreciation of its assets through speculative trading by the General Partner and independent professional trading advisors (“Advisors”) selected from time to time by the General Partner.

5. Term, Dissolution, Fiscal Year.

(a) Term. The term of Series A and Series B commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and the term of any Series shall end upon the first to occur of the following:

(1) December 31, 2050;

(2) receipt by the General Partner of an approval to dissolve such Series at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of such Series then owned by Limited Partners of such Series, notice of which is sent by certified mail return receipt requested to the General Partner not less than 90 days prior to the effective date of such dissolution;

(3) withdrawal, insolvency or dissolution of the General Partner or any other event that causes the General Partner to cease to be the General Partner of such Series, unless (i) at the time of such event there is at least one remaining general partner of such Series who carries on the business of each Series (and each remaining general partner of such Series is hereby authorized to carry on the business of general partner of such Series in such an event), or (ii) within 120 days after such event Limited Partners of such Series holding a majority of Units of such Series agree in writing to continue the business of such Series and to the appointment, effective as of the date of such event, of one or more general partners of such Series;

(4) a decline in the aggregate Net Assets of such Series to less than $500,000 at any time following commencement of trading in such Series;

(5) dissolution of such Series pursuant hereto; or

(6) any other event which shall make it unlawful for the existence of such Series to be continued or require termination of such Series.

(b) Dissolution. Upon the occurrence of an event causing the dissolution of such Series, such Series shall be dissolved and its affairs wound up. Upon dissolution of a Series, the General Partner, or another person approved by Limited Partners of a majority of the Units of such Series, shall act as liquidator trustee.

(c) Fiscal Year. The fiscal year of each Series shall begin on January 1 of each year and end on the following December 31.

(d) Net Asset Value; Net Asset Value per Unit. The “Net Assets” of each Series are such Series’ assets less such Series’ liabilities determined in accordance with accounting principles generally accepted in the United States. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. Accrued Performance Fees (as described in the Prospectus defined in Section 9 hereof) shall reduce Net Asset Value, even though such Performance Fees may never, in fact, be paid. The “Net Asset Value per Unit” of a Series is the Net Assets of such Series divided by the number of Units outstanding within such Series as of the date of determination. Each Series may issue an unlimited number of Units at the Net Asset Value per Unit.

6. Net Worth of the General Partner. The General Partner agrees that at all times so long as it remains general partner of a Series, it will maintain its net worth at an amount not less than 5% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; provided, however, that in no event may the General Partner’s net worth be less than $50,000 nor will it be required to be more than $1,000,000. The requirements of the preceding sentence may be modified if the General Partner obtains an opinion of counsel for each Series that a proposed modification will not adversely affect the treatment of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

7. Capital Contributions; Units. The Limited Partners’ respective capital contributions to each Series shall be as shown on the books and records of the applicable Series. The General Partner, so long as it is general partner of a Series and so long as it is required to characterize such Series as a partnership for federal income tax purposes, shall invest in such Series, sufficient capital so that the General Partner will have at all times a capital account equal to at least 1% of the total capital accounts of such Series (including the General Partner’s). The General Partner may withdraw any interest it may have in such Series in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Limited Partner of such Series, provided that it must maintain the minimum interest in such Series described in the preceding sentence. The requirements of this Section 7 may be modified if the General Partner obtains an opinion of counsel for such Series that a proposed modification will not adversely affect the classification of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises. The General Partner may, without the consent of any Limited Partners of a Series, admit to such Series purchasers of Units as Limited Partners of each Series. All Units subscribed for in a Series upon receipt of a check or draft of the Limited Partner are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a Limited Partner for Units representing payment for Units in a Series is returned unpaid, such Series shall cancel the Units issued to such Limited Partner represented by such returned check or draft. Any losses or profits sustained by a Series in connection with such Series’ commodity trading allocable to such cancelled Units of such Series shall be deemed an increase or decrease in Net Assets of such Series and allocated among the remaining Limited Partners within such Series as described in Section 8. Each Series may require a Limited Partner to reimburse such Series for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him or her. Any Units acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered “outstanding” for purposes of determining whether the majority approval of the outstanding Units of a Series has been obtained. Each Limited Partner of a Unit in a Series shall be deemed a beneficial owner of such Series within the meaning of the Act. The General Partner and each person selling Units on behalf of the Partnership may not complete a sale of the Units to prospective investors until at least five (5) business days after the date the prospective investor receives a final prospectus.

8. Allocation of Profits and Losses.

(a) Capital Accounts and Allocations. A capital account will be established for each Partner. The initial balance of each Partner’s capital account will be the amount of a Partner’s initial capital contribution to a Series less, in the case of a Limited Partner, the amount of offering expenses and selling commissions initially allocable to the Limited Partner’s Units, if any. As of the close of business (as determined by the General Partner) on the last day of each calendar month (“Determination Date”) during each fiscal year of a Series, the following determinations and allocations will be made subsequently with respect to each Series:

(i) Net Assets will be determined.

(ii) Accrued monthly management, ongoing offering, operating fees and selling commissions will then be charged against Net Assets; provided that in respect of Net Assets attributable to Units which are not subject to selling commissions because (a) such Units were sold by Superfund USA, Inc., or an affiliated broker, to Limited Partners whose investment in the Partnership was recommended by a registered investment adviser with which such Limited Partner maintains an asset-based or fee-based advisory relationship (b) such Units were sold on or after February 28, 2005 and have been charged and have paid selling commissions of 10% of such Unit’s initial offering price, or (c) such units were sold by Superfund USA, Inc., or an affiliated broker, to commodity pools operated by commodity pool operators registered as such with the NFA, the selling commissions charged as of the end of each month shall not be paid out to any selling agent but shall instead be credited to a suspense account (the “Suspense Account”) which shall be used solely as a means of efficiently accounting for the inapplicability of selling commissions to such Limited Partners while maintaining a uniform Net Asset Value per Unit.

(iii) Accrued monthly performance fees, if any, will then be charged against Net Assets, and the amounts credited to the Suspense Account as provided above as of the end of any month shall be charged the performance fee if there is an accrued performance fee in respect of the Net Assets as of the month-end that such amounts are so credited.

(iv) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (ii) and (iii) above and excluding the amount credited in the Suspense Account), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), will then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

(v) Any accrued interest will be credited to the capital account of each Partner on a pro rata basis.

(vi) The remainder of the Suspense Account (after reduction by the performance fee, if any) shall then be reinvested in Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Limited Partners.

(vii) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units and any redemption fee paid to the General Partner upon the redemption of Units will be charged to that Partner’s capital account.

(b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year of a Series, the Partnership’s realized profit or loss attributable to that Series will be allocated among the Partners under the following subparagraphs for federal income tax purposes. These allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by such Series. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

(i) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, performance fees, brokerage fees and extraordinary expenses) will be allocated pro rata among the Partners based on their capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

(ii) Net realized capital gain or loss from the Series’ trading activities will be allocated as follows:

(A) For the purpose of allocating the Series’ net realized capital gain or loss among the Partners, the General Partner will establish an allocation account with respect to each outstanding Unit. The initial balance of each allocation account will be the amount paid by the Partner for the Unit. Amounts reinvested in Units from the Suspense Account, as described in Section 8(a) above, shall not increase the aggregate tax basis of the affected Limited Partners in their Units; rather the Units acquired upon reinvestment will have an initial tax basis of $0. Allocation accounts will be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

(1) Each allocation account will be increased by the amount of income allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(c) below.

(2) Each allocation account will be decreased by the amount of expense or loss allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(e) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

(3) When a Unit is redeemed, the allocation account with respect to that Unit will be eliminated.

(B) Net realized capital gain will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the allocation account attributable to the redeemed Units.

(C) Net realized capital gain remaining after the allocation of that capital gain under subparagraph (b)(ii)(b) above will be allocated next among all Partners whose capital accounts are in excess of their Units’ allocation accounts (after the adjustments in subparagraph (b)(ii)(b) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If gain to be allocated under this subparagraph (b)(ii)(c) is greater than the excess of all such Partners’ capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

(D) Net realized capital loss will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units over the amount received upon redemption of the Units.

(E) Net realized capital loss remaining after the allocation of such capital loss under subparagraph (b)(ii)(d) above will be allocated next among all Partners whose Units’ allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (b)(ii)(d) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If loss to be allocated under this subparagraph (b)(ii)(e) is greater than the excess of all of these allocation accounts over all such Partners’ capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

(iii) The tax allocations prescribed by this Section 8(b) will be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. If a Unit has been transferred or assigned, the allocations prescribed by this Section 8(b) will be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 8(b) will be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 8(b), tax allocations will be made to the General Partner’s Units of General Partnership Interest in a Series on a Unit-equivalent basis.

(iv) The allocation of profit and loss for federal income tax purposes set forth in this Agreement is intended to allocate taxable profits and losses among Partners in a Series generally in the ratio and to the extent that net profit and net loss are allocated to the Partners under Section 8(a) of this Agreement so as to eliminate, to the extent possible, any disparity between a Partner’s capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) Performance Fees. Performance Fees shall be payable by a Series to the General Partner as of the end of each month and upon redemption of Units within such Series. Performance Fees shall equal a percentage, as specified in the current prospectus in respect of the Units of a Series of New Appreciation (if any) calculated as of the end of each month and upon redemption of Units within such Series. “New Appreciation” shall be the total increase, if any, in Net Asset Value of a series from the end of the last period for which a performance fee was earned by the Managing Partner, net of all fees and expenses paid or accrued by such Series other than the Performance Fee itself and after subtraction of all interest income received by such Series. Performance Fees shall be paid by each Series as a whole, irrespective of whether the Net Asset Value of such Series has declined below the purchase price of a Unit of such Series. Accrued Performance Fees payable by a Series shall reduce the redemption price of Units of such Series and shall be paid to the General Partner by such Series upon redemptions within such Series. The amount (if any) of the accrued Performance Fee that shall be paid to the General Partner upon the redemption of any Unit within a Series shall be determined by dividing the total Performance Fee as of such redemption date payable by such Series by the number of Units within such Series then outstanding (including Units within such Series redeemed as of such date); the remainder of the accrued Performance Fee payable by such Series shall be paid to the General Partner on the last day of each month. In the event assets are withdrawn from a Limited Partner’s account or a Series as a whole (other than to pay expenses), any loss carry forward shall be proportionally reduced for purposes of calculating subsequent Performance Fees. Loss carry forward reductions shall not be restored as a result of subsequent additions of capital. The General Partner may adjust the payments set forth in this Section 8(c), in the General Partner’s discretion, if the General Partner believes that doing so will achieve more equitable payments or payments more consistent with the Code.

(d) Expenses.

(1) The General Partner shall advance the ongoing offering expenses of the initial and continuous offerings of the Units of each Series, and no such expenses shall be deducted from the proceeds of the offering. The General Partner shall be reimbursed such amounts advanced on behalf of a Series by such Series via payments equal to 1/12 of 1% per month (1% per annum) of such Series’ month-end Net Asset Value, not to exceed the amount of actual expenses incurred. The General Partner shall have discretion to adopt reasonable procedures to implement the authorization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In the event a Series terminates prior to completion of its reimbursement of advanced expenses, the General Partner will not be entitled to receive additional reimbursement from such Series and such Series will have no obligation to make further reimbursement payments to the General Partner. For purposes of this Agreement, ongoing offering expenses shall mean all costs paid or incurred by the General Partner or a Series in organizing such Series and offering the Units of such Series, including legal and accounting fees incurred, bank account charges, all Blue Sky filing fees, filing fees payable upon formation and activation of such Series, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Section 9 herein or guidelines imposed by appropriate regulatory bodies.

(2) Each Series shall be obligated to pay all liabilities incurred by such Series, including without limitation, (i) brokerage fees (up to 5% (Series A) and 7% (Series B) annually of the average annual net assets of the Series); (ii) operating expenses (whether direct or indirect) in an amount equal to 1/12 of 0.15% of such Series’ month-end Net Asset Value (0.15% per annum), not to exceed the amount of actual expenses incurred, management fees equal to 1/12 of 1.85% of such Series’ month-end Net Asset Value (1.85% per annum), and performance fees; (iii) subject to a maximum cumulative selling commission of 10% of the gross offering proceeds of a Unit, monthly selling commissions of 1/12 of 4% (4% per annum), provided, however, that the selling commission expense charged against a Series in respect of (a) Units sold by Superfund USA, Inc., or an affiliated broker, attributable to Limited Partners whose investments in the Partnership were recommended by registered investment advisers with whom such persons maintain asset-based fee or fixed fee investment advisory relationships (b) Units sold by Superfund USA, Inc., or an affiliated broker, to investors who are commodity pools operated by commodity pool operators registered as such with the NFA; and (c) Limited Partners’ Units purchased on or after February 28, 2005, which Units have been charged and have paid selling commissions of 10% of the initial offering price of such Units, shall be reversed in respect of such Limited Partners as described above in Section 8(a); (iv) legal and accounting fees; and (v) taxes and other extraordinary expenses incurred by such Series. During any year of operations, the General Partner shall be responsible for payment of operating expenses of a Series in excess of 0.15% of such Series’ month-end Net Asset Value during that year. Indirect expenses of the General Partner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of a Series. Each Series shall receive all interest earned on its assets.

(3) Compensation to any party, including the General Partner (or any Advisor which may be retained in the future), shall not exceed the limitations, if any, imposed by the North American Securities Administrators Association (“NASAA”) currently in effect. In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse each Series for such excess.

(4) Each Series shall also be obligated to pay any costs of indemnification payable by such Series to the extent permitted under Section 17 of this Agreement.

(e) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner of a Series shall be liable for such Series’ obligations in excess of the capital contributed by such Limited Partner, plus his share of undistributed profits and assets of such Series. Each Limited Partner will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit, except as otherwise provided by the Act.

(f) Return of Capital Contributions. No Limited Partner or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of each Series, in each case as provided herein and in accordance with the Act. In no event shall a Limited Partner or subsequent assignee be entitled to demand or receive property other than cash.

9. Management of each Series and the Limited Partnership. The General Partner, to the exclusion of all Limited Partners, shall have the power to control, conduct and manage the business of each Series and the Partnership. The General Partner shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the management of the Partnership. The General Partner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Limited Partners of any Series (subject to the allocation provisions hereof), shall execute various documents on behalf of each Series and the Limited Partners pursuant to powers of attorney and supervise the liquidation of each Series if an event causing dissolution of such Series occurs. The General Partner may in furtherance of the business of each Series cause such Series to retain Advisors, including, but not limited to, the General Partner, to act in furtherance of such Series’ purposes set forth in Section 4, all as described in the Prospectus relating to the offering of the Units of such Series (the “Prospectus”) in effect as of the time that such Limited Partner last purchased Units. The General Partner may engage, and compensate on behalf of a Series from funds of such Series, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in Section 8(d) of this Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of such Series, provided, that no such arrangement shall allow brokerage commissions paid by a Series in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (“NASAA Guidelines”) in effect as of the date of the Prospectus, whichever is higher (the “Cap Amount”). The General Partner shall reimburse each Series, on an annual basis, to the extent that such Series’ brokerage commissions paid to the General Partner and the Performance Fee, as described in the Prospectus, exceed the Cap Amount. The General Partner is hereby specifically authorized to enter into, on behalf of each Series, the initial subscription escrow agreements, any advisory agreements and selling agreements as may be described in the Prospectus. The General Partner shall not enter into an advisory agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. Each Series’ brokerage commissions may not be increased without prior written notice to Limited Partners within such Series within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of such Limited Partner’s voting and redemption rights and a description of any material effect of such increase. In addition to any specific contract or agreements described herein, the General Partner on behalf of each Series may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners of such Series notwithstanding any other provisions of this Agreement, the Act or any applicable law, rule or regulations. The General Partner shall be under a fiduciary duty to conduct the affairs of each Series in the best interests of such Series. The Limited Partners of a Series will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner. The General Partner’s fiduciary duty includes, among other things, the safekeeping of all Series funds and assets and the use thereof for the benefit of such Series. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of each Series and in resolving conflicts of interest. Each Series’ brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by each Series shall be competitive. Each Series shall seek the best price and services available for its commodity transactions. The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6234 of the Code on the General Partner as the “tax matters partner” of each Series and the Partnership.

Each Series shall make no loans to any party, and the funds of each Series will not be commingled with the funds of any other person or entity or other Series (deposit of funds with a clearing broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute “commingling” for these purposes). Except in respect of the Performance Fee, no person or entity may receive, directly or indirectly, any advisory, management or performance fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which a Series participates, for investment advice or management, who shares or participates in any clearing brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading manager or Advisor or to the General Partner or any of their respective affiliates in respect of sales of the Units within such Series; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent each Series from executing, at the direction of any Advisor, transactions with any futures commission merchant, broker or dealer. The maximum period covered by any contract entered into by each Series, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units of such Series, shall not exceed one year. Any material change in a Series’ basic investment policies or structure shall require the approval of all Limited Partners of such Series then owned by the Limited Partners. Any agreements between a Series and the General Partner or any affiliate of the General Partner (as well as any agreements between the General Partner or any affiliate of the General Partner and any Advisor) shall be terminable without penalty by such Series upon no more than 60 days’ written notice. All sales of Units in the United States will be conducted by registered brokers. Each Series is prohibited from employing the trading technique commonly known as “pyramiding” as such term is defined in Section I.B. of the NASAA Guidelines. A trading manager or Advisor of each Series taking into account each Series’ open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of each Series will not be considered to be engaging in “pyramiding.” The General Partner may take such other actions on behalf of each Series as the General Partner deems necessary or desirable to manage the business of such Series. The General Partner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with each Series. Limited Partners may similarly engage in any such other business activities. The General Partner shall devote to each Series such time as the General Partner may deem advisable to conduct such Series’ business and affairs.

10. Audits and Reports to Limited Partners. Each Series’ books shall be audited annually by an independent certified public accountant. The General Partner will use its best efforts to cause each Limited Partner of a Series to receive (i) within 90 days after the close of each fiscal year, certified financial statements of such Series for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year), such tax information as is necessary for a Limited Partner to complete his federal income tax return, (iii) any applicable Form 1099 or other documentation evidencing payment of interest income to each Limited Partner, and (iv) such other annual and monthly information as the CFTC may by regulation require. The General Partner of a Series shall notify its Limited Partners within seven business days of any material change (i) in the agreements with such Series’ Advisors, including any modification in the method of calculating the Performance Fee and (ii) in the compensation of any party relating to such Series. Limited Partners of a Series or their duly authorized representatives may inspect such Series’ books and records during normal business hours upon reasonable written notice to the General Partner and obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by the General Partner, the Limited Partner shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partner’s interest as a beneficial owner of such Series. The General Partner shall have the right to keep confidential from the Limited Partners of a Series, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes that such Series is required by law or by agreement with a third party to keep confidential, provided that such information may not be kept confidential if it involved a transaction between such Series and an affiliate of the General Partner. The General Partner shall calculate the approximate Net Asset Value per Unit of each Series on a daily basis and furnish such information upon request to any Limited Partner of the applicable Series. The General Partner shall maintain and preserve all Partnership records for a period of not less than six years. The General Partner will, with the assistance of each Series’ clearing brokers, make an annual review of the clearing brokerage arrangements applicable to such Series. In connection with such review, the General Partner will ascertain, to the extent practicable, the clearing brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of each Series in order to assess whether the rates charged each Series are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided to each Series, the General Partner will notify the Limited Partners, setting forth the rates charged to each Series and several funds which are, in the General Partner’s opinion, comparable to each Series.

11. Assignability of Units. Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of a Unit in violation of any applicable federal or state securities laws or without giving written notice to the General Partner at least 30 days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by an assignee of Units of any Series or of any part of his right, title and interest in the capital or profits of such Units shall be effective against such Series or the General Partner until the General Partner receives the written notice of the assignment; the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, which consent may be withheld only to prevent or minimize potential adverse legal or tax consequences to a Series, may become a substituted Limited Partner of a Series, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from such Series except by redemption as provided in Section 12 hereof. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units of a Series shall be effective against each Series or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition. No Units of a Series may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units of such Series equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

12. Redemptions. A Limited Partner or any assignee of Units of whom the General Partner has received written notice as described above may redeem all or, subject to the provisions of this Section 12, a portion of his Units, in an amount not less than $1,000 within a Series (such redemption being herein referred to as a “redemption”) effective as of the close of business (as determined by the General Partner) on the last day of any month; provided that: (i) all liabilities, contingent or otherwise, of such Series (including such Series’ allocable share of the liabilities, contingent or otherwise, of any entities in which such Series invests), except any liability to Limited Partners within such Series on account of their capital contributions, have been paid or there remains property of such Series sufficient to pay them; (ii) the General Partner shall have timely received a request for redemption, as provided in the following paragraph, and (iii) with respect to a partial redemption, such Limited Partner shall have a remaining investment in such Series after giving effect to the requested redemption at least equal to the minimum initial investment amount of $10,000 (or such lesser amount as was required at the time such Limited Partner initially acquired its Units).

Requests for redemption must be received by the General Partner at least five calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. The General Partner may declare additional redemption dates upon notice to the Limited Partners of a Series as well as to those assignees of whom the General Partner has received notice as described above.

Requests for redemption accepted by the General Partner are payable at the applicable month-end Net Asset Value per Unit of the Series being redeemed. The General Partner is authorized to liquidate positions to the extent it deems necessary or appropriate to honor any such redemption requests.

A Limited Partner (or an assignee of Units) may redeem his Units in a Series effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase Units of the other Series (a “Series Exchange”). The minimum amount of any Series Exchange is $10,000 (or such lesser amount as was required at the time such Limited Partner initially acquired its Units), unless a Limited Partner is redeeming his entire interest in a Series. A Limited Partner seeking to effect a Series Exchange by partial redemption from a Series must continue to hold Units of such Series with a Net Asset Value of not less than $10,000 (or such lesser amount as was required at the time such Limited Partner initially acquired its Units) as of the Exchange Date (defined below).

A Series Exchange shall be effective as of the last business day of the month ending after an exchange subscription agreement in proper form has been received by the General Partner (“Exchange Date”), provided, that the Series has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem from the Series identified in the exchange subscription agreement the number of Units or dollar amount of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of Units in the other Series at a price per Unit equal to 100% of the Net Asset Value of a Unit of such other Series as of the close of business on the relevant Exchange Date. The General Partner shall cause the net proceeds of the redemption to be delivered to the account of the other Series and shall cause to be mailed to such Limited Partner, generally within 20 business days after such Exchange Date, a written confirmation thereof.

Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon Units being registered and qualified for sale pursuant to a current prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have Units registered under federal, state or foreign securities laws, and may withdraw or terminate such registrations at any time. In the event that not all exchange subscription agreements can be processed because an insufficient number of Units are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate Units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such Units to new subscribers for Units.

The General Partner, on behalf of the Partnership, each Series and each Limited Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 12.

If at the close of business (as determined by the General Partner) on any day, the Net Asset Value per Unit of a Series has decreased to less than 50% of the Net Asset Value per Unit of such Series as of the most recent month-end, after adding back all distributions, the General Partner shall notify Limited Partners within such Series within seven business days thereafter and shall liquidate all open positions with respect to such Series as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the General Partner (and any other general partners of such Series) shall declare a Special Redemption Date with respect to such Series. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by such Series, and the General Partner shall mail notice of such date to each Limited Partner of such Series and assignee of Units within such Series of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner or assignee must follow to have his interest in such Series redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by the General Partner). Upon redemption pursuant to a Special Redemption Date, a Limited Partner or any other assignee of whom the General Partner has received written notice as described above, shall receive from the applicable Series an amount equal to the Net Asset Value of his interest in such Series, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the General Partner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of such Series are at least $500,000 and the Net Asset Value of a Unit within such Series is in excess of $250, such Series may, in the discretion of the General Partner, resume trading. The General Partner may at any time and in its discretion declare a Special Redemption Date, should the General Partner determine that it is in the best interests of a Series to do so. The General Partner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the General Partner, irrespective of the provisions of this paragraph. The General Partner may also, in its discretion, declare additional regular redemption dates for Units within a Series and permit certain Limited Partners to redeem at other than month-end.

Except as otherwise set forth above, redemption payments will be made within 20 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due a Series from clearing brokers, banks or other persons or entities, such Series may in turn delay payment to Limited Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units within such Series equal to that proportionate part of such Series’ aggregate Net Asset Value represented by the sums which are the subject of such default or delay. The General Partner shall cause redemption payments to be sent from the Additional Accounts to the last known addresses of the Limited Partner requesting redemption; provided, however, that such Limited Partners shall cease to be Limited Partners upon payment of the redemption amounts and such Limited Partners shall have no claim against the assets of a Series in which they were Limited Partners except for such redemption payments.

The General Partner may require a Limited Partner to redeem all or a portion of such Limited Partner’s Units within a Series if the General Partner considers doing so to be desirable for the protection of such Series, and will use best efforts to do so to the extent necessary to prevent each Series from being deemed to constitute “plan assets” under Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

13. Offering of Units. The General Partner on behalf of each Series shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary. The General Partner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the assets of a Series to constitute “plan assets” under ERISA Section 3(42) with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a Limited Partner has its subscription reduced for such reason, such Limited Partner shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

14. Additional Offerings. The General Partner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to a Series of any such sales of additional Units of such Series shall in no event be less than the Net Asset Value per Unit within such Series (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit’s participation in the profits and losses of such Series is appropriately adjusted). No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence. The Partnership may offer different Series or classes of Units having different economic terms than previously offered Series or classes of Units as determined by the General Partner; provided that the issuance of such a new Series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such Series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such Series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such Series or class.

15. Special Power of Attorney. Each Limited Partner by his execution of this Agreement does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to each Series or the Partnership; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue each Series or the Partnership in the State of Delaware and the jurisdictions in which each Series or the Partnership may conduct business, or which may be required to be filed by each Series or the Limited Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of each Series or the Partnership, or each Series or the Partnership being governed by any amendments or successor statutes to the Act or to reorganize or refile each Series or the Partnership in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of each Series. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Limited Partners in the General Partner being able to rely on the General Partner’s authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

16. Withdrawal of the General Partner or a Limited Partner. The Partnership shall be dissolved upon the final dissolution of each Series created hereunder. Each Series shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the General Partner with respect to such Series, or any other event that causes the General Partner to cease to be a general partner with respect to such Series under the Act, unless such Series is continued pursuant to the terms of Section 5(a)(3). In addition, the General Partner may withdraw from each Series, without any breach of this Agreement, at any time upon 120 days’ written notice by first class mail, postage prepaid, to each Limited Partner of such Series and assignee of whom the General Partner has notice; provided, that such resignation shall not become effective unless and until a successor general partner is in place. If the General Partner withdraws as general partner with respect to a Series and such Series’ business is continued, the withdrawing General Partner shall pay all expenses incurred directly as a result of its withdrawal. In the event of the General Partner’s removal or withdrawal, with respect to a Series, the General Partner shall be entitled to a redemption of its interest in such Series at its Net Asset Value with respect to such Series on the next closing date following the date of removal or withdrawal. The General Partner may not assign its interest in the Partnership or its obligation to direct the trading of each Series’ assets without the consent of each Limited Partner of the effected Series. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a Limited Partner (within the meaning of the Act) in a Series shall not terminate or dissolve such Series, and a Limited Partner, his estate, custodian or personal representative shall have no right to redeem or value such Limited

Partner’s interest in such Series except as provided in Section 12 hereof. Each Limited Partner within a Series agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of such Series or the Partnership and any right to an audit or examination of the books of such Series or the Partnership. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Agreement for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the General Partner or to redeem or transfer Units.

17. Standard of Liability; Indemnification.

(a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to any Series or to any Limited Partner of such Series for any loss suffered by such Series or such Limited Partner which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.

(b) Indemnification of the General Partner by each Series. To the fullest extent permitted by law, subject to this Section 17, the General Partner and its Affiliates shall be indemnified by each Series against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with such Series; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of such Series; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner with respect to such Series and acting wholly within the scope of the authority of the General Partner. Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as selling agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations. Each Series shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited. For the purposes of this Section 17, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of any Series who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity. Advances from a Series Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited. Advances from any Series’ Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of such Series; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to such Series in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a). In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as currently in effect. In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by a Series unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the effected Series receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by a Series hereunder shall be made only as provided in the specific case. In no event shall any indemnification obligations of a Series under this subsection (b) of this Section 17 subject a Limited Partner to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

(c) Indemnification of each Series by the Limited Partners. In the event a Series is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any of such Series’ Limited Partner’s activities, obligations or liabilities unrelated to such Series’ business, such Limited Partner shall indemnify and reimburse such Series for all loss and expense incurred, including reasonable attorneys’ fees.

18. Amendments; Meetings.

(a) Amendments with Consent of the General Partner. The General Partner may amend this Agreement with the approval of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents from Limited Partners of each Series being sufficient. The General Partner may amend this Agreement without the consent of the Limited Partners of each Series in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that either Series is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction, (v) to delete or add any provision of or to this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Agreement which the General Partner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a Series, provided that such amendment is not adverse to the Limited Partners of either Series, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the general partner, to prevent each Series or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of either Series from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any “employee benefit plan” as defined in and subject to ERISA or of any “plan” subject to Section 4975 of the Code.

(b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that approval of all Limited Partners of each Series shall be required in the case of amendments changing or altering this Section 18, extending the term of each Series or the Partnership, or materially changing each Series’ basic investment policies or structure; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Agreement without such Limited Partner’s or assignee’s written consent; (ii) each Series or the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner withdraws from each Series; (v) the sale of all or substantially all of the assets of each Series may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days’ notice.

(c) Meetings; Other Voting Matters. A Limited Partner in either Series upon request addressed to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners within such Series and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within ten days of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes and will only be used for a legitimate purpose related to such person being a Limited Partner. Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least 10% of the Units then owned by Limited Partners, that a meeting of such Series be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement, the General Partner shall, by written notice to each Limited Partner within that Series of record sent by certified mail within 15 days after such receipt, call a meeting of such Series or the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. The General Partner may not restrict the voting rights of Limited Partners as set forth herein. In the event that the General Partner or the Limited Partners vote to amend this Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

19. Miscellaneous.

(a) Notices. All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

(b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Section 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Limited Partner or assignee hereunder, each Series and the Partnership, the General Partner may rely upon each Series records as to who are Limited Partners and assignees of such Series, and all Limited Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

(c) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions. Any reference to “persons” in this Agreement shall also be deemed to include entities, unless the context otherwise requires.

20. Benefit Plan Investors. Each Limited Partner that is an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of ERISA, a “plan” as defined in Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), or any entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any Plan and each fiduciary thereof who has caused the Plan to become a Limited Partner (a “Plan Fiduciary”), represents and warrants that:

(a) the Plan Fiduciary has considered an investment in each Series for such Plan in light of the risks relating thereto;

(b) the Plan Fiduciary has determined that, in view of such considerations, the investment in each Series for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA;

(c) the investment in a Series by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder;

(d) the Plan’s investment in a Series has been duly authorized and approved by all necessary parties;

(e) none of the General Partner, any selling agent, any clearing broker, the escrow agent, the administrator, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and

(f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of the General Partner, each selling agent, each clearing broker, the escrow agent, the administrator, and each of their respective affiliates; and (iii) is qualified to make such investment decision.

21. No Legal Title to Series Estate. The Limited Partners within a Series shall not have legal title to any part of such Series Estate.

22. Legal Title. Legal title to all Series Estate shall be vested in such Series; except where applicable law in any jurisdiction requires any part of such Series Estate to be vested otherwise, the General Partner may cause legal title to each Series Estate or any portion thereof to be held by or in the name of the General Partner or any other person as nominee for and on behalf of such Series.

23. Creditors. No creditors of any Limited Partners within a Series shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, such Series Estate.

IN WITNESS WHEREOF, the undersigned have duly executed this Sixth Amended and Restated Limited Partnership Agreement as of the day and year first above written.

SUPERFUND CAPITAL MANAGEMENT, INC.

By:	/s/ Nigel James
Name:	Nigel James
Title:	President

No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Superfund Green, L.P., Superfund Capital Management, Inc., Superfund USA, LLC or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date of its issue.

All selling agents must deliver to prospective investors any supplemented or amended Prospectus issued by Superfund Green, L.P. during the ongoing offering period.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution

In connection with the ongoing offering costs of the Fund, the Fund pays Superfund Capital Management a monthly fee equal to one-twelfth of 1% (1% annually) of the month-end net asset value, not to exceed the actual amount of such expenses. Superfund Capital Management has estimated the ongoing offering costs for the life of the offering below, which amount is approximately $749,500. Superfund Capital Management then pays all such ongoing offering costs on behalf of the Fund, including:

	Approximate Amount
Securities and Exchange Commission Registration Fee	$0	*
Financial Industry Regulatory Authority, Inc. Filing Fee	500	*
Printing Expenses	150,000
Fees of Certified Public Accountants	300,000
Blue Sky Expenses (Excluding Legal Fees)	4,000
Fees of Counsel	250,000
Escrow Fees	45,000

Total	$749,500

*	Actual, not estimated.

Item 14. Indemnification of Directors and Officers

Section 17 of the Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of Superfund Capital Management and certain of its controlling persons by each Series in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with each Series; provided that such claims were not the result of negligence or misconduct on the part of the Superfund Capital Management or such controlling persons. Each Series is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of each Series’ funds to cover legal expenses and other costs incurred as a result of any legal action initiated against Superfund Capital Management by a Limited Partner are prohibited unless specific court approval is obtained.

Item 15. Recent Sales of Unregistered Securities

There have been no sales of unregistered Units in the past three years.

Item 16. Exhibits and Financial Statement Schedules

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement.

(a) Exhibits.

Exhibit Number	Description of Document

1.01	Form of Selling Agreement among Superfund Green, L.P. and Superfund USA, LLC

3.01	Sixth Amended and Restated Limited Partnership Agreement of Superfund Green, L.P. (included as Exhibit A to the Prospectus).

5.01*	Opinion of Sidley Austin LLP relating to the legality of the Units.

8.01	Opinion of Sidley Austin LLP relating to federal income tax consequences.

10.02	Form of Subscription Agreement.

23.01	Consent of Deloitte & Touche LLP.

23.02	Consent of Sidley Austin LLP (included in Exhibit 8.01).

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Taxonomy Extension Labe Linkbase Document

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

*	Previously filed
**	XBRL information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934, and is not subject to liability under those sections, is not part of any registration statement or prospectus to which it relates and is not incorporated or deemed to be incorporated by reference into any registration statement, prospectus or other document.

The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed on January 21, 2005 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-122229).

3.02 Certificate of Limited Partnership.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provide, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Superfund Capital Management, Inc., as general partner of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. George’s, Grenada, West Indies on the 12th day of April, 2013.

SUPERFUND GREEN, L.P.

	BY:	SUPERFUND CAPITAL MANAGEMENT, INC. GENERAL PARTNER

By:	/s/ NIGEL JAMES
Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of Superfund Capital Management, Inc., general partner of the Registrant, in the capacity and on the date indicated.

/s/ NIGEL JAMES	Principal Executive Officer	April 12, 2013
NIGEL JAMES

/s/ MARTIN SCHNEIDER	Principal Financial Officer,	April 12, 2013
MARTIN SCHNEIDER	Principal Accounting Officer And Director

(Being the principal executive officer, the principal financial and accounting officer and the sole director of Superfund Capital Management, Inc.)

SUPERFUND CAPITAL MANAGEMENT, INC.
General Partner of Registrant

By:	/s/ NIGEL JAMES
Title:	President
Date:	April 12, 2013

EXHIBIT INDEX

The following documents (unless indicted) are filed herewith and made a part of this Amendment No. 1 to the Registration Statement.

(a) Exhibits.

Exhibit Number	Description of Document

1.01	Form of Selling Agreement among Superfund Green, L.P. and Superfund USA, LLC

3.01	Sixth Amended and Restated Limited Partnership Agreement of Superfund Green, L.P. (included as Exhibit A to the Prospectus).

5.01*	Opinion of Sidley Austin LLP relating to the legality of the Units.

8.01	Opinion of Sidley Austin LLP relating to federal income tax consequences.

10.02	Form of Subscription Agreement.

23.01	Consent of Deloitte & Touche LLP.

23.02	Consent of Sidley Austin LLP (included in Exhibit 8.01).

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Taxonomy Extension Labe Linkbase Document

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

*	Previously filed
**	XBRL information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934, and is not subject to liability under those sections, is not part of any registration statement or prospectus to which it relates and is not incorporated or deemed to be incorporated by reference into any registration statement, prospectus or other document.

The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed on January 21, 2005 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-122229).

3.02 Certificate of Limited Partnership.